                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


             IN RE:                          )
                                             )        Chapter 11
             GRANT GEOPHYSICAL, INC.         )
                                             )        Case No. 96-1936 (HSB)
                     Debtor.                 )


                 DISCLOSURE STATEMENT PURSUANT TO SECTION 1125
                     OF THE BANKRUPTCY CODE WITH RESPECT TO
        SECOND AMENDED PLAN OF REORGANIZATION OF GRANT GEOPHYSICAL, INC.


                             Dated: August 5, 1997

YOUNG, CONAWAY, STARGATT
& TAYLOR                                         KING & PENNINGTON, L.L.P.

Laura Davis Jones (#2436)                        C. Robert Bunch
Scott Cousins (#3079)                            3100 South Tower Pennzoil Place
Eleventh Floor, Rodney Square North  -- AND --   711 Louisiana
Post Office Box 391                              Houston, Texas 77002
Wilmington, Delaware 19899-0391                  (713) 225-8400
(302) 571-6684


                          CO-COUNSEL TO DEBTOR AND
                            DEBTOR-IN-POSSESSION

SCOTT, DOUGLASS
 & MCCONNICO L.L.P.

Christopher Fuller
600 Congress Ave., Suite 1500
Austin, Texas 78701
(512) 485-6300

SPECIAL COUNSEL TO THE DEBTOR
AND DEBTOR-IN-POSSESSION

                   DISCLOSURE STATEMENT DATED AUGUST 4, 1997

                             SOLICITATION OF VOTES
           WITH RESPECT TO THE SECOND AMENDED PLAN OF REORGANIZATION
                           OF GRANT GEOPHYSICAL, INC.

         THIS DISCLOSURE STATEMENT SOLICITS ACCEPTANCES OF THE SECOND AMENDED PLAN OF REORGANIZATION (THE "PLAN") OF GRANT GEOPHYSICAL, INC. ("GRANT" OR THE "DEBTOR") FROM HOLDERS OF CERTAIN CLAIMS AND INTERESTS UNDER THE PLAN. THE PLAN IS BEING PROPOSED JOINTLY WITH THE DEBTOR BY ELLIOTT ASSOCIATES, L.P. ("EALP").

                               ---------------

         THE PURPOSE OF THIS DISCLOSURE STATEMENT IS TO ENABLE YOU, IF YOU ARE A CREDITOR OR INTEREST HOLDER WHOSE CLAIM OR INTEREST IS IMPAIRED AND WHO WILL RECEIVE A DISTRIBUTION UNDER THE PLAN, TO MAKE AN INFORMED DECISION IN EXERCISING YOUR RIGHT TO VOTE TO ACCEPT OR REJECT THE PLAN.

                               ---------------

         GRANT BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND INTEREST HOLDERS. ACCORDINGLY, HOLDERS OF IMPAIRED CLAIMS AND INTERESTS WHO ARE ENTITLED TO VOTE ARE URGED TO VOTE IN FAVOR OF THE PLAN. VOTING INSTRUCTIONS ARE SET FORTH AT PAGE 62 OF THIS DISCLOSURE STATEMENT. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED AND ACTUALLY RECEIVED NO LATER THAN 4:00 P.M. EASTERN TIME ON SEPTEMBER 8, 1997.

                               ---------------

         THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS (THE "OFFICIAL COMMITTEE") ALSO BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR'S UNSECURED CREDITORS. ACCORDINGLY, THE OFFICIAL COMMITTEE URGES HOLDERS OF CLASS 5 AND 6 CLAIMS TO VOTE IN FAVOR OF THE PLAN.

                               ---------------

         THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO MATERIAL CONDITIONS PRECEDENT. SEE "OVERVIEW OF THE PLAN -- CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE" AND "VOTING AND CONFIRMATION OF THE PLAN -- CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES." THERE CAN BE NO ASSURANCE THAT THOSE CONDITIONS WILL BE SATISFIED OR WAIVED.

                               ---------------

         READ THE DISCLOSURE STATEMENT AND PLAN. HOLDERS OF IMPAIRED CLAIMS OR INTERESTS SHOULD READ CAREFULLY THE DISCLOSURE STATEMENT, INCLUDING THE MATTERS DESCRIBED HEREIN UNDER "CERTAIN RISK FACTORS," AND THE PLAN IN THEIR ENTIRETY PRIOR TO VOTING ON THE PLAN.

                               ---------------

         CONSULT YOUR ADVISORS. EACH HOLDER OF AN IMPAIRED CLAIM OR INTEREST SHOULD CONSULT THEIR INDIVIDUAL ATTORNEY, ACCOUNTANT AND/OR FINANCIAL ADVISOR AS TO THE EFFECT OF THE PLAN ON SUCH HOLDER.

                               ---------------

         PLAN SUMMARIES CANNOT CHANGE THE PLAN. FOR THE CONVENIENCE OF CREDITORS AND EQUITY SECURITY HOLDERS, THE DISCLOSURE STATEMENT SUMMARIZES

THE TERMS OF THE PLAN BUT THE PLAN ITSELF, INCLUDING THE EXHIBITS THERETO, QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING.

                               ---------------

         THIS DISCLOSURE STATEMENT IS ONLY FOR USE IN RELATION TO THE PLAN OF REORGANIZATION. THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN AND TO MAKE RELATED OPTIONS AND ELECTIONS, AND NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE REORGANIZATION OF THE DEBTOR ON HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT, BY ITS NATURE, IS FORWARD LOOKING, CONTAINS ESTIMATES, FORECASTS AND ASSUMPTIONS WHICH MAY PROVE TO BE WRONG OR WHICH MAY BE MATERIALLY DIFFERENT FROM ACTUAL RESULTS.

                               ---------------

         STATEMENTS NOT UPDATED AFTER AUGUST 4, 1997. THE STATEMENTS CONTAINED IN THE DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED, AND NEITHER DELIVERY OF THE DISCLOSURE STATEMENT NOR ANY EXCHANGE OF RIGHTS MADE IN CONNECTION WITH THE PLAN SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE THE DISCLOSURE STATEMENT AND THE MATERIALS RELIED ON IN PREPARATION OF THE DISCLOSURE STATEMENT WERE COMPILED.

                               ---------------

         NO REPRESENTATIONS OR ASSURANCES CONCERNING THE DEBTOR'S BUSINESS OR THE PLAN ARE AUTHORIZED BY GRANT GEOPHYSICAL, INC. OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED HERETO OR INCORPORATED BY REFERENCE OR REFERRED TO HEREIN. ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PERSON TO SECURE YOUR VOTE THAT ARE OTHER THAN HEREIN CONTAINED SHOULD NOT BE RELIED UPON IN ARRIVING AT ANY DECISION, AND SUCH ADDITIONAL REPRESENTATIONS OR INDUCEMENTS SHOULD BE REPORTED TO COUNSEL FOR GRANT GEOPHYSICAL, INC., WHO, IN TURN, SHALL DELIVER SUCH INFORMATION TO THE BANKRUPTCY COURT FOR SUCH ACTION AS MAY BE DEEMED APPROPRIATE.

                               ---------------

         ALL CAPITALIZED TERMS USED IN THIS DISCLOSURE STATEMENT AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED THERETO IN THE PLAN.

                               ---------------

         NEITHER THE SECURITIES OFFERED UNDER THE PLAN NOR THE PLAN ITSELF HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION APPROVED OR DISAPPROVED THIS DISCLOSURE STATEMENT OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

                               TABLE OF CONTENTS



I.       INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

II.      BIDDING PROCEDURES AND OTHER EVENTS LEADING TO THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

III.     OVERVIEW OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         A.      General Information Concerning Chapter 11 Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . 3
         B.      General Information Concerning Treatment of Claims and Interests . . . . . . . . . . . . . . . . . . . 3
         C.      General Information Concerning Plan Confirmation . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         D.      Summary of Classes and Treatment of Claims and Interests . . . . . . . . . . . . . . . . . . . . . . . 5
         E.      Summary of Plan Treatment of Claims and Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.       Plan Objectives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 2.       Means for Implementation of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 3.       Distributions to Creditors and Interest Holders . . . . . . . . . . . . . . . . . . . . . . . 6
         F.      Additional Information Regarding Treatment Of Certain Claims And Interests . . . . . . . . . . . . .  13
                 1.       Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.       Equipment Purchase Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 3.       Certain Secured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 4        The Class 5 Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 5.       Cramdown  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         G.      Conditions Precedent To Confirmation and Effective Date  . . . . . . . . . . . . . . . . . . . . . .  15
                 1.       Conditions to Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 2.       Conditions to Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 3.       Waiver of Conditions to Confirmation and Effective Date . . . . . . . . . . . . . . . . . .  16
         H.      Modification Or Revocation Of The Plan; Severability . . . . . . . . . . . . . . . . . . . . . . . .  16

IV.      GENERAL INFORMATION CONCERNING THE DEBTOR
         AND CERTAIN EVENTS PRECEDING THE DEBTOR'S CHAPTER 11 FILING  . . . . . . . . . . . . . . . . . . . . . . . .  17
         A.      Historical Description of the Debtor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         B.      Overview of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 1.       Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 2.       Management and Management Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 3.       Customers and Market Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 4.       Selected Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 5.       Management's Discussion and Analysis of Financial Condition
                          and Results of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         C.      Certain Events Preceding the Debtor's Chapter 11 Filing  . . . . . . . . . . . . . . . . . . . . . .  28

V.       THE CHAPTER 11 CASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         A.      Commencement of the Chapter 11 Case  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         B.      Parties in Interest in the Chapter 11 Case . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 1.       The Bankruptcy Court  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 2.       Retention of Professionals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 3.       The Official Committee of Unsecured Creditors . . . . . . . . . . . . . . . . . . . . . . .  29
         C.      Postpetition Operations and Liquidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         D.      Bar Date and Other Claim Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

VI.      EALP AND THE NEWCO ASSET PURCHASE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         A.      EALP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         B.      Term Sheet and Revised Term Sheet Between EALP and the Debtor  . . . . . . . . . . . . . . . . . . .  30

         C.      Material Provisions of Newco Asset Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . .  31
                 1.       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 2.       Certain Assigned Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 3.       Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 4.       Certain Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          a.      Alternative Transactions and Break-Up Fee Provisions  . . . . . . . . . . . . . . .  32
                          b.      Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          c.      Disclosure Statement, Solicitation and Plan Related Documents . . . . . . . . . . .  33
                 5.       Conditions to Obligations of EALP, Newco and the Debtor . . . . . . . . . . . . . . . . . .  33
         D.      EALP Guaranty of Rights Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         E.      Establishment of New Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         F.      Name Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

VII.     NEWCO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         A.      Business of Newco and Strategic Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         B.      Initial Capitalization of Newco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         C.      Audited Consolidated Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         D.      Unaudited Interim Consolidated Financial Information . . . . . . . . . . . . . . . . . . . . . . . .  34
         E.      Unaudited Projected Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         F.      Management of Newco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 1.       Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 2.       Executive Officers and Executive Compensation . . . . . . . . . . . . . . . . . . . . . . .  36
                          a.      Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          b.      Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 3.       Benefit Plans and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 4.       Certain Corporate Governance Issues . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 5.       Limitation of Liability; Indemnification, Director and Officer Insurance  . . . . . . . . .  38
                          a.      Certificate of Incorporation and Bylaws Provisions  . . . . . . . . . . . . . . . .  38
                          b.      Directors' and Officers' Insurance  . . . . . . . . . . . . . . . . . . . . . . . .  38
         G.      Authorized Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

VIII.    STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
         DIRECTORS AND EXECUTIVE OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

IX.      CERTAIN TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         A.      Transactions with EALP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         B.      Transactions with Other Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

X.       THE RIGHTS OFFERING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         A.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         B.      Rights Exercise Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         C.      Exercise Procedures; Delivery of Rights Offering New Common Stock  . . . . . . . . . . . . . . . . .  40

XI.      SECURITIES TO BE ISSUED AND DISTRIBUTED UNDER THE PLAN
         AND THE NEWCO ASSET PURCHASE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         A.      The Newco Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         B.      The Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         C.      Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         D.      Application of Federal and Other Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . .  43

XII.     CERTAIN RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         A.      Risks Relating to the Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         B.      Noncomparability of Historical Financial Information . . . . . . . . . . . . . . . . . . . . . . . .  43
         C.      Capital Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         D.      Certain Risks Associated With the Registration Statement . . . . . . . . . . . . . . . . . . . . . .  43
         E.      Certain Risks Associated With the Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         F.      Absence of a Public Market; Volatility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         G.      Lack of Anticipated Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         H.      Certain Risks Associated with the Chapter 11 Case; Risks of Non-Confirmation . . . . . . . . . . . .  44
         I.      Certain Conditions to the Effective Date; Termination Provisions . . . . . . . . . . . . . . . . . .  45
         J.      Certain Provisions of the Certificate of Incorporation and the Bylaws;
                 Delaware General Corporation Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         K.      Concentration of Ownership; Certain Holders of New Common Stock  . . . . . . . . . . . . . . . . . .  45
         L.      Loss of Corporation Tax Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         M.      Disruption of Operations Relating to Bankruptcy Filing . . . . . . . . . . . . . . . . . . . . . . .  46
         N.      Industry Cyclicality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         O.      Business and Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         P.      Certain Timing Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Q.      Fixed Price Contracts and Other Project Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         R.      Backlog  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         S.      Foreign Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         T.      Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         U.      Other Operating Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         V.      Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

XIII.    GENERAL INFORMATION CONCERNING THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         A.      Legal Effect of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 1.       Continued Corporate Existence; Vesting of Assets  . . . . . . . . . . . . . . . . . . . . .  48
                 2.       Cancellation of Capital Stock; Surrender of Securities
                          and Other Documentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 3.       Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 4.       Limitation of Liability in Connection With The Plan, Disclosure
                          Statement and Related Documents; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . .  49
                 5.       Release of Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 6.       Other Secured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         B.      Releases Under the Plan; Related Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 1.       Releases By the Debtor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 2.       Releases By Holders of Claims or Interests  . . . . . . . . . . . . . . . . . . . . . . . .  50
                          a.      Holders of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          b.      Holders of Certain Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                          c.      Release of Official Committee . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 3.       Injunction Related to Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 4.       Limitation on Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         C.      Retention of Bankruptcy Court Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         D.      Executory Contracts and Unexpired Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 1.       Rejection of Executory Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 2.       Bar Date for Rejection Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 3.       Assumption of Executory Contracts and Unexpired Leases  . . . . . . . . . . . . . . . . . .  53
                 4.       Cure of Defaults in Connection With Assumptions . . . . . . . . . . . . . . . . . . . . . .  53
                 5.       Special Executory Contract and Unexpired Lease Matters  . . . . . . . . . . . . . . . . . .  53
                          a.      Existing Employment, Retirement and Other Agreements
                                  and Incentive Compensation Programs . . . . . . . . . . . . . . . . . . . . . . . .  53
                          b.      Indemnification Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 6.       Executory Contracts and Unexpired Leases Entered Into and Other
                          Obligations Incurred After the Petition Date  . . . . . . . . . . . . . . . . . . . . . . .  54

XIV.     DISTRIBUTIONS UNDER THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         A.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 1.       Sources of Cash To Make Plan Distributions  . . . . . . . . . . . . . . . . . . . . . . . .  54
                 2.       Distributions for Claims and Interests Allowed as of the Effective Date . . . . . . . . . .  54
                 3.       Distributions by Disbursing Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         B.      Distribution Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         C.      Timing and Calculation of Amounts To Be Distributed  . . . . . . . . . . . . . . . . . . . . . . . .  55
                 1.       In General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 2.       Distributions to Holders of Claims in Class 5 . . . . . . . . . . . . . . . . . . . . . . .  56
                 3.       Distributions of Rights and Newco Common Stock  . . . . . . . . . . . . . . . . . . . . . .  56
                 4.       Compliance with Tax Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         D.      Surrender of Cancelled Debt Instruments or Securities  . . . . . . . . . . . . . . . . . . . . . . .  57
                 1.       Surrender of Capital Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 2.       Special Procedures for Lost, Stolen, Mutilated or Destroyed
                          Capital Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 3.       Failure to Surrender Cancelled Capital Stock Certificates . . . . . . . . . . . . . . . . .  57
         E.      Undeliverable or Unclaimed Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         F.      Prosecution of Objections to Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         G.      Disputed Claims; Reserve and Estimations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 1.       Treatment of Disputed Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                          a.      No Payments on Account of Disputed Claims or Interests  . . . . . . . . . . . . . .  58
                          b.      Resolution or Estimation of Claims  . . . . . . . . . . . . . . . . . . . . . . . .  58
                 2.       Distributions on Account of Disputed Claims Once They Are Allowed . . . . . . . . . . . . .  59
                 3.       Claims Not Filed Prior to the Bar Date  . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         H.      Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

XV.      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         A.      Tax Consequences to Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         B.      Tax Consequences to Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

XVI.     VOTING AND CONFIRMATION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         A.      Voting Procedures And Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                 1.       Persons Entitled to Vote on the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         B.      Classes Impaired Under the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 1.       Voting Instructions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         C.      Confirmation Hearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         D.      Confirmation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         E.      Acceptance of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         F.      Confirmation Without Acceptance By All Impaired Classes  . . . . . . . . . . . . . . . . . . . . . .  65
         G.      Best Interests Test  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         H.      Feasibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         I.      Compliance With Applicable Provisions of the Bankruptcy Code . . . . . . . . . . . . . . . . . . . .  67

XVII.    ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

XVIII.   RECOMMENDATION AND CONCLUSION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                               TABLE OF EXHIBITS

EXHIBIT 1 Second Amended Plan of Reorganization of Grant Geophysical, Inc. Dated August 4, 1997 (with selected exhibits)

EXHIBIT 2 Audited Consolidated Financial Statements of the Debtor and its Subsidiaries for the Years Ended December 31, 1996 and 1995

EXHIBIT 3 Unaudited Consolidated Financial Statements of the Debtor and its Subsidiaries for the Three Months Ended March 31, 1997 and 1996

EXHIBIT 4        Business Plan and Financial Analysis

EXHIBIT 5        Liquidation Analysis

EXHIBIT 6        Fairness Opinion of Simmons & Company International

                                I. INTRODUCTION

         This Disclosure Statement relates to the second amended plan of reorganization (as from time to time hereafter further amended or modified, the "Plan") of Grant Geophysical, Inc., the debtor and debtor-in-possession in the above-captioned chapter 11 case ("Grant" or the "Debtor"). A copy of the Plan is attached hereto as Exhibit I. The proponents of the Plan are the Debtor and Elliott Associates, L.P. ("EALP" and collectively with the Debtor, the "Proponents"). The Proponents seek Confirmation of the Plan and the Debtor submits this Disclosure Statement in connection with the solicitation of acceptances of the Plan.

         The requirements for Confirmation of the Plan, including the vote of creditors to accept the Plan and certain of the statutory findings prerequisite to Confirmation, are described below under the caption "Voting and Confirmation of the Plan."

         Confirmation of the Plan and the occurrence of the Effective Date are subject to a number of material conditions precedent, which are summarized in "Overview of the Plan -- Conditions to Confirmation and Effective Date." There can be no assurance that these conditions will be satisfied.

          II. BIDDING PROCEDURES AND OTHER EVENTS LEADING TO THE PLAN

         Grant filed for protection under chapter 11 of the United States Bankruptcy Code on December 6, 1996. On January 28, 1997, the Bankruptcy Court approved the joint retention of Simmons & Company International ("Simmons") by Grant and the Official Committee as investment bankers. Since that time, Grant identified and contacted over thirty prospective investors in coordination with Simmons and the Debtor's other financial and legal advisors. On March 14, 1997, the Debtor and EALP executed a Term Sheet (the "EALP Term Sheet") which outlined the material terms of a plan of reorganization to be jointly proposed by the Debtor and EALP. The EALP Term Sheet called for the Debtor to seek Bankruptcy Court approval of a break-up fee for EALP. In addition, the EALP Term Sheet also provided for the purchase by EALP of a $2.5 million participation in the Debtor's debtor-in-possession financing facility immediately upon the Bankruptcy Court's approval of the break-up fee.

         On April 9, 1997, in connection with the approval of the $1.25 million EALP break-up fee, the Bankruptcy Court ordered that certain bidding procedures be followed in connection with the solicitation and evaluation of competing offers for Grant. On May 23, 1997, Grant filed a plan of reorganization and accompanying disclosure statement (the "Original Plan" and "Original Disclosure Statement" respectively) with the Bankruptcy Court reflecting the provisions of the EALP Term Sheet. As ordered by the Bankruptcy Court, the following bidding procedures were followed:

         a) prospective offerors were notified that all offers must be received by Grant, the Official Committee and EALP by the date established by the Bankruptcy Court as the deadline for objections to be filed to the Original Disclosure Statement, which deadline was June 13, 1997; at the request of one prospective offeror, this deadline was extended with Court approval until 9:00 a.m. on June 19, 1997;

         b) in order to make a valid offer, the offeror was required to agree to purchase, at par, EALP's participation in Grant's debtor-in-possession financing facility;

         c) if any valid offer was received by Grant by the deadline, an auction was to be conducted at the offices of Young, Conaway, Stargatt & Taylor, on a date as soon as practicable after June 19, 1997;

         d) at the auction, Grant and the Official Committee were to jointly determine the highest and best offer with such offer to be considered the "Winning Offer;" and

         e) the selection of the Winning Offer was to be subject to the approval of the Bankruptcy Court.

         Three offers in addition to the EALP Term Sheet were received by the deadline. Consequently, an auction was commenced on June 23, 1997 at 8:30 a.m. in the offices of Young, Conaway, Stargatt & Taylor, co-counsel for the Debtor. Three of the four offerors (including EALP) appeared at the auction in person, and the fourth indicated that its representatives were available by telephone. Representatives of Simmons were also present at the auction. The Debtor and the Official Committee announced that, based on the EALP Term Sheet and the qualified offers received, the Offer to Jointly Propose a Plan of Reorganization with Grant received from an offeror other than EALP represented the highest and best offer received prior to the commencement of the auction. The Debtor then invited the parties in attendance to make any additional offers.

         EALP submitted a revised Term Sheet (the "Revised EALP Term Sheet") reflecting substantially the terms described in the Plan and this Disclosure Statement. Copies of the Revised EALP Term Sheet were distributed to the parties in attendance at the auction. After consultation by the Debtor, the Official Committee and Simmons with each of the other offerors in attendance, each of the other offerors declined to submit a revised offer. Therefore, the Debtor closed the auction and announced that in its judgment, with the agreement of the Official Committee, the Revised EALP Term Sheet was the highest and best offer received. Specifically, the Revised EALP Term Sheet provided for (a) greater recovery to unsecured creditors in cash than any other offer and (b) a distribution of rights to purchase shares of common stock in Newco to holders of the Debtor's Old Preferred Stock and to general unsecured creditors. No other offer provided for any distribution to holders of the Debtor's Old Preferred Stock.

         THE DEBTOR BELIEVES THAT THE PROCESS DESCRIBED ABOVE HAS RESULTED IN A PLAN WHICH ACHIEVES THE HIGHEST AND BEST RECOVERY FOR THE CREDITORS AND INTEREST-HOLDERS OF GRANT AND RECOMMENDS ITS ACCEPTANCE. IN ADDITION, THE OFFICIAL COMMITTEE ALSO RECOMMENDS THAT HOLDERS OF CLASS 5 AND 6 ALLOWED UNSECURED CLAIMS VOTE IN FAVOR OF THE PLAN.

         As described in this Disclosure Statement, the Plan generally contemplates the acquisition of substantially all of the assets of the Debtor by Newco, a special purpose corporation formed to effect such acquisition. Newco, in turn, is to be funded by EALP or a designated affiliate. However, EALP's obligation to create and fund Newco and cause Newco to undertake the other actions contemplated by the Plan is subject to various conditions. These conditions are described in section III G "Conditions Precedent to Confirmation and Effective Date" below. There can be no assurance that each of these conditions will be satisfied or waived by EALP.

         Prior to the filing of the Plan and this Disclosure Statement, the Debtor held an auction during which the Debtor received bids from four different entities, including EALP, as discussed above. There is no guarantee that any of these bidders other than EALP have a continuing interest in acquiring the assets of the Debtor. However, in the event that EALP fails to close or to proceed with the acquisition, the Debtor reserves the right to find any other entity to act as a substitute for EALP in forming and funding Newco and ensuring that Newco takes the steps necessary to consummate the transactions contemplated in the Plan. If the Plan is modified to provide that such substitute entity rather than EALP forms and funds Newco, all classes of Claims will receive the same cash distributions and other treatment under the Plan, provided, however, that there is no assurance, and the Debtor considers it unlikely, that holders of any Preferred or Common Interests, including holders of Interests in Old Preferred Stock, will receive any distribution on account of such Interests under a plan based on such substitute entity's formation and funding of Newco and, further, in the Debtor's opinion, it is likely that there will be no rights offering to the holders of any Claims or Interests under such a modified plan.

                             III. OVERVIEW OF PLAN

         The following constitutes a general description of the chapter 11 process and an overview of certain material provisions of the Plan, which is attached hereto as Exhibit I. The following summaries of the material provisions of the Plan do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Plan, including all exhibits thereto, all documents described therein and the definitions therein of certain terms used below. For a description of certain other significant terms and provisions of the Plan, see "The Rights Offering," "The Newco Asset Purchase Agreement," "General Information Concerning the Plan" and "Distributions Under the Plan." See also "Certain Risk Factors" for a description of certain risk factors relating to the New Securities.

A.       GENERAL INFORMATION CONCERNING CHAPTER 11 PROCEEDINGS

         Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Pursuant to chapter 11, a debtor-in-possession attempts to reorganize its business for the benefit of itself, its creditors, and other parties in interest. The Debtor's chapter 11 case (the "Chapter 11 Case") commenced with the filing of a voluntary chapter 11 petition by the Debtor on December 6, 1996. The Chapter 11 Case is pending before the Honorable Helen S. Balick, Chief Judge of the United States Bankruptcy Court for the District of Delaware, under Case No. 96-1936 (HSB).

         The commencement of a chapter 11 case creates an estate comprising all the legal and equitable interests of the debtor in property as of the date the petition is filed. Sections 1101, 1107, and 1108 of the Bankruptcy Code provide that a debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession" unless the bankruptcy court orders the appointment of a trustee.

         The filing of a chapter 11 petition also triggers the automatic stay provisions of the Bankruptcy Code. Section 362 of the Bankruptcy Code provides, inter alia, for an automatic stay of all attempts to collect prepetition claims from the debtor or to otherwise interfere with its property or business. Except as otherwise ordered by the bankruptcy court, the automatic stay remains in full force and effect until the effective date of a confirmed plan of reorganization.

         The formulation of a plan of reorganization is the principal purpose of a chapter 11 case. A plan sets forth the means for satisfying the claims against and interests in the debtor. Generally, unless a trustee is appointed, only the debtor may file a plan during the first 120 days of a chapter 11 case (the "Exclusive Period"). However, section 1121(d) of the Bankruptcy Code permits the court to extend or reduce the Exclusive Period upon a showing of "cause." On April 9, 1997, the Bankruptcy Court ordered that the Debtor's exclusive right to file a plan of reorganization be extended through and including August 4, 1997. After the Exclusive Period has expired, a creditor or any other party in interest may file a plan, unless the debtor has filed a plan within the Exclusive Period, in which case, the debtor is generally given 60 additional days (the "Solicitation Period") during which it may solicit acceptance of its plan. The Solicitation Period may also be extended or reduced by the court upon a showing of "cause." On April 9, 1997, the Bankruptcy Court also extended the Debtor's exclusive right to solicit acceptances of a plan of reorganization, through and including October 2, 1997. The Debtor may seek further extensions of the Exclusive Period and the Solicitation Period.

B.       GENERAL INFORMATION CONCERNING TREATMENT OF CLAIMS AND INTERESTS

         A chapter 11 plan may provide anything from a complex restructuring of a debtor's business and its related obligations to a simple liquidation of the debtor's assets. After a chapter 11 plan has been filed, certain holders of claims against, or interests in, a debtor are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, section 1125 of the Bankruptcy Code requires the debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. This Disclosure Statement is presented to holders of impaired Claims against, and Interests in, the Debtor that will receive distributions under the Plan to satisfy the requirements of section 1125 of the Bankruptcy Code.

         Chapter 11 does not require that each holder of a claim against, or interest in, a debtor vote in favor of a chapter 11 plan in order for the bankruptcy court to confirm the plan. At a minimum, however, the plan must be accepted by a majority in number and two-thirds in amount of those claims actually voting in at least one class of impaired claims under the plan. ONLY THE HOLDERS OF CLAIMS AND INTERESTS WHO ACTUALLY VOTE WILL BE COUNTED AS EITHER ACCEPTING OR REJECTING THE PLAN.

         In addition, classes of claims or equity interests that are not "impaired" under a plan of reorganization are conclusively presumed to have accepted the plan and thus are not entitled to vote. Similarly, classes of claims or equity interests that are not entitled to receive or retain any property under the plan are conclusively presumed not to have accepted the plan and thus are not entitled to vote. Accordingly, acceptances of a plan will generally be solicited only from those persons who hold claims or equity interests in an impaired class that will receive distributions under the Plan. A class is "impaired" if the legal, equitable, or contractual rights attaching to the claims or equity interests of that class are modified in any way under the plan. Modification for purposes of determining impairment, however, does not include curing defaults and reinstating maturity or payment in full in cash. CLASSES 1, 2 AND 4 ARE UNIMPAIRED UNDER THE PLAN AND THUS ARE DEEMED TO HAVE ACCEPTED THE PLAN. CLASSES 3, 5, 6, 7 AND 8 ARE IMPAIRED UNDER THE PLAN, MAY RECEIVE A DISTRIBUTION UNDER THE PLAN, AND ARE THUS ENTITLED TO VOTE ON THE PLAN. CLASSES 9, 10 AND 11 ARE NOT ENTITLED TO RECEIVE OR RETAIN ANY PROPERTY UNDER THE PLAN, ARE CONCLUSIVELY PRESUMED TO HAVE REJECTED THE PLAN, AND THUS ARE NOT ENTITLED TO VOTE ON THE PLAN.

C.       GENERAL INFORMATION CONCERNING PLAN CONFIRMATION

         If all classes of claims and equity interests accept a chapter 11 plan, the bankruptcy court may nonetheless still not confirm the plan unless the court independently determines that the requirements of section 1129 of the Bankruptcy Code have been satisfied. See "Voting and Confirmation of the Plan."
Section 1129 sets forth the requirements for confirmation of the plan and, among other things, requires that a plan meet the "best interests" test and be feasible. The "best interests" test generally requires that the value of the consideration to be distributed to the holders of claims and equity interests under a plan may not be less than those parties would receive if the debtor were liquidated pursuant to a hypothetical liquidation occurring under chapter 7 of the Bankruptcy Code. Under the "feasibility" requirement, the bankruptcy court must find that there is a reasonable probability that the debtor will be able to meet its obligations under its plan of reorganization without the need for further financial reorganization. THE PROPONENTS BELIEVE THAT THE PLAN SATISFIES ALL THE APPLICABLE REQUIREMENTS OF SECTION 1129(A) OF THE BANKRUPTCY CODE, INCLUDING, IN PARTICULAR, THE "BEST INTERESTS OF CREDITORS" TEST AND THE "FEASIBILITY" REQUIREMENT.

         The bankruptcy court may also confirm a chapter 11 plan even though fewer than all the classes of impaired claims and interests accept it. For a plan of reorganization to be confirmed despite its rejection by a class of impaired claims or equity interests, the proponents of the plan must show, among other things, that the plan does not "discriminate unfairly" and that the plan is "fair and equitable" with respect to each impaired class of claims or interests that has not accepted the plan.

         Under section 1129(b) of the Bankruptcy Code, a plan is "fair and equitable" as to a class of rejecting claims if, among other things, the plan provides: (a) with respect to secured claims, that each such holder will receive or retain on account of its claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; (b) with respect to unsecured claims, that either (x) the holder receive full payment or
(y) the holder of any claim that is junior to the claims of such class will not receive or retain on account of such junior claim any property at all unless the senior class is paid in full; and (c) with respect to equity interests, that either (x) the holder receive full payment of any fixed liquidation preference or redemption price or (y) the holder of any interest that is junior to the interests of such class will not receive or retain on account of such junior interest any property.

         A plan does not "discriminate unfairly" against a rejecting class of Claims or Interests if (a) the relative value of the recovery of such class under the plan does not differ materially from that of any class (or classes) of similarly situated Claims or Interests, and (b) no senior class of Claims is to receive more than 100% of the amount of the claims in such class.

         The Proponents believe that the Plan provides consideration to all Classes of Claims and Interests that reflects an appropriate resolution of their Claims and Interests, and that the Bankruptcy Court will find that the Debtor and the Plan have satisfied the aforementioned statutory tests. The Proponents have reserved the right to request Confirmation pursuant to the cramdown provisions of the Bankruptcy Code and to amend the Plan if any Class of Claims or Interests fails to accept the Plan. Although the Proponents believe that, if necessary, the Plan could be confirmed under the cramdown provisions of the Bankruptcy Code if certain Classes of Claims or Interests do not accept the Plan, there can be no assurance that the requirements of such provisions would be satisfied.

D.       SUMMARY OF CLASSES AND TREATMENT OF CLAIMS AND INTERESTS

         Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify the claims of a debtor's creditors and equity security holders. In compliance therewith, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class. In accordance with section 1123(a), Administrative Claims and Priority Tax Claims have not been classified. The Debtor also is required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in the Debtor into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class. The Debtor believes that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122, but it is possible that a holder of a Claim or Interest may challenge the classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtor intends, to the extent permitted by the Bankruptcy Court, the Plan and the Newco Asset Purchase Agreement, to make such reasonable modifications to the classifications under the Plan to permit Confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such holder initially was a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan. Furthermore, a reclassification of a Claim or Interest after approval of the Plan could necessitate a resolicitation of acceptances of the Plan.

         The classification of Claims and Interests and the nature of distributions to holders of Impaired Claims or Impaired Interests are summarized in the table below, which should be read in conjunction with the information set forth in "--Additional Information Regarding Treatment of Certain Claims and Interests" and the other information set forth in this Disclosure Statement.

E.       SUMMARY OF PLAN TREATMENT OF CLAIMS AND INTERESTS

         1.      PLAN OBJECTIVES

                  In the Chapter 11 Case, the overall purpose of the Plan is to provide for the restructuring of the Debtor's liabilities in a manner designed to maximize recoveries by all stakeholders to the extent possible. The Plan, which incorporates the terms and conditions of the Newco Asset Purchase Agreement described below, contemplates the purchase by Newco, a special purpose acquisition corporation formed and controlled by EALP or a designated affiliate of EALP, of substantially all of the assets of the Debtor for cash plus the assumption of certain liabilities. The Plan, as proposed by the Debtor and EALP, provides for, among other things, (i) the satisfaction of all Allowed Secured Claims upon the terms provided in the Plan; (ii) satisfaction of Allowed General Unsecured Claims by means of cash distributions or credits;
(iii) the opportunity for holders of Allowed General Unsecured Claims and holders of Old Preferred Stock to purchase Newco Common Stock or the stock of a successor to Newco through the exercise of the Rights; and (iv) a methodology for the liquidation and satisfaction of Disputed Claims. To achieve the Plan objectives, the Plan provides for the sale of substantially all of the assets of Grant, the assumption by Newco of certain of the Debtor's liabilities and the distribution of the proceeds of such sale, along with rights to purchase shares of

Newco, to creditors and interest-holders on the terms described herein. This purchase and sale of substantially all of the Debtor's assets will provide the resources required for the Debtor to meet its commitments under the Plan, as well as the basis for Newco to take full advantage of the current market for geophysical services, both in the United States and internationally.

         2.      MEANS FOR IMPLEMENTATION OF THE PLAN

                 Based on the bidding procedures and other negotiations described in section II above, EALP and Grant agreed to a transaction in which EALP shall, in connection with a rights offering and subject to a number of conditions, purchase substantially all of the assets of Grant for (i) $47.5 million in cash (of which $23.75 may be raised by the Rights Offering which is guaranteed by EALP), (ii) assumption of certain secured debts and long-term lease commitments of Grant to Oyo Geospace Corporation, General Electric Capital Corporation, Nynex Credit Corporation and in connection with Grant's real estate mortgage not to exceed $15.1 million, (iii) assumption of certain unearned revenue and other liabilities and deferred credits of Grant and (iv) assumption of Grant's post-petition trade payables incurred in the ordinary course of business. EALP shall directly capitalize Newco with $23.75 million in cash through EALP's acquisition of 4.75 million shares of Newco at $5.00 per share. Rights to purchase 4.75 million shares of Newco at $5.00 per share, or to purchase shares of a successor to Newco on economically equivalent terms, will be distributed to holders of allowed unsecured claims and holders of Old Preferred Stock. EALP shall purchase all or any portion of the Rights Offering Shares not purchased by holders of allowed general unsecured claims or holders of Old Preferred Stock. In addition, Newco will have a working capital facility with at least $5 million in borrowing availability immediately following the Effective Date. In the event that the Rights Offering is not completed by December 31, 1997 or if EALP determines to do so at any time, EALP may cause Newco to pay the full $47.5 million Cash purchase price to the Debtor and subsequently retain the Rights Offering proceeds.


         3.      DISTRIBUTIONS TO CREDITORS AND INTEREST HOLDERS

                 Under the Plan, holders of Allowed Secured Claims (other than
TIAA) will receive full recovery of their allowed secured claims, generally to be paid in Cash as soon as practicable after the Newco Cash Payment Deadline on terms agreed between the secured creditor and Grant, in full and final satisfaction of such claims. Allowed administrative claims, priority claims, and unsecured claims of $500 and under will also be paid in full in Cash. Unsecured creditors with allowed claims in excess of $500 will receive a pro rata share of the Class 5 Rights to purchase Newco Common Stock. In addition, these unsecured creditors may select from three options: (i) a pro rata portion of the Class 5 Cash Distribution, (ii) a Credit in an amount equal to the holder's allowed unsecured claim or (iii) Cash equal to $500.00 for all such unsecured creditor's claims in the aggregate. Holders of Old Preferred Stock will receive a pro rata share of the Class 7 and Class 8 Rights to purchase Newco Common Stock or the stock of a successor to Newco.

         BECAUSE NO ASSURANCES CAN BE PROVIDED REGARDING THE AMOUNT OF ADMINISTRATIVE CLAIMS TO BE INCURRED IN THE FUTURE OR REGARDING CLAIMS THAT WILL ULTIMATELY BE DISALLOWED OR REDUCED, DISTRIBUTIONS UNDER THE PLAN MAY DIFFER SUBSTANTIALLY FROM THE PROJECTED ULTIMATE RECOVERIES REFLECTED BELOW.

         THE TREATMENT OF CLAIMS AND INTERESTS DESCRIBED IN THE TABLE BELOW IS SUBJECT TO THE PLAN PROVISIONS AND OTHER MATTERS DESCRIBED IN "--ADDITIONAL INFORMATION REGARDING TREATMENT OF CERTAIN CLAIMS AND INTERESTS." REFERENCE SHOULD BE MADE TO THE ENTIRE DISCLOSURE STATEMENT AND TO THE PLAN FOR A COMPLETE DESCRIPTION OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

                                                ESTIMATED
      DESCRIPTION OF CLAIMS                  AMOUNT OF CLAIM
         OR INTERESTS                         OR INTEREST(1)          TREATMENT UNDER PLAN
      ---------------------                  ---------------          --------------------
                                             ($ in thousands)
      Unclassified Claims

      Administrative Claims                $ 2,700             Subject to the provisions of Sections 2.1.2
                                                               and 2.1.3 of the Plan with respect to the
                                                               Administrative Claims bar date and
                                                               Professionals, respectively, as soon as
                                                               practicable after the Newco Cash Payment
                                                               Deadline, each holder of an Allowed
                                                               Administrative Claim shall receive Cash equal
                                                               to the amount of such Allowed Administrative
                                                               Claim, unless such holder and the Debtor or
                                                               GGI agree to other terms or a Final Order of
                                                               the Bankruptcy Court provides for other
                                                               terms; provided, however, that Allowed
                                                               Administrative Claims representing
                                                               obligations incurred in the ordinary course
                                                               of business, including Administrative Claims
                                                               of governmental units for taxes, shall be
                                                               assigned to Newco on the Effective Date
                                                               pursuant to Section 5.1.1.2 of the Plan and
                                                               the Newco Asset Purchase Agreement, and paid,
                                                               performed or settled by Newco when due in
                                                               accordance with the terms and conditions of
                                                               the particular agreements governing such
                                                               obligations, without the need for holders of
                                                               such Claims to comply with Section 2.1.2 of
                                                               the Plan.


      Priority Tax Claims                  $ 372               Unless otherwise agreed by the holder of a
                                                               Priority Tax Claim and the Debtor or GGI and
                                                               as provided in Section 2.2 of the Plan, as
                                                               soon as practicable after the Newco Cash
                                                               Payment Deadline, each holder of an Allowed
                                                               Priority Tax Claim shall receive Cash equal
                                                               to the amount of such Allowed Priority Tax
                                                               Claim in full and final satisfaction of such
                                                               Claim.


      DIP Financing Facility Claims        $ 12,500            All amounts owing as of the Effective Date
                                           (maximum            will be paid in full in Cash on the Effective
                                           commitment          Date as provided in Section 2.3 of the Plan.
                                           under DIP
                                           Financing
                                           Facility)

      Postpetition Secured Claims          $ 447               As provided in Section 2.4 of the Plan, as
                                                               soon as practicable after the Newco Cash
                                                               Payment Deadline, each holder of a
                                                               Postpetition Secured Claim shall receive Cash
                                                               equal to the amount of

                                                ESTIMATED
      DESCRIPTION OF CLAIMS                  AMOUNT OF CLAIM
         OR INTERESTS                         OR INTEREST(1)          TREATMENT UNDER PLAN
      ---------------------                  ---------------          --------------------
                                             ($ in thousands)
                                                               such Claims, in full and final satisfaction of
                                                               such Claims. Postpetition Secured Claims
                                                               consist of the Claims of (i) Leica, Inc.
                                                               (estimated at $169), (ii) Macha Equipment
                                                               Corporation other than Claims arising out of
                                                               the exercise of the Macha Purchase Options
                                                               (estimated at $148) and (iii) Geo Space Canada,
                                                               Inc. (estimated at $130).

      Claims Arising from Exercise of      $ 563               As provided in Section 2.5 of the Plan, as
      Equipment Purchase Options                               soon as practicable after the Newco Cash
                                                               Payment Deadline, GGI shall exercise the
                                                               Equipment Purchase Options. All payments
                                                               required to be made upon exercise of the
                                                               Equipment Purchase Options shall be made by
                                                               GGI. Title to all assets purchased by GGI
                                                               pursuant to the Equipment Purchase Options
                                                               shall automatically be transferred to, and
                                                               shall vest in, Newco, pursuant to Section
                                                               5.1.1.1 of the Plan and the Newco Asset
                                                               Purchase Agreement, without any further
                                                               action by the Debtor, GGI, Newco or any other
                                                               party. Equipment Purchase Options consist of,
                                                               collectively, the (i) Macha Purchase Options
                                                               (estimated at $110), (ii) the Green Tree
                                                               Purchase Option (estimated at $139), (iii)
                                                               the Forum Financial Purchase Option
                                                               (estimated at $285) and (iv) the Winthrup
                                                               Resources Purchase Option (estimated at $29).

      Classified Claims

      Class 1 -- Priority Claims           $ 300               Unimpaired -- not entitled to vote.

                                                               As provided in Section 3.2.1 of the Plan, as
                                                               soon as practicable after the Newco Cash
                                                               Payment Deadline, each holder of an Allowed
                                                               Class 1 Claim shall receive Cash equal to the
                                                               amount of such Claim, unless the holder of
                                                               such Claim and the Debtor or GGI agree to a
                                                               different treatment. Any Allowed Class 1
                                                               Claim not due and owing on the Newco Cash
                                                               Payment Deadline will be paid in full in Cash
                                                               by GGI when such Claim becomes due and owing.

                                                ESTIMATED
      DESCRIPTION OF CLAIMS                  AMOUNT OF CLAIM
         OR INTERESTS                         OR INTEREST(1)          TREATMENT UNDER PLAN
      ---------------------                  ---------------          --------------------
                                             ($ in thousands)
      Class 2 -- Foothill Claim            $ 0                 Unimpaired -- not entitled to vote.

                                                               As provided in Section 3.2.2 of the Plan, all
                                                               payments of the Foothill Claim made prior to
                                                               the Effective Date shall be deemed to be paid
                                                               indefeasibly. Any portion of the Foothill
                                                               Claim unpaid as of the Effective Date shall
                                                               be paid in full in Cash on the Effective
                                                               Date.

      Class 3 -- Assigned Secured Claims   $ 631               Impaired -- entitled to vote.

                                                                       Class 3 consists of the TIAA Claim.
                                                               As provided in Section 3.2.3 of the Plan, the
                                                               Debtor's liabilities arising out of the TIAA
                                                               Claim shall be assigned to and assumed by
                                                               Newco pursuant to Section 5.1.1.2 of the Plan
                                                               and the Newco Asset Purchase Agreement, on
                                                               the terms and conditions set forth below:

                                                               3.1     The TIAA Claim

                                                                       The holder of the TIAA Claim shall
                                                               receive, in full and final satisfaction of
                                                               such Claim, (i) as soon as practicable after
                                                               the Newco Cash Payment Deadline, Cash equal
                                                               to the aggregate amount of prepetition and
                                                               postpetition arrearages (exclusive of any
                                                               penalties, default interest or other charges)
                                                               from Newco and (ii) deferred Cash payments by
                                                               Newco equal to the amount of principal and
                                                               interest due under the TIAA Mortgage. TIAA
                                                               shall retain the liens securing the TIAA
                                                               Claim to secure such deferred Cash payments,
                                                               and shall have no claims against GGI or the
                                                               funds paid by Newco pursuant to Section
                                                               5.1.1.4 of the Plan.

      Class 4 -- Other Identified          $ 15,928            Unimpaired -- not entitled to vote.
      Secured Claims
                                                                       Class 4 consists of Other Identified
                                                               Secured Claims. As provided in Section 3.2.4
                                                               of the Plan, as soon as practicable after the
                                                               Newco Cash Payment Deadline, each holder of
                                                               an Allowed Class 4 Claim shall receive Cash
                                                               in an amount equal to such Allowed Class 4
                                                               Claim. Allowed Class 4 Claims shall include
                                                               all interest, fees, and expenses accrued
                                                               under the respective

                                                ESTIMATED
      DESCRIPTION OF CLAIMS                  AMOUNT OF CLAIM
         OR INTERESTS                         OR INTEREST(1)          TREATMENT UNDER PLAN
      ---------------------                  ---------------          --------------------
                                             ($ in thousands)

                                                               contractual provisions for each such Claim
                                                               through the date such Claim is actually paid.
                                                               Other Identified Secured Claims are the
                                                               following:

                                                               4.1.    The Input/Output Claim (Estimated at
                                                                       $9,972)

                                                                       The holder of the Claims of
                                                               Input/Output, Inc. shall receive, as soon as
                                                               practicable after the Newco Cash Payment
                                                               Deadline, Cash equal to the allowed amount of
                                                               such Claims (which do not include obligations
                                                               under leases of Input/Output designated for
                                                               assumption or rejection under the Plan).
                                                               Credits arising as a result of such payment
                                                               shall be assigned to Newco under the Plan.

                                                               4.2     The Madeleine Claim (Estimated at
                                                                       $ 5,788)

                                                                       The holder of the Claims of
                                                               Madeleine, L.L.C. shall receive as soon as
                                                               practicable after the Newco Cash Payment
                                                               Deadline, Cash equal to the allowed amount of
                                                               such Claims.

                                                               4.3     The Fairfield Claim (Estimated at
                                                                       $168)

                                                                       The holder of the Claims of
                                                               Fairfield Industries, Inc. shall receive, as
                                                               soon as practicable after the Newco Cash
                                                               Payment Deadline, Cash equal to $168,175 in
                                                               full and final satisfaction of such Claims.

      Class 5 -- General Unsecured          $ 28,100           Impaired -- entitled to vote.
      Claims Over $500                     (excluding
                                           about $7,914                Class 5 consists of all General
                                           of Claims filed     Unsecured Claims that exceed $500 in amount.
                                           in respect of       As set forth more fully below and as provided
                                           pending or          in Section 3.2.5 of the Plan, holders of
                                           threatened          Allowed Class 5 Claims shall receive the
                                           litigation,         following treatment:
                                           the
                                           substantial         1.      The Class 5 Rights Offering.
                                           majority of
                                           which are for               On the commencement of the Rights
                                           insured perils,     Exercise Period, which is subject to the
                                           damages or
                                           personal injury)


                                                ESTIMATED
      DESCRIPTION OF CLAIMS                  AMOUNT OF CLAIM
         OR INTERESTS                         OR INTEREST(1)          TREATMENT UNDER PLAN
      ---------------------                  ---------------          --------------------
                                             ($ in thousands)
                                                               effectiveness of the Registration Statement,
                                                               and subject to the provisions of Section 5.3
                                                               of the Plan, each Eligible Class 5 Claim
                                                               Holder shall receive its Pro Rata share of
                                                               the Class 5 Rights. Any Class 5 Rights
                                                               distributed pursuant to Section 3.2.5.1 of
                                                               the Plan must be exercised in accordance with
                                                               the provisions of Section 5.3 of the Plan.
                                                               Holders of Allowed Class 5 Claims that are
                                                               not Eligible Class 5 Claim Holders shall not
                                                               receive any Rights. (See "Rights Offering").

                                                               2.      The Class 5 Cash Distribution.

                                                                       As soon as practicable after the
                                                               Newco Cash Payment Deadline, each holder of
                                                               an Allowed Class 5 Claim, in full and final
                                                               satisfaction of such Claim, shall receive a
                                                               Pro Rata share of the Class 5 Cash
                                                               Distribution.

                                                               3.      Claim Reduction Option

                                                                       Any holder of an Allowed Class 5
                                                               Claim may elect on its Ballot to reduce all
                                                               of such holder's Claims in the aggregate to
                                                               $500 and receive, instead of the Class 5
                                                               Rights and the Class 5 Election described
                                                               above, the same treatment as Allowed Claims
                                                               in Class 6. Any creditor electing the
                                                               treatment provided for in Class 6 shall be
                                                               deemed to have aggregated all of such
                                                               holder's claims into a single claim.

                                                               4.      Credit Option

                                                                       Any Eligible Class 5 Claim Holder
                                                               may elect on its Ballot to receive Credits in
                                                               the amount of such holder's Allowed Class 5
                                                               Claim in lieu of the Class 5 Distributions;
                                                               provided, however, that the aggregate amount
                                                               of Credits shall not exceed $2 million. If
                                                               the aggregate amount of Allowed Claims of
                                                               Eligible Class 5 Claim Holders electing the
                                                               Credits exceeds $2 million, Eligible Class 5
                                                               Claim Holders that elect to receive the
                                                               Credits shall receive a proportionate share
                                                               of Credits and the Class 5 Cash Distribution
                                                               (based on the amount of Claim not satisfied
                                                               by the Credits). The Class 5 Cash
                                                               Distribution that would have been distributed
                                                               to Eligible Class 5 Claim Holders that elect
                                                               to receive Credits, if they had not elected
                                                               to receive Credits, shall be distributed to
                                                               Newco.

                                                ESTIMATED
      DESCRIPTION OF CLAIMS                  AMOUNT OF CLAIM
         OR INTERESTS                         OR INTEREST(1)          TREATMENT UNDER PLAN
      ---------------------                  ---------------          --------------------
                                             ($ in thousands)
      Class 6 -- General Unsecured Claims    $ 29              Impaired -- entitled to vote.
      of $500 and Under
                                                                       Class 6 consists of all General
                                                               Unsecured Claims that are $500 and under in
                                                               amount, provided that no Claims that are the
                                                               result of a split of a Claim amongst
                                                               different holders shall be classified in
                                                               Class 6 and all such Claims shall be
                                                               classified in Class 5. As soon as practicable
                                                               after the Newco Cash Payment Deadline, each
                                                               holder of an Allowed Class 6 Claim shall
                                                               receive the full amount of such Allowed Claim
                                                               in Cash.

      Class 7 -- Interests of holders of                       Impaired -- entitled to vote.
      Old $2.4375 Preferred Stock
                                                                       Class 7 consists of the Interests of
                                                               holders of Old $2.4375 Preferred Stock. On
                                                               the commencement of the Rights Exercise
                                                               Period, and subject to the provisions of
                                                               Section 5.3 of the Plan, each holder of an
                                                               Allowed Class 7 Interest shall receive, in
                                                               full and final satisfaction of such Interest,
                                                               a Pro Rata share of the Class 7 Rights. Any
                                                               Class 7 Rights distributed pursuant to
                                                               Section 3.2.7 of the Plan must be exercised
                                                               in accordance with the provisions of Section
                                                               5.3 of the Plan. EALP, Westgate and any of
                                                               their respective affiliates that hold Allowed
                                                               Class 7 Interests shall exercise the Rights
                                                               distributed to such holders. (See "Rights
                                                               Offering").

      Class 8 -- Interests of holders of                       Impaired -- entitled to vote.
      Old Junior Preferred Stock
                                                                       Class 8 consists of the Interests of
                                                               holders of Old Junior Preferred Stock. On the
                                                               commencement of the Rights Exercise Period,
                                                               and subject to the provisions of Section 5.3
                                                               of the Plan, each holder of an Allowed Class
                                                               8 Interest shall receive, in full and final
                                                               satisfaction of such Interest, a Pro Rata
                                                               share of the Class 8 Rights. Any Class 8
                                                               Rights distributed pursuant to Section 3.2.8
                                                               of the Plan must be exercised in accordance
                                                               with the provisions of Section 5.3 of the
                                                               Plan. (See "Rights Offering").

                                                ESTIMATED
      DESCRIPTION OF CLAIMS                  AMOUNT OF CLAIM
         OR INTERESTS                         OR INTEREST(1)          TREATMENT UNDER PLAN
      ---------------------                  ---------------          --------------------
                                             ($ in thousands)
      Class 9 -- Interests of holders of                       Impaired - deemed to have rejected the Plan
      Old Common Stock
                                                                       Class 9 consists of the Interests of
                                                               holders of Old Common Stock. The holders of
                                                               Class 9 Interests shall not receive or retain
                                                               any property under the Plan on account of
                                                               such Interests.

      Class 10 -- Interests in the Debtor                      Impaired - deemed to have rejected the Plan
      Not Otherwise Classified
                                                                       Class 10 consists of the Interests
                                                               in the Debtor that are not otherwise
                                                               classified in Classes 7, 8 or 9, including,
                                                               without limitation, Old Series A Preferred
                                                               Stock, Old Serial Preferred Stock and all
                                                               options, warrants or any other right to
                                                               purchase or receive Old Common Stock or Old
                                                               Preferred Stock The holders of Class 10
                                                               Interests shall not receive or retain any
                                                               property under the Plan on account of such
                                                               Interests.

      Class 11 -- Subordinated Claims                          Impaired - deemed to have rejected Plan

                                                                       Class 11 consists of all
                                                               Subordinated Claims. The holders of Class 11
                                                               Claims shall not receive or retain any
                                                               property under the Plan on account of such
                                                               Claims.

-------------------------
(1)   Estimated as of the Newco Cash Payment Deadline unless otherwise stated.

F.       ADDITIONAL INFORMATION REGARDING TREATMENT OF CERTAIN CLAIMS AND
         INTERESTS

         1.      ADMINISTRATIVE CLAIMS

                 a. Bar Date for Administrative Claims. Requests for payment of Administrative Claims must be Filed and served on the Debtor or GGI no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Claims and that do not File and serve a request by such date will be forever barred from asserting such Claims against the Debtor, GGI or their respective property. Objections to such requests must be Filed and served on the

         Debtor or GGI and the requesting party no later than 30 days after the date on which the applicable request for payment was Filed.

                 b. Professionals. Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Case) shall File and serve on GGI, the Official Committee, counsel for GGI and counsel for the Official Committee an application for final allowance of compensation and reimbursement of expenses no later than 30 days after the Effective Date, unless such Filing and service deadline is extended by the Bankruptcy Court. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on GGI, the Official Committee, counsel for GGI and counsel for the Official Committee and the requesting Professional or other entity no later than 30 days after the date on which the applicable application for compensation or reimbursement was Filed.

         2.      EQUIPMENT PURCHASE OPTIONS

                 Section 2.5 of the Plan provides that, as soon as practicable after the Newco Cash Payment Deadline, GGI shall exercise the Equipment Purchase Options and that title to all assets purchased by GGI pursuant to the Equipment Purchase Options shall automatically be transferred to Newco. In the case of each of the Equipment Purchase Options, the payment required to be made by GGI upon exercise of the Equipment Purchase Option is less than or equal to the aggregate amount of the Debtor's unpaid post-petition rental obligation under the related lease agreement plus one dollar.

         3.      CERTAIN SECURED CLAIMS

                 Certain of the Debtor's secured claims have been modified by agreements reached between the holders of such Claims and the Debtor after the Petition Date providing for credits or discounts in the event such Claims are paid in full before certain specified dates. As provided in Section 5.1.1.1 of the Plan, Newco shall purchase the rights to all such future credits or discounts arising from such agreements from the Debtor on the Effective Date.

         4.      THE CLASS 5 ELECTION

                 (a) Subject to the provisions of subsections (b) and (c) below, as soon as practicable after the Newco Cash Payment Deadline, each Eligible Class 5 Claim Holder shall receive, in full and final satisfaction of such Allowed Claim, at the election of such holder on the Class 5 Ballot, one of the following: (i) a Credit in an amount equal to the holder's Allowed Class 5 Claim Amount or (ii) a Pro Rata share of the Class 5 Cash Distribution. EALP, Westgate and their respective affiliates shall be deemed to have elected the Class 5 Cash Distribution in satisfaction of its Allowed Class 5 Claims. Each Eligible Class 5 Claim Holder that does not return a Ballot which indicates such holder's Class 5 Election shall be deemed to have elected the Class 5 Cash Distribution. Each holder of an Allowed Class 5 Claim that is not an Eligible Class 5 Claim Holder shall receive, in full and final satisfaction of such Allowed Claim, a Pro Rata share of the Class 5 Cash Distribution.

                 (b) Any Eligible Class 5 Claim Holder may elect on its Ballot to receive Credits in the amount of such holder's Allowed Class 5 Claim in lieu of the Class 5 Cash Distributions; provided, however, that the aggregate amount of Credits shall not exceed $2 million. If the aggregate amount of Allowed Claims of Eligible Class 5 Claim Holders electing the Credits exceeds $2 million, Eligible Class 5 Claim Holders that elect to receive the Credits shall receive a proportionate share of Credits and the Class 5 Cash Distribution (based on the amount of Claim not satisfied by the Credits). The Credits shall be nontransferable instruments entitling the holder thereof to receive credit from Newco against the contract price for certain services to be provided to such holder by Newco in accordance with the terms and conditions of the form of Scrip Agreement attached to the Plan as Exhibit H thereto. The Scrip Agreement provides, among other things, that the Credits are nontransferable and that the use of the Credits shall be limited to 20% of the contract price per contract of such Eligible Class 5 Claim Holder with

Newco. The Class 5 Cash Distribution that would have been distributed to Eligible Class 5 Claim Holders that elect to receive Credits, if they had not elected to receive Credits, shall be distributed to Newco.

                 (c) The Class 5 Cash Distribution shall be the Cash of GGI obtained from Newco pursuant to Section 5.1 of the Plan and the Newco Asset Purchase Agreement ($47.5 million) and remaining after GGI makes all payments provided for in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3.2.1, 3.2.2, 3.2.4, 3.2.6,
5.1.3 and 6.2.2 of the Plan, which shall be distributed to holders of Allowed Class 5 Claims pursuant to Section 3.2.5 of the Plan. A segregated disbursement account for Class 5 shall be established upon the payment of the Newco Asset Purchase Proceeds. Based on the estimates in the table in section E 3 "Summary of Plan Treatment of Claims and Interests -Distributions to Creditors and Interest Holders" above, the Debtor estimates that the Class 5 Cash Distribution shall be about $14-15 million, or about 50% of the estimated Class 5 Claims in such table. AS NOTED ABOVE, BECAUSE NO ASSURANCES CAN BE PROVIDED REGARDING THE AMOUNT OF ADMINISTRATIVE CLAIMS TO BE INCURRED IN THE FUTURE OR REGARDING CLAIMS THAT WILL ULTIMATELY BE ALLOWED, DISALLOWED OR REDUCED, BOTH THE AMOUNT OF THE CLASS 5 CASH DISTRIBUTION AND THE ESTIMATED PERCENTAGE RECOVERY UNDER THE PLAN MAY DIFFER SUBSTANTIALLY FROM THESE PROJECTED ULTIMATE RECOVERIES.

         5.      CRAMDOWN

         The so-called "cramdown" provisions of section 1129(b) of the Bankruptcy Code permit confirmation of a chapter 11 plan of reorganization in certain circumstances even if the plan is not accepted by all impaired classes of claims and interests. See "Voting and Confirmation of the Plan -- Acceptance or Cramdown." Because holders of Class 11 Claims and Class 9 and 10 Interests will not receive or retain any property on account of such Claims or Interests, they are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. See "Voting and Confirmation of the Plan -- Voting Procedures and Requirements." Accordingly, the Debtor will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code. The Proponents have reserved the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires or permits modification of the Plan. If a request to confirm the Plan pursuant to the cramdown provisions of the Bankruptcy Code were to be granted by the Bankruptcy Court and, if necessary, corresponding modifications of the Plan were to be made in connection therewith, the dissenting Classes could receive, in certain circumstances, alternative treatment under the Plan. IF THE DEBTOR IS REQUIRED TO SEEK CONFIRMATION PURSUANT TO SUCH ALTERNATIVE CRAMDOWN PROVISIONS, THERE CAN BE NO ASSURANCE THAT THE REQUIREMENTS OF SUCH PROVISIONS WILL BE SATISFIED, OR EVEN IF SUCH REQUIREMENTS ARE SATISFIED, THAT SUCH ALTERNATIVE TREATMENT WILL NOT MATERIALLY AFFECT THE PROPOSED CONSIDERATION TO BE DISTRIBUTED TO CERTAIN CREDITORS.

G.       CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE

         1.      CONDITIONS TO CONFIRMATION

                 The Plan provides that (1) the Confirmation Order must be in form and substance satisfactory to the Proponents and (2) all documents necessary to effectuate the transactions described in the Plan consistent with the Plan, including the Newco Asset Purchase Agreement and Newco Credit Facility Documents, shall be in form and substance reasonably acceptable to GGI, Newco, EALP and the Official Committee.

                 In addition to the foregoing conditions to Confirmation, there are a number of procedural and substantive confirmation requirements under the Bankruptcy Code that must be satisfied for the Plan to be confirmed pursuant to section 1129 of the Bankruptcy Code. See "Voting and Confirmation of the Plan." There can be no assurance that the Confirmation conditions or the conditions set forth in section 1129 of the Bankruptcy Code will be satisfied or, if permitted, waived.

         2.      CONDITIONS TO EFFECTIVE DATE

                 The Effective Date is defined as a Business Day, as determined by EALP and the Debtor, after all conditions to the Effective Date set forth in Section 9.2 of the Plan have been satisfied or waived (if available) pursuant to and subject to Sections 9.3 and 9.4 of the Plan, as described in "Waiver of Conditions to Confirmation and Effective Date." There can be no assurance that the conditions to the Effective Date will be satisfied or, if permitted, waived.

                 The Effective Date shall not occur and the Plan shall not be consummated unless and until each of the following conditions has been satisfied or, if permitted, duly waived:

              (i) Either (a) the Confirmation Order shall have become a Final Order or (b) no stay of the Confirmation Order shall be in effect and no other relief has been entered nor any facts exist that would render the doctrine of "mootness" inapplicable as a matter of law.

             (ii) There shall be no injunction or court order restraining consummation of the transactions contemplated by the Plan and there shall not have been adopted any law or regulation making all or any portion of such transactions illegal.

            (iii) There shall have been no material adverse change in the Debtor's financial or operational condition since June 23, 1997; provided that this condition shall expire on September 30, 1997.

         3.      WAIVER OF CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE

         Each of the conditions to Confirmation and the Effective Date may be waived in whole or in part by the Proponents at any time, without notice, an order of the Bankruptcy Court or any further action other than proceeding to Confirmation and consummation of the Plan. The failure to satisfy or waive any condition may be asserted by the Proponents regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right will be deemed an ongoing right that may be asserted at any time.

         Each of the conditions to Confirmation and the Effective Date must be satisfied or duly waived, as provided above, within 30 days after the Confirmation Date, which date may only be extended by the mutual consent of Proponents and the Official Committee. If such mutual consent cannot be obtained, such time period may only be extended by order of the Bankruptcy Court. If each condition to the Effective Date has not been satisfied or duly waived pursuant to Section 9.3 of the Plan, within 30 days after the Confirmation Date or such later date agreed to by the Proponents and the Official Committee or as ordered by the Bankruptcy Court, then upon motion by any party in interest made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order must be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to Section 9.4 of the Plan, the Plan will be deemed null and void in all respects, including the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code and the assumptions or rejections of executory contracts and unexpired leases pursuant to Sections
6.1 and 6.2 of the Plan, and nothing contained in the Plan shall (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or (2) prejudice in any manner the rights of the Debtor. Notwithstanding anything else in the Plan to the contrary, the Effective Date shall occur and all documents shall be executed and become binding on the Proponents not later than thirty (30) days following the Confirmation Date if the conditions to Effective Date are satisfied or waived. If such conditions are not satisfied or waived at that time, the Effective Date and execution of documents shall occur on the first Business Day after such satisfaction or waiver.

H.       MODIFICATION OR REVOCATION OF THE PLAN; SEVERABILITY

         Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and any applicable notice requirements, the Proponents have reserved the right to alter, amend or modify the Plan before its substantial consummation. The Proponents have also reserved the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan, or if Confirmation does not occur, then the

Plan shall be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor; or (2) prejudice in any manner the rights of the Debtor.

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Proponents, has the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.


                 IV. GENERAL INFORMATION CONCERNING THE DEBTOR
          AND CERTAIN EVENTS PRECEDING THE DEBTOR'S CHAPTER 11 FILING

A.       HISTORICAL DESCRIPTION OF THE DEBTOR

         Grant was incorporated in Delaware on June 27, 1978, and is the successor to several companies as a result of mergers. The merged companies include Norpac Geophysical Company, Seiscom Delta, Inc., United Geophysical Company, and Tensor Incorporated. As a result of these transactions, Grant formerly was known as Grant-Norpac, Inc. and, later, as Grant Tensor Geophysical Corp. In 1993, after selling substantially all of its seismic data processing assets, Grant resumed the name Grant Geophysical, Inc.

         The Debtor has several wholly-owned subsidiaries incorporated in the United States and certain foreign jurisdictions (the "Subsidiaries"). The Debtor and certain of the Subsidiaries have branch operations in a number of foreign jurisdictions (the "Branches").

B.       OVERVIEW OF OPERATIONS

         1.      BUSINESS

         Grant is engaged primarily in the gathering of seismic data used by oil and gas companies in determining whether subsurface geological conditions appear favorable for the accumulation of oil and gas reserves. Demand for contract land seismic data acquisition in the United States has declined substantially since the peak levels in 1981. Beginning in 1993, however, bid activity relating to 3-D projects began to increase. These projects are generally a combination of new exploration, and exploitation of existing fields. Grant believes that 3-D seismic data acquisition techniques will continue to be an important tool for the discovery and development of oil and gas fields because of the value these techniques provide. However, Grant cannot predict the level of future demand for its services.

         In addition to the United States, Grant, either directly or through certain of its Subsidiaries and Branches, has been active in Latin America since 1940, with continuous operations through its Brazilian subsidiary since that date. Grant, either directly or through one or more of its Subsidiaries, also has seismic crews operating in Ecuador, Colombia and Bangladesh. In March 1997, the Bankruptcy Court approved the sale of Grant's Nigerian subsidiary, and the sale was subsequently completed. Neither Grant nor any of the Subsidiaries or Branches are currently operating in Africa or the Middle East.

         Exploration Seismology. The principles of seismology have been used in the exploration for oil and gas reserves since about 1929. Exploration seismology encompasses the generation and recording of reflected seismic energy which is computer processed to produce representations of the earth's subsurface. These processed seismic data are used by geoscientists to identify geological conditions favorable for the accumulation of oil and gas reserves and to optimize and monitor field production operations.

         The principal components of a seismic system are the energy source device and the recording system. The energy source device generates an impact or vibration at or near the earth's surface which produces sonic waves. These sonic waves travel downward through the earth's subsurface and are partially reflected back to the surface as they pass through the subsurface rock layers. The energy source devices typically used by Grant in its seismic data acquisition are explosives, vibroseis, a mechanical device used to generate input signals at desired frequencies, and airguns.

         The reflected sonic waves are detected by highly sensitive devices called geophones, which convert the seismic reflections to electrical signals. These electrical signals represent the time required for the waves to travel from the earth's surface to the subsurface interfaces and be reflected back to the surface. A reflection seismograph converts the electrical signals to digital information ("seismic data") at remote recording locations and transmits the seismic data by telemetric means to a central recording station where the seismic data are stored on magnetic computer tapes. More sophisticated reflection seismographs digitally record the seismic data at the remote recording location, thereby eliminating the need for real-time transmission of the data to a central recording unit. Once recorded, the seismic data are sent to data processing centers where they are enhanced to illuminate the desired reflected signals. The processed seismic data are then arranged for input to imaging devices that produce representations of the survey site's subsurface.

         Grant has experienced an increase in demand during the last several years among its customers for three- dimensional ("3-D") seismic surveys. Three-dimensional seismic surveys produce seismic data that allow the user to view subsurface conditions with a much higher degree of resolution than those produced using earlier two-dimensional ("2-D") seismic surveys. In known producing areas, 3-D seismic data aid its users in more precisely positioning step-out and development wells. Unlike 2-D seismic surveys (which typically use between 240 and 480 remote recording locations), 3-D surveys require much larger recording systems (1,000 to 3,000 or more recording channels arranged in patterns at numerous locations).

         Contract Land Seismic Data Acquisition. Grant, either directly or through its Subsidiaries, is currently operating 10 land seismic crews and two shallow water transition zone crews. Five of these crews are operating in the United States, and seven are operating in Latin America and the Far East.

         A seismic crew typically consists of a manager; permitting agents who secure permission to enter landowners' properties; surveyors who mark the locations for geophone and source placement; general laborers who place and move the geophones and connecting cables; an observer who operates the seismograph and controls the recording of the seismic data; and either (1) a drill crew to drill holes and shooters to detonate explosives, if explosives are used, or (2) drivers to operate the vibroseis trucks, if vibroseis is used as the energy source. A fully staffed seismic crew in the United States typically utilizes 25 to 55 personnel. International seismic crews normally require a significantly greater number of general laborers and support personnel because the survey sites are often in remote locations. For example, a desert seismic crew may require 10 to 15 expatriate personnel plus 100 to 150 local personnel, while a seismic crew operating in marsh or swamp conditions or in a remote jungle region with limited access to roads may require a crew of 600 to 2,500 persons, all of whom must be provided with food and shelter at the survey site.

         Grant also operates shallow water transition zone seismic crews using a radio telemetry recording system. Typically, the transition zone is a unique area of operation in that the area to be surveyed lies either in shallow water or in marshy grasslands where a conventional land or marine seismic crew cannot operate efficiently. This type of seismic crew utilizes an airgun barge to create the energy source, a vessel to house the crew and various utility boats to position the recording system. A crew of this sort will typically utilize approximately 90 to 115 personnel.

         Grant's seismic data acquisition activities are conducted under contracts with oil and gas exploration and production companies which retain exclusive ownership of the acquired seismic data. Contracts, which are usually awarded on a competitive bid basis, are either "turnkey," which provide for a fixed fee to be paid to Grant for each unit of data acquired, or "term," which provide for a fixed monthly fee during the term of the project. The majority of Grant's contracts are on a turnkey basis.

         Contracts awarded for seismic data acquisition outside the United States are generally denominated partially in U.S. dollars and partially in the local currency of the country in which the seismic survey is conducted. The portion of the contract denominated in local currency is principally used to pay local crew-related expenses.

         The costs of mobilizing seismic crews varies from location to location. Typically, the costs tend to be higher in foreign locations. When possible, Grant charges a mobilization fee which may be collected either in advance of the commencement of the survey or over the term of the contract.

         The capital expenditures necessary to equip a new seismic crew are primarily related to the type and quantity of energy source devices, recording systems and logistical support equipment to be used in a seismic survey. If the seismic crew is in a remote location, Grant may also provide facilities to house members of the seismic crew. On multi- year contracts, Grant tries to recover its investment over the term of the work. Grant's capital expenditures in any year depend on the mix of its business and customer demand for certain types of geophysical equipment.

         Physical Properties. Grant's primary physical properties are seismic equipment. These systems include a recording system, along with necessary ancillary equipment such as geophones and cables. The size of a seismic data acquisition system is typically measured by the number of recording channels. Grant currently operates about 19,000 channels of seismic data recording equipment.

         2.      MANAGEMENT AND MANAGEMENT COMPENSATION

         J. Kelly Elliott, 66, was re-elected to the Board of Directors and elected Chairman and Chief Executive Officer of Grant on November 20, 1996. Mr. Elliott was previously Chairman from June 1993 until November 1995. Mr. Elliott is also Chairman, President and Chief Executive Officer of Sigrna Electronics, Inc. and of OmniComp Graphics Corporation, and is Chairman of Seaboard-Arval Corporation. He serves on the boards of directors of Tescorp, Inc., Oil States Industries, Incorporated and XL Systems Inc., and is a Consultant to the Board of Directors of Weatherford Interra.

         On January 28, 1997, Larry E. Lenig, Jr., 48, was elected President and Chief Operating Officer of Grant. Mr. Lenig was President and Chief Operating Officer of Digicon Inc., now known as Veritas DGC, from 1989 until 1993. Since 1993 until his appointment as President of Grant, Mr. Lenig provided consulting services to various energy and energy service companies and financial institutions. Immediately prior to joining Grant, Mr. Lenig was a consultant to Foothill Capital Corporation, Grant's principal prepetition and post-petition secured lender, regarding Foothill's loans to Grant.

         Other officers of Grant include Mr. Hugh Fraser, Vice President for North American Operations, Mr. Barry Burt, Vice President for International Operations, and Mr. Michael P. Keirnan, Vice President and Chief Financial Officer.

         In addition to Mr. Elliott, the other directors of Grant are Harvey D. Attra, Orville D. Gaither, Sr., Donald G. Russell, J. Michael Adcock, and Douglas K. Stewart.

         The following table sets forth all cash compensation, including cash bonuses, paid to each of the five most highly compensated executive officers of Grant and all executive officers of Grant as a group for services rendered from January 1, 1996 to December 31, 1996 in all capacities to Grant and its subsidiaries.


 Name of Individual or
 Number in Group                          Capacities in Which Served           Cash Compensation
 ---------------------                    --------------------------           -----------------
 J. Kelly Elliott                         Chairman and Chief Executive         $  60,000.00
                                          Officer

 Thomas B. Portwood, Jr.                  President and Chief Executive        $  10,000.00
                                          Officer

 George W. Tilley                         Chief Executive Officer              $ 175,008.00

 William B. Cleveland                     Chief Financial Officer              $ 106,973.00


         Grant's Annual Management Incentive Plan (the "Incentive Plan") provides an annual award of cash bonuses to its executive officers and other management personnel who contribute significantly to the growth and success of Grant. No bonuses were awarded for performance in 1996. Any incentive awards to the management of Grant for 1997 will be at the discretion of Grant's board of directors.

         In January 1997, Grant entered into a one-year agreement with Larry E. Lenig, Jr. to serve as President and Chief Operating Officer, which provides for a minimum base salary of $120,000, incentive compensation equal to $5,000 monthly until Grant's plan of reorganization is confirmed by the Bankruptcy Court, and, upon such confirmation of a plan of reorganization, an additional one-time payment of up to $300,000 based on the "Transaction Value" of the plan, which payment shall not exceed $300,000. Based on the terms of the Plan, Mr. Lenig will receive the maximum payment of $300,000 if the Plan is consummated.

         During 1997 until the Effective Date, each non-employee director of Grant will receive compensation of $1,000 per month.

         3.      CUSTOMERS AND MARKET COMPETITION

         Customers. Grant's major customers are multi-national oil and gas companies, foreign national oil companies and independent oil and gas companies. Revenues from a U.S. based international oil company were about $20,233,000 in 1996, or 19% of consolidated revenues of Grant and its Subsidiaries for that year, and $12,683,000 in 1995, or 14% of consolidated revenues of Grant and its Subsidiaries for that year.

         Competition. The acquisition of seismic data for the oil and gas industry is highly competitive worldwide. Although precise comparative data are not available, Grant believes that its principal competitors have greater financial, operating and other resources than Grant. Principal competitors of Grant in the United States are Western Atlas, Inc., Veritas DGC, Inc., Geco-Prakla, a subsidiary of Schlumberger Limited, and several other regional operators. Competition is based primarily on price and crew availability. Other competitive factors may include prior performance, technology, safety and dependability.

         In Latin America, Grant, either directly or through certain Subsidiaries, competes with Western Atlas, Compagnie General de Geophysique, Inc. ("CGG"), Geco-Prakla, along with several local companies. In the Far East, CGG, Geco-Prakla, ELNUSA, a state-owned seismic company, and Western Atlas are the principal competitors. International work is also awarded primarily on the basis of price and crew availability, with consideration also given to technology and the contractor's expertise in the particular area where the survey is to be conducted.

         Backlog. Grant had a total backlog of land and transition zone seismic data acquisition contracts in the United States of about $12,530,000 and $27,385,000 at December 31, 1996 and 1995, respectively. Grant expects to complete substantially all of the 1996 U.S. backlog in 1997. Grant, together with certain of its Subsidiaries, had a total backlog of land and transition zone seismic data acquisition contracts in its international operations of about $58,918,000 and $46,219,000 at December 31, 1996 and 1995, respectively, with about $11,869,000 of the 1995
backlog carried over to 1996. Grant expects that it and its Subsidiaries will not complete about $2,850,000 of the 1996 backlog until 1998.

         Most of Grant's and its Subsidiaries' international contracts, and almost all of its U.S. contracts, are terminable by the customer upon relatively short notice and, in some cases, without penalty. Consequently, Grant's backlog as of any particular date is not indicative of Grant's likely operating results for any succeeding fiscal period. There can be no assurance that the amount of backlog will ultimately be realized as revenues.

         4.      SELECTED FINANCIAL DATA

         Grant is engaged primarily in one line of business, the gathering of seismic data used by oil and gas companies in determining whether subsurface geological conditions appear favorable for the accumulation of oil and gas reserves. The following table sets forth, for the periods and at the dates indicated, selected historical consolidated financial data for the Debtor and its non-Debtor Subsidiaries.

                                                        (In Thousands, Except Per Share Amounts)

                                                        Audited                                    Unaudited
                                        ----------------------------------------          ----------------------------
                                                 Year Ended December 31,                  Three Months Ended March 31,
                                        ----------------------------------------          ----------------------------
                                          1996             1995            1994              1997               1996
                                         ------           ------          ------          ---------           --------
 STATEMENT OF OPERATIONS
 DATA:

 Revenues                               $ 105,523         $ 91,996        $  73,691         $ 30,296         $ 27,808
 Operating income/loss                    (65,970)           4,999           (9,241)           2,069            1,060

 Reorganization expenses                     (412)                                              (993)

 Income/(loss) before income taxes        (74,406)           3,553          (11,245)             (16)            (175)

 Net income/(loss)                      $ (76,027)        $  3,162        $ (11,438)        $   (276)       $    (572)
 Net loss applicable to common          $ (82,390)        $ (2,096)       $ (16,696)        $   (276)       $   3,106

 INCOME/(LOSS) PER COMMON SHARE --
 ASSUMING FULL AND NO DILUTION:

 Net income/(loss)                      $   (5.17)       $    0.25       $    (0.92)       $   (0.01)       $   (0.05)

 Dividend requirement on $2.4375
 preferred stock                            (0.43)           (0.42)           (0.42)                            (0.20)
 Net loss per common share              $   (5.60)       $   (0.17)      $    (1.34)       $   (0.01)       $   (0.25)

 WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:

 Primary                                   14,700           12,535           12,471           21,228           12,672

 Fully Diluted                             14,700           12,572           12,484           21,228           12,672
 CASH FLOW DATA:

 Net cash provided by (used in)
 operating activities                   $  (9,346)        $  2,759        $   3,170         $  2,122        $     546

 Net cash used in investing
 activities                               (10,181)          (9,272)          (9,698)          (1,238)          (3,642)

 Net cash from (used in) financing
 activities                                25,667            6,929            5,260           (3,854)          (2,949)
 Capital expenditures, net                 10,339           13,757            9,697            1,243            3,744

 BALANCE SHEET DATA:

 Working capital                        $  22,421         $  8,033        $   3,022         $ 17,169        $   4,782
 Total assets                              70,123           86,932           61,609           60,045           93,523

 Prepetition] liabilities subject          90,244                                             81,181
 to chapter 11 case

 Total stockholders' equity               (34,213)          29,715           26,399          (34,429)          31,074
 (deficit)

          5. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

         The Company's consolidated revenues increased 9% ($2,488,000) to $30,296,000. This was the result of increased activity in the international operations in Latin America and the Far East that was partially offset by a decrease in the United States.

         Revenues from Latin America increased 20% ($3,842,000) to $17,148,000. During the quarter, the Company operated five crews in the countries of Columbia, Ecuador and Brazil and also wound down the operation of two crews in Peru. In the first quarter of the prior year, the Company operated as many as nine crews in Latin America, primarily in Columbia, Brazil, Peru and Bolivia. The revenue increase for the current quarter compared with the first quarter of 1996 is primarily due to a significant rise in operations in Columbia, Ecuador and Brazil offset by lower revenues in Peru and the completion of operations in Bolivia in 1996. The Peruvian operations contributed $2,696,000 of revenues to the current year's first quarter compared with $5,987,000 of revenues in the first quarter a year ago. These operations were completed and the crews withdrawn from the country during the month of January 1997.

         Far East revenues increased 172% ($1,559,000) to $2,467,000. The Company operated one land seismic crew in Bangladesh during this period and was mobilizing a shallow water transition zone crew that is expected to begin operations offshore Bangladesh, in the Bay of Bengal, in May 1997. During the same period in 1996, the Company was demobilizing a crew in Indonesia and was experiencing some difficulty mobilizing the current land seismic crew in Bangladesh due to civil unrest. In addition to the activity in Bangladesh, the Company is exploring other opportunities in Indonesia and surrounding countries.

         The Company had no revenue from Nigeria during the first quarter of 1997 as compared to $938,000 in the first quarter of 1996. Due to several factors, including the risk of operating in Nigeria, the high cost of mobilizing a crew and limited resources available, a decision to sell the Nigerian operations was made in December 1996. The sale was completed in April 1997. The effect of the sale was recorded in 1996 and, therefore, had no impact on the first quarter of 1997.

         Revenues from United States data acquisition operations decreased 16% ($1,975,000) to $10,681,000. The Company operated five to six crews during 1997 compared to six to seven during 1996.

         Direct operating expenses increased by $1,444,000 but decreased as a percentage of revenue to 78% from 80%. The decrease is due to improved results from certain crews operating in Columbia and Ecuador. The overall dollar increase was the result of the increased revenue in both Latin America and the Far East.

         Other operating expenses, which consist of general and administrative expenses at the corporate headquarters and in foreign locations, decreased as a percentage of revenue to 7% from 8%. This was the result of cost reductions at the corporate offices during the fourth quarter of 1996 and a reduction in foreign overhead due to the sale of the Nigerian operations also in December of 1996.

         Depreciation and amortization expense increased 10% ($241,000) to $2,611,000 as the result of the purchase of three seismic acquisition systems during 1996. Two of the systems are operating in Brazil and Columbia and the third is being leased to a third party.

         Interest expense increased only slightly to $1,391,000 from $1,330,000 in the prior year. Pursuant to the Bankruptcy Code, under certain circumstances, secured lenders may be entitled to adequate protection of their interest in collateral pending confirmation of a reorganization plan. Grant has made adequate protection payments to certain secured lenders.

         Reorganization costs of $993,000 relate to charges incurred in connection with the Company's reorganization process. There are no comparable charges in the first quarter of 1996.

         Other income of $295,000 was primarily the result of a gain on foreign exchange transactions in Columbia of approximately $146,000 and miscellaneous other income of $112,000.

         The income tax provisions in both periods consist of income taxes in foreign locations. The level of foreign taxes has decreased from prior periods due to the recognition of a net operating loss carryforward in Columbia. No provision for U.S. Federal income tax was made in either period as the Company currently has net losses available for carryforward.

         YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31,
         1995

         The Company's revenues for the year ended December 31, 1996 increased $13,527,000 or 15% from $91,996,000 for year ended December 31, 1995 to
$105,523,000 in the most recent year. This was the result of significant growth in the Company's international operations in Latin America and Bangladesh, which was offset partially by a reduction in revenues earned in the United States and Nigeria.

         Revenues from United States data acquisition operations decreased 12% (5,775,000) to $42,074,000. This reduction was the result of several factors experienced during the fourth quarter of 1996. The filing of the chapter 11 petition on December 6, 1996 and the severe shortage of operating funds experienced for several weeks prior to the filing caused major disruptions on many domestic crews and resulted in lower revenues for the quarter. In addition, the Company's Citation data acquisition recording system, which operated for two months in the third quarter, experienced lower than anticipated production performance. And finally, a shallow water transition zone crew, operating along the coast of Louisiana, was hampered by severe weather and frequent leased equipment failures. These factors, coupled with the Company's inability to continue to adequately fund the crew, resulted in a suspension of operations in November 1996.

         Revenues from international operations increased 44% ($19,302,000) to $63,449,000. These increases were primarily the result of a significant increase in seismic operations in Latin America and to a lesser extent the Far East, that were partially offset by a reduction in revenues from Nigeria.

         Latin America revenue during 1996 increased 124% ($31,601,000) to $57,133,000. During this period, the Company operated one crew in Bolivia, Brazil and Ecuador, two crews in Columbia and four crews in Peru. In the prior year crew activity consisted of one crew during the fourth quarter in Bolivia, one in Brazil, one to two crews in Columbia and three crews in Peru. The most significant increases occurred in Columbia and Peru, where revenue increased 181% ($8,187,000) to $12,722,000 and 100% ($13,771,000) to $27,490,000,
respectively. Due to the significant operating losses incurred in Peru during 1996, each of the four crews previously operating there have been discontinued and the seismic equipment moved to other Company crews.

         Revenue from the Far East also increased during 1996 a total of 49% ($1,791,000) to $5,412,000. Crew activity consisted primarily of one crew in operation for the entire year in Bangladesh. This compares to 1995 when the Company operated one crew in Indonesia and mobilized the Bangladesh crew in the fourth quarter. The Company is continuing to operate the Bangladesh crew and is currently mobilizing a second crew, a shallow water transition zone crew, with operations scheduled to commence in May, 1997. The Company is also exploring other opportunities in Indonesia and other surrounding countries.

         Revenues from Nigeria decreased 94% ($13,304,000) to $904,000. The Company had operated three crews during most of 1995 but completed two of these contracts in the fourth quarter of 1995 and the other in the first quarter of 1996. Although the Company participated in the bid for new contracts, all three crews remained idle during 1996. Due to the risks involved in operating in Nigeria, the anticipated high cost of mobilizing a new crew and the limited resources available to Grant at the current time, a decision to sell the Nigerian operations was made in December 1996. The sale was approved by the Bankruptcy court on March 24, 1997 and was completed in April 1997.

         The Company had no revenues from the Middle East during 1996. Middle East revenues in 1995 were the result of various rental contracts for equipment and personnel that expired in July 1995.

         Direct operating expense as a percentage of revenue increased to 129% from 75%. This increase was due to higher than anticipated operating costs, accelerated amortization of prepaid and deferred costs associated with certain ongoing operations and the writedown of other Company's assets as a result of a comprehensive review of the Company's operations. The most significant cost increases were in United States, Peru and Nigeria. In the U.S., on a transition zone crew, adverse weather conditions and the repeated breakdown of a leased recording system combined for an increase in operating costs of approximately $7,700,000. Also affecting the U.S. was the slow development and late deployment of Citation. As described above, the system was originally planned to be completed and operational by early 1996 but was delayed until the summer of 1996. As a result, several contracts that were priced and bid with the system were performed with other, less well-suited equipment. The result was significantly higher operating costs of approximately $3,000,000. When the system was finally deployed in July 1996, the production performance was well below anticipated levels causing additional operating costs of approximately $1,400,000. The late deployment and poor performance of the system was the cause of a general equipment shortage during most of 1996. The shuffling of equipment between crews resulted in inefficiencies that caused higher than anticipated operating costs. In Peru, actual operating costs exceeded planned costs by approximately $22,956,000. The primary cause of the increased Peruvian operating costs was a combination of modified job parameters which were not adequately compensated in the contract price and a general lack of effective crew oversight. In Nigeria, certain operating costs continued despite no crew activity during most of the year. These operating costs exceeded expectations by $2,732,000 and were primarily related to idle assets and standby costs incurred while pursuing new contracts.

         Other operating expenses, which consist of general and administrative expenses at corporate headquarters and in foreign locations, increased as a percentage of revenues to 17% from 9%. This increase is attributable almost entirely to allowances and charges incurred at the corporate headquarters that resulted in an increase in corporate overhead of approximately $6,806,000. This includes an increase in the reserve for doubtful trade accounts of approximately $5,511,000 compared to no increase in the reserve for 1995. Other one time or unusual items include severance costs of $423,000, write off of Citation startup support costs of $824,000 and legal fees and settlements of $367,000.

         At December 31, 1996, the Company recorded a special charge for asset impairment of $5,802,000. Management considered this special charge to be necessary following an assessment of events and changes in circumstances that clearly indicated that the carrying amount of certain assets was not recoverable. This charge relates solely to the writedown of the carrying value of the Citation system as previously discussed.

         Depreciation and amortization expense increased 22% to $11,500,000. This is due to an increased level of depreciable assets. Additions to fixed assets during 1995 and 1996 were approximately $14,931,000 and $26,038,000, respectively.

         Interest expense increased 108% to $7,558,000. The increase was the result of approximately $1,141,000 of interest paid to finance additional equipment purchases, a $921,000 increase resulting from higher levels of domestic working capital borrowings, new financing evidenced by subordinated convertible debentures caused $589,000 of the increase and $950,000 was due to an increase in the use of foreign lines of credit.

         Other income/(deductions) for 1996 consisted primarily of a $251,000 loss on foreign exchange and a $198,000 loss on the sale of the Venezuelan and Nigerian subsidiaries.

         The income tax provision in both periods consist of taxes owed to foreign countries based on local tax laws. No provision for U.S. Federal income taxes was made in either period as Grant has net operating losses available for carryforward.

         YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

         The Company's consolidated revenues increased 25% ($18,305,000) to $91,996,000. The revenue growth during 1995 is due to an increase in demand for Grant's United States seismic services. This increase, however, was offset slightly by a decrease in revenue from the Company's international operations.

         Revenues from the United States data acquisition operations increased 72% ($20,058,000) to $47,849,000. This growth was fueled by strong demand for Grant's 3D seismic data acquisition services primarily within the Gulf

Coast Region of the United States. In addition, larger and more complex projects performed during 1995 contributed to the revenue increase. This is evidenced by the increase in crew months from 46 to 62 and an increase in average monthly revenue billed of approximately $604,000 to $771,000.

         Revenues from international operations decreased 4% to $44,147,000 due to the shutdown of Middle East operations in August 1994 and reduced activity in the Far East and Nigeria during 1995. These decreases were offset by a significant increase in Latin American operations during the 1995 fiscal year. Middle East operations in 1994 consisted of one shallow water crew in Abu Dhabi which was demobilized in August of that year. No revenues from seismic services were generated in the Middle East during 1995. Middle East revenues for 1995 resulted only from equipment rental contracts with local seismic contractors. A decision to close the Abu Dhabi office was made in December 1994 and completed by mid-August 1995.

         Revenues in the Far East were down 40% in 1995 to $3,621,000 due primarily to the decrease in demand for the Company's services in the region and the size of awarded contracts. The Company operated two crews throughout the majority of 1994 with one crew operating on a sizable contract. During 1995, the Company again operated two crews; however, the contracted jobs were of a shorter duration and were not of the same value. Bangladesh operations were temporarily suspended due to political unrest in that country. Operations were resumed shortly thereafter, without any significant impact.

         Nigerian revenues decreased 8% ($1,292,000) to $14,208,000 for fiscal year 1995. At October 31, 1995, two of the Company's crews had completed all contractual backlog. The Company continued to operate one crew in the Niger Delta; however, this crew completed its contractual backlog in February 1996 and was demobilized.

         Revenues from Latin America increased 63% to $25,532,000. This increase was primarily the result of mobilizing three seismic crews into Peru during March, April and May of 1995. These crews had operated in Bolivia and Columbia in 1994 but were moved into Peru during the first and second quarter of 1995 to accommodate market demand.

         Direct operating expenses as a percentage of revenue increased to 75% from 72%. The increase is a result of higher direct operating expenses in Nigeria. Operating efficiencies achieved during 1994 were not repeated during 1995 due to lack of available funds, equipment shortages and difficult terrain. The overall dollar increase was the result of increased seismic activity in the United States and Latin America.

         Other operating expenses, which consist of general and administrative expenses at the corporate headquarters and in the foreign locations, decreased as a percentage of revenues to 9% from 11%. However, the total of Other Operating Expense increased by 9% to $8,527,000. Charges related to termination of a proposal to reclassify Grant's preferred stock and increased overhead costs in Peru and the United States contributed to this increase.

         Depreciation and amortization expense decreased 22% to $9,424,000. This decrease can be attributed to a lower level of depreciable assets resulting from the special charge for asset impairment recorded in December 1994.
         Interest expense increased 2% to $3,635,000. Demobilization activities for two crews in Nigeria coupled with the lack of necessary, immediate funds contributed to the increased usage of foreign lines of credit in that region during the third and fourth quarter of 1995.

         Other income/(deductions) for 1995 consisted primarily of a $1,247,000 gain on an insurance settlement and a gain on the sale of miscellaneous fixed assets of $212,000. Other income/(deductions) for fiscal year 1994 was the result of an approximately $664,000 recovery of a bad debt and a non-recurring royalty income item of $500,000.

         The income tax provision in both periods consisted of taxes owed to foreign countries based on local tax laws. No provision for U.S. Federal income taxes was made in either period as Grant currently has net operating losses available for carryforward.

LIQUIDITY AND CAPITAL RESOURCES

         For more than one year prior to filing for chapter 11, the Company as a whole, and Grant in particular, experienced chronic liquidity problems. By the second half of 1996 these problems had become severe. During this period, payments were delayed to trade creditors, holders of Grant's secured and unsecured note obligations and to lessors of capital equipment. In addition, dividends on Grant's preferred stock had been omitted since December 1992. Further, a lack of funding created delays in the startup of certain operations and seriously affected the efficiency of other ongoing projects. Exacerbating the crisis during the second half of 1996 were significant and continuing cash flow losses on certain crews operating in Peru and in the United States coupled with the continuation of investment in the Citation system.

         In an effort to resolve the liquidity crisis, Grant sought to obtain loans and/or equity contributions from a number of sources. In connection with its attempt to improve its liquidity and financial condition, Grant entered into arrangements with a variety of lenders and investors pursuant to which loans totaling approximately $11,000,000 (of which about $6,000,000 was unsecured debt) were advanced and an additional $1,573,000 of preferred stock was sold. However, this financing was not sufficient to offset the Company's continuing need for liquidity, and additional required financing was not available. As a result, Grant was left with no alternative except to file the chapter 11 proceeding in December 1996.

         Immediately prior to and following the chapter 11 filing, the Company took a number of steps to substantially reduce its cash outflows. The most significant of these were the renegotiations of certain contracts in Peru and the subsequent withdrawal of all equipment and personnel from that country, the cessation of certain transition zone operations in the United States and a suspension of all work on the Citation system.

         Grant's short-term liquidity remains restricted. The Company's primary sources of liquidity since filing for chapter 11 are its cash, cash flow from operations, advances from customers, available lines of credit in foreign locations and Grant's postpetition working capital line of credit.

         At March 31, 1997, the Company had cash of $3,826,000, substantially all of which was held in the Company's foreign operations. This cash balance represents both contract prepayments by customers immediately following the chapter 11 filing and payment for services rendered during the first quarter. These balances are required to support the operations from which the prepayments and the payments have been received.

         On the Petition Date, Grant and Foothill entered into a Court-approved interim DIP financing facility which provided for Foothill to continue to make certain working capital advances to Grant for its United States and certain foreign operations. On February 4, 1997 this interim financing order became final and such final order was thereafter amended on April 9, 1997. Under the amended financing order, Foothill has made available the loans as discussed earlier in this Management's Discussion. As of May 13, 1997, Grant had borrowed $11,110,044 under the DIP Financing Facility and there was $235,023 available for borrowing.

         For the quarter ended March 31, 1997, the Company's capital expenditures totaled approximately $955,000. The Company believes that its capital spending requirement for the remainder of 1997 will be approximately $2,000,000 and that such amount will be adequate to support its operations.

         Grant believes that its available liquidity is sufficient to support its operations and capital spending for the near term. However, the Company's liquidity is currently, and is expected to remain, very restricted for the foreseeable future. Any material reduction in demand for the Company's services or any significant operating losses would adversely affect Grant's ability to complete any proposed plan of reorganization and would likely jeopardize the Company's ability to continue to fund ongoing operations.

OTHER

         FOREIGN EXCHANGE GAINS AND LOSSES. In order to mitigate foreign exchange rate fluctuations, the Company attempts to structure the majority of its international contracts to be filled and paid at a certain U.S. Dollar rate. Additionally, the Company periodically enters into same currency debt of a foreign subsidiary to pay expenses incurred locally. Foreign currency transaction/translation gains and losses resulting from these arrangements are included in Other income. Presently, the Company does not use derivatives or forward foreign exchange hedging contracts.

         RECENT ACCOUNTING PRONOUNCEMENTS. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"). SFAS 128 specifies the compilation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock or potential common stock. The requirements of this statement will be effective for fiscal years beginning after December 15, 1997. Management does not believe that the implementation of SFAS 128 will have a material effect on its financial statements.

C.       CERTAIN EVENTS PRECEDING THE DEBTOR'S CHAPTER 11 FILING

         Grant's chapter 11 case was precipitated by several factors, including rapid expansion in the United States and Latin American markets, costs related to the development of a proprietary data recording system and poor operational results. These factors impaired Grant's ability to service its indebtedness, fund essential capital spending and provide working capital for operations. In addition, the substantial dividend arrearages to which the holders of the Old $2.4375 Preferred Stock were entitled inhibited Grant's ability to raise additional equity, causing a disproportionate reliance on debt financing and equipment leasing.

         Citation development costs. In the first quarter of 1994, Grant began development of a proprietary data recording system that became known as Citation. This system was intended to replace an older recording system used in marshy areas along the Texas and Louisiana Gulf Coast. Grant's management at the time believed that the cost to develop and manufacture the system would be significantly less than the cost to acquire a comparable system from another manufacturer. However, software design problems and the unavailability of hardware caused numerous delays and cost overruns. The cost of the system was about twice original estimates, and deployment was several months behind schedule. While the system successfully acquired seismic data, its production performance was significantly below expectations. The development costs associated with Citation, along with the scheduling problems caused by the delays in completion, contributed significantly to destabilizing Grant's financial condition in 1996.

         Peru losses. Grant and a Subsidiary mobilized three crews in Peru in 1995, and a fourth crew was added in 1996. Because of an inability to accurately estimate the crews' production capabilities, coupled with significantly higher costs than budgeted, Grant and its Subsidiary incurred operating losses of $19,804,000 in Peru in 1996. Operations in Peru were ceased in 1997, and neither Grant nor any of its Subsidiaries is currently operating in Peru.

         Other losses. Grant's United States operations also incurred operating losses in 1996, principally related to the delayed deployment and inadequate production rates of the Citation system.

         In late 1996, it was determined by Foothill Capital Corporation ("Foothill"), Grant's prepetition working capital lender, that advances to Grant exceeded Grant's eligible borrowing base, creating an "overadvance" condition. In addition, Elliott Associates L.P. determined that one or more material conditions to the consummation of a previously agreed loan facility had not been met, and EALP notified Grant that no additional funding would be forthcoming. Finally, Grant had issued certain payments in anticipation of funding under the expected borrowing availability. When these sources of liquidity ceased to be available, Grant was unable to honor these outstanding payments.

         Grant explored several alternatives to improve its capital structure and increase liquidity. Discussions were conducted with prospective lenders and investors, including certain creditors and stockholders of Grant. However, these discussions were not successful in procuring sufficient additional capital to adequately fund ongoing operations.

         By late 1996, it became apparent that the only feasible recourse for Grant was to commence a reorganization under bankruptcy court protection. As of the date of this Disclosure Statement, none of the Subsidiaries or Branches has filed for relief under the Bankruptcy Code or similar foreign laws. However, it is anticipated that the Debtor's branch in Peru and certain dormant subsidiaries of the Debtor and their respective branches may be liquidated under applicable laws.

                             V. THE CHAPTER 11 CASE

A.       COMMENCEMENT OF THE CHAPTER 11 CASE

         On December 6, 1996 (the "Petition Date"), Grant commenced the Chapter 11 Case by filing a voluntary petition for protection under the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, the Honorable Helen S. Balick presiding. The Chapter 11 Case is being administered under Case No. 96-1936 (HSB). Since the Petition Date, Grant has continued to operate its business and manage its properties as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

B.       PARTIES IN INTEREST IN THE CHAPTER 11 CASE

         1.      THE BANKRUPTCY COURT

         The Chapter 11 Case is pending before the Honorable Helen S. Balick, of the United States Bankruptcy Court for the District of Delaware.

         2.      RETENTION OF PROFESSIONALS

         Grant has retained and has been represented in the Chapter 11 Case by the law firms of Young, Conaway, Stargatt & Taylor, 11th Floor - Rodney Square North, P.O. Box 391, Wilmington, Delaware 19899-0391, Telephone: (302) 571-6600; King & Pennington, L.L.P., 3100 South Tower Pennzoil Place, 711 Louisiana, Houston, Texas 77002, Telephone (713) 225- 8400; and Scott, Douglass & McConnico, L.L.P., One American Center, 600 Congress Avenue, 15th Floor, Austin, Texas 78701-3234, Telephone (512) 495-6300.

         3.      THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

         Shortly after the Petition Date, the United States Trustee for the District of Delaware held a meeting of the Debtor's twenty largest unsecured creditors and appointed the Official Committee. The Official Committee currently consists of the following members: BGP International, Inc., Wells Fargo Bank (Texas), N.A., Mitcham Industries, Inc., Racal-NCS, Concesiones & Catering Industrial S.A. and Halifax Fund, L.P.

C.       POSTPETITION OPERATIONS AND LIQUIDITY

         Grant continues to operate its business as a debtor-in-possession subject to the supervision of the U.S. Trustee and orders of the Bankruptcy Court. The Bankruptcy Court has, upon application by Grant, entered orders that determined the adequate assurance of payment for future utility services; authorized payment of certain prepetition compensation, benefits, employee reimbursements, withholding taxes, and independent contractor obligations; and directed certain banks to honor prepetition checks for certain of these amounts. The Court also approved the centralized cash management systems of Grant and authorized Grant to honor certain prepetition obligations to certain creditors. Further, the Bankruptcy Court authorized Grant to enter into certain leases and other contracts.

         On February 4, 1997, the Bankruptcy Court approved a final order (the "Final Financing Order") authorizing Grant to enter into an agreement to obtain secured post-petition financing from Foothill Capital Corporation ("Foothill"). Foothill agreed to make revolving advances not to exceed $12,500,000 through June 30, 1997. The advances are not to exceed a borrowing base equal to a percentage of certain trade accounts receivable and an overadvance amount. The maximum permitted overadvance was $6,000,000 through March 30, 1997. The Final Financing Order was amended by the Bankruptcy Court on April 9, 1997 to increase the maximum permitted overadvance to $7,000,000 and extend the maturity date of the secured post-petition financing to September 30, 1997. This modification and extension occurred as a result of EALP's purchase of a $2,500,000 "last-out" participation in the DIP Financing Facility. The Final Financing Order provides for, and incorporates, an Approved Budget within which Grant must operate, along with restrictions on Grant's authority to transfer cash to most foreign locations.

         The monthly operating reports filed with the U.S. Trustee do not reflect any substantial negative change during the Chapter 11 Case. Grant has, during the pendency of this proceeding, taken a number of steps to reduce its costs, including reducing corporate overhead, terminating or selling unprofitable operations, and restructuring most of its equipment financing obligations.

D.       BAR DATE AND OTHER CLAIM MATTERS

         On March 24, 1997, the Bankruptcy Court entered an order establishing a deadline of May 7, 1997 for creditors to file proofs of claim (the "Bar Date"). The face amount of all Claims against the Debtor, based on the proofs of claim filed by the Bar Date, is approximately $ 80 million. The Debtor has filed or anticipates filing objections to certain Claims. A claim or interest, proof of which is timely filed under section 501 of the Bankruptcy Code, is deemed allowed unless a party in interest objects. Grant will individually evaluate each proof of claim and will object to any which it determines to be in excess of the amount owed the claimant. Bases for objection include (i) the proof of claim is not timely filed, (ii) the claim is unenforceable against the debtor and property of the debtor under any agreement or applicable law for a reason other than because such claim is contingent or unmatured; (iii) the claim is for unmatured interest; (iv) the claim is for a tax assessed against property of the estate and the amount of such claim exceeds the value of the estate's interest in such property; (v) the claim exceeds certain limits relating to claims by lessors resulting from the termination of a lease of real property; (vi) the claim is for services of an insider or attorney of the debtor and exceeds the reasonable value of such services; or (vii) the claim exceeds certain limits relating to claims by employees for damages resulting from the termination of an employment contract.


                VI. EALP AND THE NEWCO ASSET PURCHASE AGREEMENT

A.       EALP

         EALP is a limited partnership which commenced operations in February 1977. The general partners of EALP are Paul E. Singer and Braxton Associates, L.P. EALP provides investment and portfolio management services to pension plans, corporations, family groups and individuals. As of January 1, 1997, EALP's total capital was approximately $597.3 million, consisting of approximately $514.1 million in partnership interests and approximately $83.2 million in variable rate notes issued by EALP. EALP's in-house analysts and traders analyze, evaluate and execute the complex trades in EALP's program. Stonington Management Corporation, a company that provides administrative services for EALP, currently has 40 employees, including 18 analysts and traders, most of whom have been with EALP for more than 5 years. Brokerage is conducted through, and assets are held by, major Wall Street firms.

         EALP's investment program is based on an active trading strategy which commits capital to a diversified group of techniques which include (i) distressed securities and special fixed income situations, both hedged and unhedged; (ii) convertible hedging in Japan, the United States and Europe;
(iii) fixed income hedging and arbitrage and (iv) hedging and trading in stocks, bonds, currencies, indices, commodities and closed-end mutual funds. At present, trading in distressed securities and fixed income special situations represents the single largest sector of EALP's capital deployment.

         EALP has holdings in other entities that are in the energy business. Such holdings include (a) ownership of a majority interest in Solid State Geophysical and promissory notes from Solid State exceeding $12.0 million, (b) ownership of promissory notes exceeding $2.0 million from Coastline Geophysical, Inc. and (c) ownership of approximately 2.7% of the common stock of Universal Seismic Associates, Inc.

B.       TERM SHEET AND REVISED TERM SHEET BETWEEN EALP AND THE DEBTOR

         On March 14, 1997, the Debtor entered into a term sheet with EALP (the "EALP Term Sheet"), pursuant to which EALP would, subject to terms and conditions of a definitive agreement, make certain capital investments in connection with a plan of reorganization for the Debtor. On April 9, 1997, the Bankruptcy Court entered an order approving substantially the break-up fees and bidding procedures set forth in the EALP Term Sheet. As described in section II above, in response to other offers received by the Debtor in accordance with the bidding procedures ordered by the Bankruptcy Court, EALP submitted a revised offer and Term Sheet (the "Revised EALP Term Sheet"). Both the Debtor and the Official Committee determined that the Revised EALP Term Sheet was the highest and best offer received by the Debtor. On June 23, 1997, this decision was announced to the Bankruptcy Court and the Revised EALP

Term Sheet was filed with the Bankruptcy Court. The Plan and this Disclosure Statement reflect the provisions of such Revised EALP Term Sheet.

C.       MATERIAL PROVISIONS OF NEWCO ASSET PURCHASE AGREEMENT

         1.      GENERAL

                 The Debtor and EALP currently are finalizing the terms of the Newco Asset Purchase Agreement, a copy of which will be appended to the Plan as Exhibit A. Subject to the terms and conditions contained therein and in the Plan, the Newco Asset Purchase Agreement, provides, among other things, for the creation of a special purpose acquisition corporation controlled by EALP and referred to herein as "Newco." Newco shall purchase substantially all of the assets, and assume certain specified liabilities, of the Debtor and its Estate in consideration for a Cash payment of $47,500,000. In addition, Newco (or any successor to Newco) shall issue Rights to purchase Newco Common Stock or the stock of any successor to Newco to Eligible Class 5 Claim Holders and holders of Allowed Class 7 and 8 Interests as provided in Sections 5.2.3.2 and 5.3 of the Plan.

                 (a) On the Effective Date, pursuant to Section 5.1.1.1 of the Plan and the Newco Asset Purchase Agreement, all assets of the Estate other than as specifically set forth on Exhibit D to the Plan, including without limitation all Cash of the Debtor, any right of the Debtor to any future credits from any third party, any assets purchased upon GGI's exercise of the Equipment Purchase Options and all claims and rights of action not released pursuant to Sections 5.6.1.1 and 5.6.1.2 of the Plan or retained by GGI pursuant to Section 5.6.1.3 of the Plan shall be purchased by, and shall vest in, Newco, free and clear of all Claims, Interests, liens and charges arising prior to the Effective Date, other than as specifically set forth in Sections
5.1.1.2 and 5.7 of the Plan. Assets of the Estate listed on Exhibit D to the Plan shall vest in GGI.

                 (b) On the Effective Date, pursuant to Section 5.1.1.2 of the Plan and the Newco Asset Purchase Agreement, all Assigned Liabilities and all Administrative Claims representing obligations incurred in the ordinary course of the Debtor's business shall be assigned to and assumed by Newco. Except as noted elsewhere in the Plan, no other liabilities of the Estate shall be assigned to and assumed by Newco. Under the Plan, Assigned Liabilities consist of the Claims against, and liabilities of, the Debtor to Oyo, GECC, Nynex and TIAA as described in Sections 3.2.3 and 5.1.2 of the Plan, the Contingent LC Liabilities, consisting of the reimbursement obligations of the Debtor to Wells Fargo and Home Insurance, and certain unearned revenue and other liabilities and deferred credits on the Debtor's balance sheet (which were approximately $8.5 million as of April 30, 1997).

                 (c) Pursuant to Section 6.2 of the Plan, on the Effective Date all executory contracts and unexpired leases listed on Exhibit F to the Plan shall be assumed and assigned to Newco.

                 (d) Pursuant to Section 5.1.1.4 of the Plan and the Newco Asset Purchase Agreement, Newco shall pay GGI $47,500,000 in Cash, which shall be paid not later than the Newco Cash Payment Deadline; provided, however, that Newco shall pay GGI that portion of such Cash necessary to allow GGI to satisfy its obligations under Sections 2.3 and 3.2.2 of the Plan on the Effective Date; provided further that EALP shall be obligated to make such payments and assume the liabilities in Section 5.1.1.2 of the Plan if Newco fails to do so. EALP shall execute a document evidencing such commitment. At the Confirmation hearing, the Debtor, Newco, EALP and the Official Committee shall advise the Bankruptcy Court of the amount of such funds that shall initially be paid directly to the Unsecured Creditors Trust on the Newco Cash Payment Deadline.

                 (e) The Newco Asset Purchase Agreement provides that Newco shall purchase all rights to the names "Grant" and "Grant Geophysical." Immediately after the Effective Date, Newco shall change its name to Grant Geophysical, Inc. and GGI shall change its name to GGI Liquidating Corporation.

         2.      CERTAIN ASSIGNED LIABILITIES

                 a.       Assignment of GECC Master Lease Agreement.

                          As provided in Section 5.1.2.1 of the Plan,
notwithstanding anything contained in the Plan, the terms of the GECC Lease Assumption Order are expressly incorporated in the Plan by reference. All obligations of the Debtor under the GECC Lease Assumption Order shall be, on the Effective Date, assigned to Newco pursuant to Section 5.1.1.2 of the Plan and the Newco Asset Purchase Agreement, and neither the Debtor, GGI, nor any funds paid by Newco to GGI or the Disbursing Agent shall be subject to claims arising therefrom.

                 b.       Assignment of Nynex Master Lease Agreement.

                          As provided in Section 5.1.2.2 of the Plan,
notwithstanding anything contained in the Plan, the terms of the Nynex Lease Assumption Order are expressly incorporated in the Plan by reference. All obligations of the Debtor under the Nynex Lease Assumption Order shall be, on the Effective Date, assigned to Newco pursuant to Section 5.1.1.2 of the Plan and the Newco Asset Purchase Agreement, and neither the Debtor, GGI, nor any funds paid by Newco to GGI or the Disbursing Agent shall be subject to claims arising therefrom.

                 c.       Assignment of the Oyo Obligations.

                          As provided in Section 5.1.2.3 of the Plan,
notwithstanding anything contained in the Plan, the Oyo Obligations are expressly incorporated in the Plan by reference. All obligations of the Debtor under the Oyo Obligations shall be, on the Effective Date, assigned to Newco pursuant to Section 5.1.1.2 of the Plan and the Newco Asset Purchase Agreement, and neither the Debtor, GGI, nor any funds paid by Newco to GGI or the Disbursing Agent shall be subject to claims arising therefrom.

         3.      REPRESENTATIONS AND WARRANTIES

         The Newco Asset Purchase Agreement contains various representations and warranties of Newco and the Debtor. These include representations and warranties by the Debtor to Newco with respect to corporate organization, good standing, corporate authority, capitalization, subsidiaries, conflicts, information contained in this Disclosure Statement and the Registration Statement, consents and approvals, compliance with laws and absence of certain developments. Newco has also made representations and warranties to the Debtor with respect to corporate organization, good standing and corporate authority.

         4.      CERTAIN OTHER AGREEMENTS

                 a.       Alternative Transactions and Break-Up Fee Provisions

         The Newco Asset Purchase Agreement expressly incorporates the terms of the Bankruptcy Court's order of April 9, 1997 approving, with certain modifications, the break-up fee provisions agreed to by EALP and the Debtor, as set forth in the EALP Term Sheet. Such provisions, among other things, provide that upon the closing of an alternative transaction, EALP shall be paid, if it prepared to consummate the transactions outlined in the EALP Term Sheet, (i) $1.25 million in cash, as compensation for the time incurred and value to the Debtor in pursuing the transactions contemplated by the EALP Term Sheet and
(ii) an amount equal to EALP's reasonable legal and due diligence costs and expenses, both of which amounts shall be granted the priority status of Administrative Claims against the Debtor's estate.

                 b.       Conduct of Business

         The Newco Asset Purchase Agreement provides that prior to the Effective Date, the Debtor will, in general, conduct its business in the ordinary course consistent with past practice.

                 c.       Disclosure Statement, Solicitation and Plan Related
                          Documents

         Under the Newco Asset Purchase Agreement, EALP, Newco and the Debtor will use their good faith efforts to consummate the transactions set forth in the Revised EALP Term Sheet, including without limitation the filing of the Plan and Disclosure Statement and obtaining confirmation of the Plan in accordance with the Bankruptcy Code and on terms consistent with the Newco Asset Purchase Agreement. The parties further agreed that the Solicitation Procedures Motion and the Plan Related Documents (both as defined in the Newco Asset Purchase Agreement) shall be in form and substance reasonably satisfactory in all respects to the Debtor, Newco and EALP and their respective counsel and advisors.

         5.      CONDITIONS TO OBLIGATIONS OF EALP, NEWCO AND THE DEBTOR

         The Newco Asset Purchase Agreement contains certain material conditions to the Debtor's, Newco's and EALP's obligations thereunder. Such conditions include, among other things, the satisfaction of all conditions to the Effective Date. There can be no assurance that such conditions will be satisfied. Consequently, there can be no assurance that the transactions contemplated by the Newco Asset Purchase Agreement will be consummated.

         The foregoing constitutes a summary of the material provisions of the Newco Asset Purchase Agreement, a copy of which is attached to the Plan as Exhibit A. This summary does not purport to be complete and is qualified in its entirety by the full text of the Newco Asset Purchase Agreement, which is incorporated herein by this reference.

D.       EALP GUARANTY OF RIGHTS OFFERING

         As provided in Section 5.2.3.4 of the Plan, EALP or an affiliate of EALP designated by EALP shall purchase for Cash all Rights Offering Shares not purchased by recipients of the Rights under the Plan. Prior to the Newco Cash Payment Deadline, EALP may cause Newco to pay the Debtor the full $47.5 million Cash purchase price and subsequently retain the Rights Offering proceeds.

E.       ESTABLISHMENT OF NEW CREDIT FACILITY

         As provided in Section 5.2.4 of the Plan, on the Effective Date Newco shall enter into the New Credit Facility by entering into the New Credit Facility Documents.

F.       NAME CHANGE

         As provided in Section 5.2.5 of the Plan, immediately after the Effective Date Newco shall change its name to Grant Geophysical, Inc. and GGI shall change its name to GGI Liquidating Corporation.


                                   VII. NEWCO

A.       BUSINESS OF NEWCO AND STRATEGIC PLAN

         After the Closing Date, Newco will own substantially all of the assets of the Debtor, and will have assumed certain specified liabilities and obligations of the Debtor as well as the contracts representing the Debtor's backlog as of the Closing Date. Newco expects to continue to conduct 3-D and 2-D geophysical surveys on a worldwide basis in the onshore, transition zone and shallow water markets to the same extent as the Debtor. Newco's initial focus will be directed to the operations of crews in the Debtor's markets of the United States, Colombia, Ecuador, Brazil and Bangladesh. However, Newco will aggressively seek to expand its presence to other South American and Far Eastern countries and may also investigate opportunities for both direct and joint venture participation in offering geophysical services in Canada, the Middle East, the former Soviet Union, and certain African countries. Newco may also initiate non-exclusive surveys pursuant to which Newco, either singly or in participation with others, acquires surveys for license to multiple parties for cash or for other consideration.

         To augment its geophysical services business, Newco intends to participate in the development and commercialization of geophysical techniques for the use of three-component geophones which permit the recording of shear wave information in addition to traditional P or vertical profile data and "time-lapse" or 4-D projects where surveys are reacquired frequently or continuously to monitor production progress and identify new completion targets in existing oil and gas reservoirs. As part of this effort, Newco may participate in research programs and enter into joint venture or other cooperative agreements with entities providing seismic data processing, interpretation, petroleum engineering, wireline or similar services.

         In addition, Newco may consult with equipment manufacturers or providers of ancillary services in the commercialization of systems or techniques used in the conduct of geophysical surveys. This may include equipment used in seismic data recording operations or in the "front end" processes of surveying and drilling in preparation for data recording.

         Newco may also consider participation in the consolidation of the geophysical industry which it believes is currently underway. As set forth herein in section V.A., EALP has interests in other entities in the energy services business. The Debtor has conducted discussions with several industry participants during the Chapter 11 process and will continue to consider opportunities to combine its operations, either directly or through joint ventures, with other parties if such combinations appear to provide significant efficiencies in terms of extended market or services coverage, technology transfers, capital spending or consolidation savings. Newco may effectuate such a transaction prior to commencing the Rights Offering, and delay the Rights Offering until such transaction is complete. However, no assurances can be given that any such combinations or joint ventures will become available or, if available, will be consummated by Newco.

B.       INITIAL CAPITALIZATION OF NEWCO

         On the Effective Date, EALP shall cause Newco to be formed in accordance with Delaware law and to comply with all of EALP's and Newco's obligations under the Plan and the Newco Asset Purchase Agreement, including making the payments thereunder. Newco shall issue the Newco Common Stock. On the commencement of the Rights Exercise Period, the Rights shall be issued to holders of Claims and Interests as set forth in Sections 3.2.5, 3.2.7 and 3.2.8 of the Plan. EALP or any affiliate of EALP designated by EALP shall (i) receive 4,750,000 shares of Newco Common Stock in exchange for capitalizing Newco with Cash equal to $23,750,000 ($5.00 per share) and (ii) receive 237,500 shares of Newco Common Stock as compensation for EALP's obligations set forth in Section 5.2.3.4 of the Plan. Newco's capitalization may, however, be in any structure determined by EALP, provided that Newco and EALP shall continue to be obligated to make the payments set forth in Section 5.1.1.4.

C.       AUDITED CONSOLIDATED FINANCIAL INFORMATION

         Exhibit 2 is a copy of Grant's audited consolidated financial statements and the related notes for the years ended December 31, 1996 and 1995. The audited financial information includes the accounts of Grant Geophysical, Inc. and its subsidiaries.

D.       UNAUDITED INTERIM CONSOLIDATED FINANCIAL INFORMATION

         Exhibit 3 is a copy of Grant's unaudited consolidated financial statements for the quarters ended March 31, 1997 and 1996. The unaudited financial information includes the accounts of Grant Geophysical, Inc. and its subsidiaries. The unaudited interim financial statements reflect all adjustments which are, in the opinion of management of Grant, necessary to a fair statement of the results for the interim periods presented. However, such interim financial statements omit footnote disclosures which would substantially duplicate the disclosure contained in Grant's most recent audited financial statements. Therefore, such interim financial statements should be read in conjunction with Grant's audited financial statements for the years ended December 31, 1996 and 1995 contained in Exhibit 2.

E.       UNAUDITED PROJECTED FINANCIAL INFORMATION

         Exhibit 4 consists of a management-prepared Business Plan and Financial Analysis. This Exhibit includes (i) operating forecasts, (ii) cash flow statements, (iii) projected balance sheets and (iv) projected capital spending requirements for each of the five years following the Effective Date. The significant assumptions which support the Business Plan and Financial Analysis are also included. Material variances in the forecasted financial information contained therein may result from unforeseen factors.

         ALTHOUGH GRANT BELIEVES THAT THE FINANCIAL FORECASTS FOR NEWCO SET FORTH IN EXHIBIT 4 ARE REASONABLE IN LIGHT OF CURRENT FACTS AND CIRCUMSTANCES KNOWN TO MANAGEMENT, THE FORECASTS ARE BASED ON A NUMBER OF ASSUMPTIONS AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES WHICH ARE BEYOND THE CONTROL OF GRANT OR NEWCO; THEREFORE, THERE CAN BE NO ASSURANCE THAT THESE FORECASTS WILL BE REALIZED, AND ACTUAL OPERATING RESULTS MAY BE MATERIALLY HIGHER OR LOWER THAN FORECAST.

F.       MANAGEMENT OF NEWCO

         1.      BOARD OF DIRECTORS

                 Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial board of directors of Newco will solely consist of seven directors designated by EALP, four of whom are listed below. The remaining three directors shall be designated by EALP prior to Confirmation.

         Name                 Age              Affiliations
         ----                 ---              ------------
Jon D. Pollock                34      Chairman of the Board of Newco. Mr. Pollock is Portfolio Manager
                                      with Elliott Associates L.P., the majority stockholder of Newco.

J. Kelly Elliott              66      Vice-Chairman of Newco. Mr. Elliott served as Chairman of the
                                      Board of Grant from June 1993 through November 1995, and from
                                      November 20, 1996 until the Effective Date. Mr. Elliott is also currently Chairman, President and Chief Executive
                                      Officer of Sigma Electronics, Inc., in which capacities he as served since 1989. Mr. Elliott currently serves as a director of Tescorp, Inc., Oil States Industries, Incorporated and XL
                                      Systems Inc. He is also Chairman, President and Chief
                                      Executive Officer of Omnicomp Graphics Corporation, Chairman
                                      of Seaboard-Arval Corporation and Consultant to the Board of
                                      Directors of Weatherford Interra.

Larry E. Lenig, Jr.           48      President and Chief Executive Officer and Director of Newco. Mr.
                                      Lenig served as President and Chief Operating Officer of Grant from January 1997 until the Closing Date. Mr. Lenig was President and Chief Operating Officer of Digicon Inc. from 1989 until 1993, and was engaged in private consulting to a variety of energy and energy services companies and financial institutions from 1993 until joining Grant.

Donald G. Russell             65      Director of Newco. Mr. Russell served as a director of Grant from
                                      July 1993 through November 1995 and from February 1997 until the
                                      Closing Date. Mr. Russell is currently Chairman of the Board and
                                      Chief Executive Officer of Sonat Exploration Company, a post he has held since 1988.

All directors of Newco shall serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Newco Certificate of Incorporation and Bylaws.

         Non-employee directors of Newco will receive, as compensation for such service, (i) $1,500 per month in Cash, (ii) $500 for each Board or Committee meeting attended by such Director, and (iii) options granted annually to purchase 3,000 shares of Newco Common Stock at fair market value.

         2.      EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

                 a.       Executive Officers

                 Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial officers of Newco and their respective compensation shall be designated by EALP prior to Confirmation. EALP currently expects that the initial Officers of Newco, and their base compensation, will be the following:

         Name                              Age              Position
         ----                              ---              --------
         Larry E. Lenig, Jr.               48          President and Chief Executive Officer and Director(2)
                                                       (Proposed base compensation: $180,000 per year)

         Michael P. Keirnan                45          Vice President and Chief Financial Officer. Mr. Kiernan was
                                                       appointed to his current position in February 1997. He previously served as Manager of Treasury Operations for Gundle/SLT
                                                       Environmental from March 1996 until February 1997. Since 1986 and until March 1996, Mr. Kiernan served in various senior accounting management positions for Grant, including service as
                                                       Controller/Treasurer from 1993.

                                                       (Proposed base compensation: $90,000 per year)

Each officer of Newco will serve from and after the Effective Date until his or her successor is duly appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Newco Certificate of Incorporation and Bylaws. Compensation of the officers of Newco will be established by the Board of Directors of Newco on the Effective Date.

                 b.       Executive Compensation

         Newco expects to offer to its employees a reasonable compensation plan consisting of (1) current cash compensation at prevailing market rates for the industry and geographic location in which the employees work, (2) a cash bonus plan based on meeting pre-agreed financial performance targets and individual performance, (3) stock options generally vesting over three years and (4) reasonable group health and other benefits. EALP has agreed that Newco may grant stock options on the Effective Date to certain persons who are employees of Newco on the Effective Date. The initial grants of options will be based on the Rights of Newco Common Stock (or stock of a successor of Newco). EALP currently expects to grant stock options on the Effective Date as follows:


---------------
       (2)    For information regarding Mr. Lenig, see "Directors" above.

   Name of Prospective Employee               Number of Option Shares
   ----------------------------               -----------------------
   Larry E. Lenig, Jr.                        240,000 shares
   Michael P. Keirnan                          36,000 shares
   Other Employees                            725,000 shares(3)

The details of the compensation plan have not yet been completed. All decisions regarding compensation, including base compensation, cash bonus plans and stock options, are subject to the determination of the Board of Directors of Newco.

         3.      BENEFIT PLANS AND AGREEMENTS

                 Exhibit G to the Plan constitutes the exclusive list of the employment, retirement and other agreements and incentive compensation programs that will be assumed and assigned by Newco on the Effective Date.

         4.      CERTAIN CORPORATE GOVERNANCE ISSUES

                 Corporate governance matters with respect to Newco will be controlled by the Newco Certificate of Incorporation and the Newco Bylaws, in addition to the applicable provisions of Delaware law. The Newco Certificate of Incorporation and the Newco Bylaws will provide, in general, that: (a) stockholder action can be taken at an annual or special meeting of stockholders; (b) special meetings of stockholders may be called for any proper purpose or purposes by (i) the Chairman of the Board, (ii) the President, (iii) a majority of the board of directors, or (iv) holders of shares that are entitled to call a special meeting of the stockholders by virtue of any preferred stock designation; and (c) written notice of every meeting of the stockholders shall be provided to each stockholder of record, stating the place, date and hour, and in the case of a special meeting, the purpose(s) for which the meeting is called. The Newco Certificate of Incorporation will also provide that the number of directors shall be fixed by the Newco Bylaws and may be increased or decreased as prescribed therein. The Newco Bylaws will provide that, subject to the rights of holders of preferred stock, the number of directors shall be not less than three nor more than a specified number, with the exact number to be fixed from time to time by a vote of the majority of the entire board of directors. In addition, stockholders of a Delaware corporation cannot elect directors by cumulative voting unless its certificate of incorporation so provides. The Newco Certificate of Incorporation will not provide for cumulative voting. As a result, the holders of shares having a majority of the voting power in the election of directors will be able to elect all of the directors then being elected.

         Delaware law allows amendments of the certificate of incorporation if the board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability, and the stockholders thereafter approve such proposed amendment either at a special meeting or at the next annual meeting of stockholders. At any such meeting, the proposed amendment generally must be approved by a majority of the stockholders. Under Delaware law, the power to adopt, amend or repeal the bylaws resides with the stockholders; however, such power may be conferred upon the board of directors by the certificate of incorporation. The Newco Certificate of Incorporation will provide that the board of directors may adopt, amend or repeal the Newco Bylaws, but this grant will not divest the stockholders of such power.

         With respect to a merger, consolidation or sale of substantially all of the assets of a corporation, Delaware law requires approval by a majority of the stockholders. However, Delaware law permits mergers without approval if, among other things, no amendment of the certificate of incorporation is involved and no more than a 20% maximum increase in the corporation's outstanding common stock will result.

         Delaware law permits a corporation's certificate of incorporation to allow the board of directors to issue, without stockholder approval, a series of preferred stock and to designate their rights, preferences, privileges and restrictions. The Newco Certificate of Incorporation will grant such power to the board of directors, including the power to fix the voting rights of such preferred stock. Delaware law also permits, and the Newco Certificate of Incorporation will not prohibit, the board of directors to authorize the repurchase of Newco's capital stock, so long as capital is not impaired and, in the case of redeemable shares, so long as the purchase price is not greater than the redemption price.



---------------
       (3)   Reserved for grant on and after the Effective Date.

         Furthermore, the Newco Certificate of Incorporation will provide that Newco will not] be subject to section 203 of the Delaware General Corporation Law, which provides that a corporation shall not engage in any] business combination with any interested stockholder for a period of three years after such stockholder becomes an interested stockholder, unless (a) prior to such time the board of directors of the corporation approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or
(c) at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. An interested stockholder includes any person who is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years prior to the relevant date. A business combination is a merger or consolidation, a sale or other disposition of more than 10% of the corporation's assets, a security issuance that increases the interested stockholder's proportionate share of the corporation's stock or any other transaction that confers a potential benefit on the interested stockholder.

         5. LIMITATION OF LIABILITY; INDEMNIFICATION, DIRECTOR AND OFFICER INSURANCE

                 a.       Certificate of Incorporation and Bylaws Provisions

                 The Newco Certificate of Incorporation will limit personal liability of Newco's directors to the full extent permitted by the Delaware General Corporation Law. Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (i) for any breach of the duty of loyalty,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (dealing with illegal redemptions and stock repurchases), or (iv) for any transaction from which the director derived an improper personal benefit.

         The Newco Certificate of Incorporation will also provide, as do the charters of many other publicly held companies, for the mandatory indemnification of directors and officers to the full extent authorized or permitted by law. Section 145 of the Delaware General Corporation Law provides that a corporation (a) must indemnify its directors, officers, employees and agents for all expenses of litigation when they are successful on the merits or otherwise, (b) may indemnify such persons for the expenses, judgments, fines and amounts paid in settlement of litigation (other than a derivative suit) even if they are not successful on the merits, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, have no reason to believe that their conduct was unlawful), and (c) may indemnify such persons for the expenses of a derivative suit even if they are not successful on the merits if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made on behalf of a person adjudged to be liable in a derivative suit, unless the Delaware Chancery Court determines that, despite such adjudication but in view of all of the circumstances, such person is entitled to indemnification. In any such case, indemnification may be made only upon determination by (i) a majority of the disinterested directors, (ii) independent legal counsel, or (iii) the stockholders that indemnification is proper because the applicable standard of conduct was met. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified for them. The Newco Certificate of Incorporation will authorize Newco to enter into indemnification agreements with its officers and directors.

         The Newco Bylaws will also mandate indemnification of directors and officers to the full extent permitted by the Delaware General Corporation Law.

                 b.       Directors' and Officers' Insurance

                 Section 145 of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability. The Newco Bylaws will authorize Newco to purchase and maintain insurance protecting its officers and directors as permitted by the Delaware General Corporation Law. However, Newco and the directors or officers cannot be sure that such insurance coverage will continue to be available in the future or, if available, that it will not be unreasonably expensive to purchase and maintain.

G.       AUTHORIZED CAPITAL STOCK

         The Newco Certificate of Incorporation will authorize the issuance of shares of Newco Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. Any future issuance of shares of Newco Common Stock could have the effect of diluting the earnings per share, book value per share and voting power of shares held by the stockholders of Newco. The Newco Certificate of Incorporation will provide, to the extent required by section 1123 of the Bankruptcy Code (if applicable), that Newco will not issue nonvoting equity securities.


              VIII. STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

         For information with respect to shares of Old Common Stock which are held by persons known by the Debtor to be beneficial owners of more than 5% of such stock, including each person who is expected to serve as a director or executive officer of Newco, see the Company's Annual Report on Form 10-K, at page 30. For purposes of this Disclosure Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission.

         The Proponents are unable to determine the number and percentage of shares of Newco Common Stock that will be beneficially owned by such persons on the Effective Date because, among other things, the Newco Common Stock will not be issued in exchange for the Old Common Stock. Rather, the Old Common Stock will be canceled. Additionally, certain holders of Old Common Stock may receive Newco Common Stock on account of Rights received on account of certain Claims or other Interests.


                    IX. CERTAIN TRANSACTIONS WITH AFFILIATES

A.       TRANSACTIONS WITH EALP

                 As of the date of this Disclosure Statement, EALP owned 415,564 shares of Old $2.4375 Preferred Stock. Additionally, the Liverpool Limited Partnership, an affiliate of EALP, owned 282,050 shares of Old $2.4375 Preferred Stock. From time to time prior to the Petition Date, EALP made certain loans to the Debtor. Specifically, in August and November, 1994, EALP loaned $2 million and $1 million, respectively, to the Debtor. The Debtor repaid such loans in installments of $2 million on January 1, 1995 and $1 million on February 15, 1996.

         Additional unsecured loans of $325,000, $840,000 and $489,000 were made by EALP to the Debtor in November, 1996. Such loans are evidenced by 90-day promissory notes, bearing interest at the per annum rate of 15%. The notes evidencing the Debtor's indebtedness to EALP have been assigned by EALP to Westgate International, L.P., an affiliate of EALP. Westgate made additional loans of $560,000, $385,000 and $550,000 to the Debtor in October and November, 1996. As of the Petition Date, Westgate held a General Unsecured Claim in the amount of $3,252,897 and The Liverpool Limited Partnership held a general unsecured claim in the amount of $95,604.

         In addition to the prepetition loans made to the Debtor, EALP, in accordance with the provisions of the EALP Term Sheet and an order of the Bankruptcy Court, purchased a $2.5 million "last-out" participation in the DIP Financing Facility.

B.       TRANSACTIONS WITH OTHER AFFILIATES

         The Debtor engages, in the ordinary course of business, in various transactions with its subsidiaries on a regular basis. These transactions include the transfer of personnel and equipment, advances, repayments, guarantees, and other similar transactions. Since the Petition Date, the Debtor has not advanced any funds to any of the subsidiaries, nor has the Debtor transferred any material amount of equipment to any subsidiary.

         See Note 15 of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-k for the year ended December 31, 1996, at page F-26, for additional information regarding related party transactions.


                             X. THE RIGHTS OFFERING

A.       GENERAL

         Subject to the effectiveness of the Registration Statement, the Rights will be issued to holders of Allowed Class 5 Claims and Allowed Class 7 and 8 Interests. The Rights will be nontransferable, will not be evidenced by certificates and will expire on the Rights Expiration Date. The Rights will represent the right to purchase, in the aggregate, 4,750,000 shares of Rights Offering Common Stock, for an aggregate purchase price of $23,750,000, or shares in a successor to Newco on economically equivalent terms. The Rights will be divided into (a) the Class 5 Rights, which will be issued to Eligible Class 5 Claim Holders and will represent the right to purchase, in the aggregate, 475,000 shares of Rights Offering Common Stock, for an aggregate purchase price of $2,375,000, (b) the Class 7 Rights, which will be issued to holders of Allowed Class 7 Interests and will represent the right to purchase, in the aggregate, 4,255,000 shares of Rights Offering Common Stock, for an aggregate purchase price of $21,275,000 and (c) the Class 8 Rights, which will be issued to holders of Allowed Class 8 Interests and will represent the right to purchase, in the aggregate, 20,000 shares of Rights Offering Common Stock, for an aggregate purchase price of $100,000 or, in each case, shares in a successor to Newco on economically equivalent terms, in the same proportions.

B.       RIGHTS EXERCISE PERIOD

         The Rights Exercise Period shall commence as soon as practicable following the later of the (a) Effective Date and (b) the effective date of the Registration Statement. The Rights Exercise Period will conclude on the date occurring forty-five (45) days after the commencement of the Rights Exercise Period. As set forth in section VI.D "EALP Guaranty of Rights Offering" above, EALP may cause Newco to pay the full $47.5 million Cash purchase price to the Debtor at any time prior to the Newco Cash Payment Deadline and retain the proceeds of the Rights Offering. In such event, it is possible that the commencement of the Rights Offering will be delayed. In addition, in the event that Newco is unable to cause the Registration Statement to be declared effective within a reasonable time after the Effective Date, Newco may discontinue the Rights Offering.

C.       EXERCISE PROCEDURES; DELIVERY OF RIGHTS OFFERING NEW COMMON STOCK

         Rights may be exercised by the respective holders thereof at any time during the Rights Exercise Period. Each Right shall entitle the holder thereof to purchase one share of the Rights Offering Common Stock at a price equivalent to the price at which EALP acquires shares of Newco Common Stock pursuant to
Section 5.2.3.3 of the Plan. All Rights that are to be exercised by an individual holder must be exercised concurrently. Any exercise of Rights shall be irrevocable after the Rights Expiration Date.

         In order for an exercise of the Rights to be valid and effective, the holder of the Rights seeking to effect such an exercise must have been the holder of an Allowed Claim or Allowed Interest on account of which the Rights were issued and must deliver to the Rights Agent prior to the Rights Expiration Period a properly completed and duly executed Rights Exercise Notice which (i) indicates the number of Rights sought to be exercised and (ii) is accompanied by a certified check or bank draft drawn upon a United States bank or wire transfer in an amount equal to the product of the Rights exercise price and the number of Rights sought to be exercised. The foregoing items will not be deemed to have been timely delivered to the Rights Agent (and thus the attempted exercise of the Rights will not be valid or effective) unless they are actually received by the Rights Agent, at the address specified therefor in the instructions (the 'Exercise Instructions") accompanying the form of Rights Exercise Notice to be provided pursuant to
Section 5.3.3 of the Plan, prior to the Rights Expiration Date and are completed and executed in conformity with the Exercise Instructions.

         In order to facilitate the exercise of the Rights, the Rights Agent will mail, on the date upon which the Rights Exercise Period commences, to each Eligible Class 5 Claim Holder or the holder of an Allowed Class 7 or 8 Interest, a Rights Exercise Notice together with the Exercise Instructions (which will include instructions for the proper completion and due execution of the Rights Exercise Notice and timely delivery thereof, together with instructions for the payment of the applicable aggregate exercise price for the Rights sought to the exercised, to the Rights Agent and may specify other requirements relating to the valid and effective exercise of the Rights). All determinations as to proper completion, due execution, timeliness, eligibility and other matters affecting the validity or effectiveness of any attempted exercise of any Rights shall be made by the Rights Agent, whose determination shall be final and binding. The Rights Agent in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right subject to any such defect or irregularity. Deliveries required to be received by the Rights Agent in connection with a purported exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof by the Rights Agent shall have occurred and any defects or irregularities shall have been waived or cured within such time as the Rights Agent may determine in its sole discretion. Neither the Debtor nor the Rights Agent will have any obligation to give notice to any holder of a Right of any defect or irregularity in connection with any purported exercise thereof or incur any liability as a result of any failure to give any such notice.

         As promptly as practicable following the Rights Expiration Date, the Rights Agent will mail,(or cause to be mailed) to each holder of Rights that has sought to exercise Rights, a written statement specifying the number of Rights that were validly and effectively exercised by such holder and the number of shares of stock purchased upon such exercise of such Rights, together with a stock certificate representing the shares of Newco Common Stock) stock so purchased.


           XI. SECURITIES TO BE ISSUED AND DISTRIBUTED UNDER THE PLAN AND THE NEWCO ASSET PURCHASE AGREEMENT

         As of the later of (i) the Effective Date or (ii) the date on which the Registration Statement becomes effective, Newco will issue the Rights. In the event that Newco is unable to cause the Registration Statement to be declared effective within a reasonable time after the Effective Date, Newco may discontinue the Rights Offering. The Rights will be issued for distribution in accordance with the Plan and the Newco Asset Purchase Agreement to or for the benefit of holders of certain Allowed Claims and Allowed Interests. See "Overview of the Plan --Summary of Classes and Treatment of Claims and Interests," "Distributions Under the Plan" and "Certain Risk Factors." The following discussion summarizes the material provisions of the Rights and of the Newco Common Stock to which the Rights relate, including reference, where applicable, to the Newco Certificate of Incorporation and the Newco Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Newco Certificate of Incorporation and the Newco Bylaws, forms of which are appended as Exhibits B and C, respectively, to the Plan.

A.       THE NEWCO COMMON STOCK

         The Newco Common Stock will be issued to EALP and to holders of Rights who duly exercise such Rights (unless the Rights are to purchase shares of a successor to Newco). The Newco Certificate of Incorporation will authorize the issuance of shares of Newco Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. Giving effect to the transactions contemplated by the Plan and the Newco Asset Purchase Agreement, the Debtor estimates that there will be 9,737,500 shares of Newco Common Stock outstanding on the Closing Date (as defined in the Newco Asset Purchase Agreement).

         The rights of holders of the Newco Common Stock will be governed by the laws of the State of Delaware as well as by the Newco Certificate of Incorporation and the Newco Bylaws. Under the Newco Certificate of

Incorporation, the holders of Newco Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. The Newco Common Stock will not have cumulative voting rights. As a result, the holders of more than 50% of Newco Common Stock will be able to elect 100% of the directors to be elected if they choose to do so. In such event, the holders of the remaining shares of Newco Common Stock will not be able to elect any directors. Holders of Newco Common Stock will be entitled to participate equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor. However, it is not anticipated that dividends will be paid on the Newco Common Stock in the foreseeable future. See "Certain Risk Factors - - Dividend Restrictions." In the event of a liquidation, dissolution or winding up of Newco, holders of Newco Common Stock will be entitled to participate equally in all assets remaining after payment of liabilities and the liquidation preference of any preferred stock of Newco. Holders of Newco Common Stock will have no preemptive rights. Holders of Newco Common Stock will have no rights to convert their Newco Common Stock into any other securities and will have no redemption provisions or sinking fund provisions with respect to such shares.

B.       THE RIGHTS

         For a description of the Rights to be issued by Newco to holders of Allowed Class 5 Claims and Allowed Class 7 and 8 Interests, see "The Rights Offering." Rights may not be issued if the Registration Statement is not declared effective within a reasonable time after the Effective Date.

C.       REGISTRATION RIGHTS AGREEMENT

                 On the Effective Date, EALP, or any affiliate of EALP designated by EALP, and Newco shall be deemed to have entered into the Newco Common Stock Registration Rights Agreement , the form of which is appended as Exhibit E to the Plan, without further action on the part of Newco, EALP, the Debtor, GGI or any other party. The Newco Common Stock Registration Rights Agreement is subject to further negotiation and may contain terms different from or additional to the following described terms. Pursuant to the Newco Common Stock Registration Rights Agreement, individuals holding at least 25% of the Registrable Shares (as defined therein) shall have the right to request the registration of such Registrable Securities (a "Demand"). Newco will then be required to file with the SEC within 60 days after receiving notice of such Demand, a registration statement (a "Newco Registration Statement") on the appropriate form. Newco must use its best efforts to cause such Newco Registration Statement to become effective. The holders of Registrable Securities will have the right to make 5 Demands (no more than 3 Demands within any twelve-month period) under the Newco Common Stock Registration Rights Agreement. In addition, pursuant to the Newco Common Stock Registration Rights Agreement, if Newco proposes to register any of its equity securities under the Securities Act for its own account or for the account of other stockholders, the holders of Registrable Shares will have the right to include their Registrable Shares ("Piggyback") in such registration, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration.

         "Registrable Securities" is defined in the Newco Common Stock Registration Rights Agreement as all shares of Newco Common Stock issued to EALP as described in Section 5.2.3.3 of the Plan or as provided in Sections
3.2.5 or 3.2.7 of the Plan, and any equity securities of Newco issued or distributed in respect thereof by way of any stock dividend, stock split or other distribution, recapitalization or reclassification and any equity securities acquired upon exercise or conversion of any such securities.

         Holders of Registrable Securities participating in any registration pursuant to the Newco Common Stock Registration Rights Agreement must satisfy certain conditions relating to the provision of information in connection with any such registration statement. The Newco Common Stock Registration Rights Agreement contains a variety of other provisions applicable to Demand and Piggyback registrations. However, the provisions of the Newco Common Stock Registration Rights Agreement are for the exclusive benefit of the parties thereto. Newco is required to pay virtually all expenses (other than underwriting discounts and commissions) in connection with Demand and Piggyback registrations and is required to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act. The rights provided in the Newco Common Stock Registration Rights Agreement are transferable to transferees of Registrable Shares.

D.       APPLICATION OF FEDERAL AND OTHER SECURITIES LAWS

         A registration statement will be filed under the Securities Act with respect to the issuance of the Rights.


                           XII. CERTAIN RISK FACTORS

         The securities to be issued or transferred pursuant to the Plan are subject to a number of material risks, including those enumerated below. The risk factors enumerated below assume Confirmation and the consummation of the Plan and all transactions contemplated therein (including the transactions contemplated by the Newco Asset Purchase Agreement), and do not include matters that could prevent or delay confirmation. See "General Information Concerning the Plan -- Conditions Precedent to Confirmation and Consummation of the Plan" and "Acceptance and Confirmation of the Plan" for a discussion of such matters. Prior to deciding whether and how to vote on the Plan, Holders of Claims and Interests should carefully consider all of the information contained in this Disclosure Statement, especially the factors described in the following paragraphs.

A.       RISKS RELATING TO THE PROJECTIONS

         The management of the Debtor has prepared the projected financial information contained in this Disclosure Statement to present the projected effects of the Plan and the transactions contemplated thereby. See Exhibit 4 appended hereto. The Projections assume the Plan and the transactions contemplated thereby will be implemented in accordance with their terms. The assumptions and estimates underlying such Projections are inherently uncertain and are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those projected, including, among others, those enumerated in the Projections. Accordingly, the Projections are not necessarily indicative of the future financial condition or results of operations of Newco, which may vary significantly from those set forth in the Projections. Consequently, the projected financial information contained herein should not be regarded as a representation by the Debtor, the Debtor's advisors or any other person that the Projections can or will be achieved.

B.       NONCOMPARABILITY OF HISTORICAL FINANCIAL INFORMATION

         As a result of the consummation of the Plan and the transactions contemplated thereby, the financial condition and results of operations of Newco from and after the Effective Date will not be comparable to the financial condition or results of operations reflected in the historical financial statements of the Debtor contained in Exhibits 2 and 3.

C.       CAPITAL REQUIREMENTS

         Newco's business is expected to require large amounts of capital spending and working capital. While the Projections assume that Newco will generate sufficient funds to meet its capital spending and working capital needs for the foreseeable future, the ability of Newco to gain access to additional capital, if needed, cannot be assured, particularly in view of competitive factors and industry conditions. See "Newco -- Discussion and Analysis of Financial Condition and Results of Operations."

D.       CERTAIN RISKS ASSOCIATED WITH THE REGISTRATION STATEMENT

         Effectiveness of the Registration Statement is a condition to the distribution of the Rights, but is not a condition to the Effective Date of the Plan. There can be no assurance that this condition will be satisfied. If the Registration Statement is not declared effective within a reasonable period of time following the Effective Date, Newco may elect to discontinue the Rights Offering and, in such case, the Rights will not be issued and holders of Eligible Class 5 Claims and Class 7 and 8 Interests will not receive any Rights, but such holders of Claims and Interests will still be bound by the Plan.

E.       CERTAIN RISKS ASSOCIATED WITH THE RIGHTS

         Assuming the Rights are issued, the exercise of the Rights and the purchase of the Newco Common Stock or the stock of a successor to Newco upon the exercise thereof may be subject to the reporting and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Under the HSR Act, acquisitions of Newco Common Stock or the stock of a successor to Newco which exceed the thresholds of the HSR Act (including those which would result in the acquiror holding Newco Common Stock or the stock of a successor to Newco having a value of $15.0 million or more) may not be consummated, unless an exemption is available under the HSR Act, until the expiration of an initial 30-calendar-day waiting period following the filing of HSR notification and report forms by the acquiring person and Newco. If the parties request, the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") may terminate such waiting period prior to the running of the 30-calendar-day waiting period. If during such waiting period either the Antitrust Division or the FTC requests additional information or material from the parties, the waiting period would be extended and would expire at 11:59 Eastern time, on the 20th calendar day after the date of substantial compliance by the parties with such request. Persons who will receive a substantial number of Rights under the Plan, or who anticipate purchasing a substantial amount of Newco Common Stock or the stock of a successor to Newco pursuant to an exercise of the Rights, should consult with their own legal counsel to determine the applicability of the requirements of the HSR Act to their circumstance and to assure compliance with such requirements as may be so applicable. There can be no assurance that holders who exercise Rights will have made an appropriate investment decision.

F.       ABSENCE OF A PUBLIC MARKET; VOLATILITY

         There is no existing market for the Newco Common Stock. Accordingly, there can be no assurance that a market will develop for such securities, or, if any such market does develop, that it will continue to exist, or as to the degree of price volatility in any such market which does develop. Accordingly, no assurance can be given as to the liquidity of the market for the Newco Common Stock or the price at which the Newco Common Stock will trade in the market.

G.       LACK OF ANTICIPATED DIVIDENDS

         It is not anticipated that any cash dividends will be paid on the Newco Common Stock for the foreseeable future.

H.       CERTAIN RISKS ASSOCIATED WITH THE CHAPTER 11 CASE; RISKS OF
         NON-CONFIRMATION

         The Debtor is a party to various contractual arrangements, including without limitation contracts with governmental authorities, job-related contracts and joint venture and similar agreements, under which the commencement of the Chapter 11 Case could (i) result in a breach, violation, default or conflict, (ii) give other parties thereto rights of termination or cancellation or (iii) have other adverse consequences for the Debtor or Newco. The magnitude of any such adverse consequences may depend upon, among other things, the diligence and vigor with which other parties to such contracts may seek to assert any such rights and pursue any such remedies in respect of such matters, and the ability of the Debtor or Newco to resolve such matters on acceptable terms through negotiations with such other parties or otherwise. The Debtor does not believe that any breach of or default under any such agreement has occurred. Although the Debtor presently believes that none of the foregoing matters would have a material adverse effect on the business, financial condition or results of operations of Newco, there can be no assurance with respect thereto.

         RISKS OF NON-CONFIRMATION

         There can be no assurance that the requisite acceptance to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or stockholder of the Debtor might challenge the adequacy of the disclosure of the balloting procedures and results as not being in compliance with the Bankruptcy Code. Even if the Bankruptcy court were to determine that the disclosure and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it were to find that any statutory conditions to confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of distributions to non-accepting creditors and equity security holders will not be less than the value of distributions such creditors and equity security holders would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code. See "Voting and Confirmation of the Plan -- Best Interests Test." While there can be no assurance that the Bankruptcy Court will conclude that these requirements have been met, the Debtor believes that the Plan will not be followed by a need for further financial reorganization and that non-accepting creditors and equity security holders will receive distributions at lease as great as would be received following a liquidation pursuant to chapter 7 of the Bankruptcy Code. See "Voting and Confirmation of the Plan --Chapter 7 Liquidation Analysis."

         The Confirmation and consummation of the Plan are also subject to certain conditions. See "Overview of the Plan -- Conditions Precedent to Confirmation and Consummation of the Plan."

         If the Plan, or a plan determined not to require resolicitation of any Classes of Claims or Interests by the Bankruptcy Court, were not to be confirmed, it is unclear what distribution holders of Claims and Interests ultimately would receive with respect to their Claims and Interests. If an alternative plan could not be agreed to, it is possible that the Debtor would have to liquidate its assets, in which case it is likely that holders of Claims and Interests would receive less than they would have received pursuant to the Plan. See "Voting and Confirmation of the Plan -- Alternatives if the Restructuring is Not Consummated -- Possible Liquidation."

I.       CERTAIN CONDITIONS TO THE EFFECTIVE DATE; TERMINATION PROVISIONS

         The obligations of the Debtor under the Plan and the obligations of EALP and Newco under the Newco Asset Purchase Agreement are subject to the satisfaction or waiver of certain conditions on the Effective Date. See section III G above. There can be no assurance that such conditions will be satisfied or waived on or prior to the Effective Date.

J. CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND THE BYLAWS; DELAWARE GENERAL CORPORATION LAW

         The Newco Certificate of Incorporation and the Newco Bylaws contain certain provisions that may have the effect of delaying, deferring or preventing a change in control of Newco. Newco will be subject to the provisions of the Delaware General Corporation Law, which may also delay, deter or prevent a change in control. See "Newco -- Certain Corporate Governance Matters."

K.       CONCENTRATION OF OWNERSHIP; CERTAIN HOLDERS OF NEW COMMON STOCK

         Assuming that the transactions contemplated by the Plan and the Newco Asset Purchase Agreement are consummated, EALP would hold not less than about 65% of the issued and outstanding shares of Newco Common Stock as of the Closing Date (as defined in the Newco Asset Purchase Agreement). The voting power held by EALP may have the effect of discouraging certain types of transactions involving an actual or potential change of control of Newco, including transactions in which the holders of Newco Common Stock might otherwise receive a premium for their shares over then- current market prices, and may adversely affect the market price of the Newco Common Stock. In addition, as a result of such voting power, EALP will have the ability to affect significantly the election of the directors of Newco who will control the management and affairs of Newco, as well as the outcome of other matters that may be submitted to a stockholder vote from time to time.

L.       LOSS OF CORPORATION TAX BENEFITS

         The Debtor reported net operating loss carryforwards of approximately $173 million at December 31, 1996. Since the transaction between the Debtor and Newco is structured as an asset sale, Newco may not be able to utilize such net operating loss carryforwards. See "Certain Federal Income Tax Consequences -- Loss of Net Operating Loss Carryforwards," for additional information regarding the operation of section 382 of the Tax Code.

M.       DISRUPTION OF OPERATIONS RELATING TO BANKRUPTCY FILING

         The Chapter 11 Case could adversely affect the Debtor's subsidiaries' relationships with their customers, suppliers and employees. Employees of the Debtor and its subsidiaries generally are not parties to employment contracts. The Debtor believes that, due to uncertainty about its financial condition, it may be difficult to retain or attract high quality employees. If the Debtor's relationships with its customers, suppliers and employees are adversely affected, the Debtor's subsidiaries' operations could be materially affected. Weakened operating results could adversely affect the Debtor's ability to complete the solicitation of acceptances of the Plan or, if such solicitation is successfully completed, to obtain Confirmation of the Plan. The Debtor anticipates, however, that it will have sufficient cash to service the obligations that it intends to pay during the period prior to and at the consummation of the Plan.

N.       INDUSTRY CYCLICALITY

         Demand for the services to be offered by Newco has been, and is expected to continue to be, subject to significant fluctuations due to a variety of factors beyond the control of Newco, including economic conditions. During economic downturns, the ability of both private and governmental entities in targeted markets to make capital expenditures may decline significantly. There can be no assurance that economic conditions generally will be favorable or that there will not be significant fluctuations adversely affecting the industry as a whole or key markets targeted by Newco and, as a result Newco and its financial results. In addition, Newco's operations will be in part dependent upon foreign governmental funding of projects. Significant changes in the level of foreign government funding of these projects could have a favorable or unfavorable impact on the operating results of Newco.

O.       BUSINESS AND COMPETITION

         The Debtor is engaged in highly competitive business. Newco will compete with other seismology firms, both foreign and domestic, including small local contractors. Many such competitors have a substantially stronger financial position than will Newco. While the Debtor's management believes that, after consummation of the Plan, Newco's ability to compete effectively will be significantly greater than the Debtor's, there can be no assurance that Newco will be able to compete successfully for new projects following the consummation of the Plan. In addition, implementation of Newco's business strategy will be subject to numerous contingencies beyond the control of Newco, including general and regional economic conditions, interest rates, competition, changes in regulation and the ability to attract and maintain skilled employees. As a result, there can be no assurance that Newco's business strategies will prove effective or that Newco will achieve its goals.

P.       CERTAIN TIMING CONSIDERATIONS

         The Debtor's business operations are being adversely affected by the Debtor's poor financial position, and by the reluctance of some customers and potential customers to engage the Debtor on new or additional projects. In addition, the Debtor's primary assets are its highly skilled professionals, who have the ability to leave the Debtor and so deprive it of the skill and knowledge essential for performance of new and existing contracts. Because the Debtor is engaged in service businesses, it is highly dependent on its customers' and potential customers' belief that the Debtor will perform professional tasks in accordance with the highest standards over a lengthy period of time. Continued deterioration of the Debtor's businesses, or the loss of significant numbers of key professionals, could have a material adverse effect on the Debtor and may threaten its ability to survive as a going concern.

Q.       FIXED PRICE CONTRACTS AND OTHER PROJECT RISKS

         The Debtor typically enters into two basic types of contracts: turnkey contracts providing for a fixed price per unit of seismic data acquired, or term contracts providing for a fixed fee to be paid to the Debtor during the term of the project. The majority of the Debtor's contracts are on a turnkey basis, and it is likely that Newco will also enter into turnkey contracts.

         Regardless of the type of contract, the Debtor's business has always been subject to unusual risks, including unforeseen conditions encountered during testing, the impact of inflation upon costs and financing requirements of clients and changes in political and legal circumstances, particularly since contracts for major projects are performed over extended periods of time. Other risks include the failure of third-party project participants, including joint venture partners and subcontractors, to obtain required permits or to perform essential functions on a timely basis, the failure of local governing authorities to take certain necessary actions, opposition by community groups in the locality of a project or by other interested third parties to the project's development, and the failure to obtain adequate financing for the project. Foreign operations and joint ventures are particularly vulnerable to changing political and economic environments, foreign currency controls and fluctuations, civil disturbances, labor strikes and other uncertainties associated with operations in foreign countries. See "--Foreign Operations." The Debtor and, after the Effective Date, Newco may be exposed to significant risks and uncertainties in the performance of contracts, particularly turnkey contracts. Although the Debtor constantly seeks to minimize and spread the risks over a large number of contracts, a combination of unusual circumstances could result in losses on a particular contract or contracts, and the Debtor and Newco may experience significant changes in operating results on a quarterly or annual basis.

R.       BACKLOG

         Backlog consists of the uncompleted portion of contract revenue. All contracts with agencies of the U.S. Government and some commercial and foreign contracts are subject to unilateral termination at the option of the customer. In the event of a termination, the Debtor and, after the Effective Date, Newco would not receive projected revenues or profits associated with the terminated portion of such contracts.

S.       FOREIGN OPERATIONS

         The Debtor anticipates that it and, after the Effective Date, Newco will continue to pursue project opportunities throughout the world through foreign and domestic subsidiaries as well as agreements with foreign joint venture partners. Such foreign operations are subject to uncertain political and economic environments, potential incompatibility with foreign joint venture partners, foreign currency controls and fluctuations, civil disturbances, labor strikes, as well as other uncertainties associated with operations in foreign countries. Events outside of the Debtor's or Newco's control may limit or disrupt operations, restrict the movements of funds, result in deprivation of contract rights, increase foreign taxation or limit repatriation of earnings. In addition, in certain cases applicable law and joint venture or other agreements may provide that each joint venture partner is jointly and severally liable for all liabilities of the venture.

T.       EMPLOYEES

         One of the Debtor's primary assets is its group of highly skilled professionals, who have the ability to leave the Debtor and so deprive it of the skill and knowledge essential for performance of new and existing contracts. While the Debtor anticipates that substantially all of its employees who are offered employment by Newco will accept such employment, there can be no assurance that Newco will retain the services of such employees. The Debtor is engaged in service businesses and is highly dependent on its customers' and potential customers' belief that the Debtor will perform professional tasks in accordance with the highest standards over an extended period of time. Continued deterioration of the Debtor's business, or loss of a significant number of key professionals, would have a material adverse effect on the Debtor and, after the Effective Date, Newco.

U.       OTHER OPERATING FACTORS

         Unforeseen circumstances encountered during the development of projects often require changes in the scope of work or additional work that are authorized by the project owner but not priced. This process often results in claims against the owner which are negotiated or litigated after a project is completed. The outcome of the claims resolution process is often determinative of the financial success of the project. The receipt of proceeds from claims resolution may materially affect the Debtor's and, after the Effective Date, Newco's financial results in the period received. Operations may also be adversely affected by weather conditions, the potential for changes in technology, demand, product substitution and political factors which effect alternative fuel decisions.

V.       ENVIRONMENTAL MATTERS

         The Debtor is, and after the Effective Date Newco will be, subject to a variety of environmental laws and regulations governing, among other things, discharges to air and water, the handling, storage, and disposal of hazardous or solid waste materials and the remediation of contamination associated with releases of hazardous substances. Such laws and regulations and the risk of attendant litigation can cause significant delays to a project and add significantly to its cost. Violations of these environmental laws and regulations could subject Newco and its management to civil and criminal penalties and other liabilities.

         Various federal, state and local environmental laws and regulations, as well as common law, may impose liability for property damage and costs of investigation and cleanup of hazardous or toxic substances on property currently or previously owned by the Debtor or arising out of the Debtor's or Newco's waste management activities. Such laws may impose responsibility and liability without regard to knowledge of or causation of the presence of the contaminants, and the liability under such laws is joint and several.


                 XIII. GENERAL INFORMATION CONCERNING THE PLAN

A.       LEGAL EFFECT OF THE PLAN

         1.      CONTINUED CORPORATE EXISTENCE; VESTING OF ASSETS

                 GGI will continue to exist after the Effective Date with only the powers of corporations under the general corporation law of Delaware that are necessary to implement the provisions of the Plan relating to: (i) distributions pursuant to Section 7.2 of the Plan, (ii) Claims objections pursuant to Section 8.1 of the Plan and (iii) such other duties pursuant to the Plan with the agreement of the Official Committee or as ordered by the Bankruptcy Court; its business purpose will be to conduct an orderly distribution of the proceeds of the sale of its assets; it will not engage in new business or incur liabilities except in connection with the foregoing business purpose.] Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all property of the Estate of the Debtor not vested in or assigned to Newco or released pursuant to the Plan, and any property acquired by the Debtor or GGI under or in connection with the Plan, including the right to receive the Newco Asset Purchase Proceeds, shall vest in GGI. On and after the Effective Date, GGI shall distribute its assets to holders of Allowed Claims and Interests as set forth in the Plan (subject to the provisions for distributions in Article VII of the Plan) and only the Official Committee may compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, GGI may pay the charges that it incurs on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court upon written notice to the Official Committee (any dispute with respect to which shall be resolved by the Bankruptcy Court). GGI shall not take any actions not contemplated in the Plan absent the consent of the Official Committee or an order of the Bankruptcy Court. As soon as practicable after the Final Distribution Date, GGI shall file a request for entry of a final decree concluding this Chapter 11 Case. Upon entry of the final decree, GGI shall be deemed dissolved and shall cease to exist for any purpose without any further corporate action.

   2. CANCELLATION OF CAPITAL STOCK; SURRENDER OF SECURITIES AND OTHER DOCUMENTATION

                 On the Effective Date, the Capital Stock (whether issued and outstanding or held in the treasury of the Debtor immediately prior to the Effective Date) shall be deemed to be canceled, extinguished, retired and of no further force and effect, in all events without any further action on the part of the Debtor, GGI, the holders of Capital Stock, EALP, Newco or any other entity. The holders of such canceled securities and other documentation shall have no rights arising from or relating to such securities or other documentation, or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan shall be made to or on behalf of any holder of any Allowed Claim or Allowed Interest evidenced by such canceled securities or other documentation unless or until such securities or documentation are received by the Disbursing Agent pursuant to Section 7.8 of the Plan.

         3.      INJUNCTION

                 Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security holder are permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or Interests or rights: (a) commencing or continuing, in any manner or in any place, any action or other proceeding against GGI, the Official Committee, Newco, EALP, Westgate or their respective affiliates or property; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against GGI, the Official Committee, Newco or EALP; (c) creating, perfecting or enforcing any lien or encumbrance against GGI, the Official Committee, Newco or EALP or their respective property; and (d) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

         As of the Effective Date, all entities that have held, currently hold or may hold a claim, counterclaim, demand, debt, right, cause of action or liability that is released pursuant to Section 5.6.2 of the Plan are permanently enjoined from taking any of the following actions on account of such released claims, demands, debts, rights, causes of action or liabilities:
(a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; and (d) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in
Section 11.1 of the Plan.

         4. LIMITATION OF LIABILITY IN CONNECTION WITH THE PLAN, DISCLOSURE STATEMENT AND RELATED DOCUMENTS; INDEMNITY

                 To the fullest extent permissible under applicable law, the Proponents and their officers, directors, members, agents and representatives will neither have nor incur any liability to any entity, including, specifically any holder of a Claim or Interest, for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or the Confirmation Order, including solicitation of acceptances of the Plan.

                 Newco and GGI shall indemnify each Proponent and their officers, directors, members, agents and representatives, and shall hold each Proponent and their officers, directors, members, agents and representatives harmless from, and reimburse each Proponent for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by a Proponent and their officers, directors, members, agents and representatives arising from any liability described in Section 13.1 of the Plan.

         5.      RELEASE OF LIENS

                 Except as otherwise provided in the Plan or in any contract, instrument, indenture or other agreement or document created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Estate shall be released, and all right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests shall revert to Newco and its successors and assigns; provided that liens securing Postpetition Secured Claims and Other Identified Secured Claims shall continue against their respective property until such Claims are paid in full as set forth in the Plan, and provided further that such liens shall automatically be released without any further action by any party upon such payment. Funds paid by Newco to GGI pursuant to
Section 5.1.1.4 shall not be subject to any claims or liens by Newco, Newco's creditors or shareholders or the holders of obligations assigned to or assumed by Newco.

         6.      OTHER SECURED CLAIMS

                 To the extent that a Secured Claim is not otherwise classified in the Plan and is not a Class 11 Claim, such claim shall be paid by GGI; provided, however, that if the collateral for such Secured Claim has not been transferred to Newco, such Claim shall be satisfied by the return or abandonment of such collateral to the holder of such Claim.

B.       RELEASES UNDER THE PLAN; RELATED INJUNCTION

         1.      RELEASES BY THE DEBTOR

                 a. As of the Effective Date, the Debtor, GGI and the Official Committee (to the extent applicable) will be deemed to have released and waived all causes of action of the Debtor arising under sections 510, 544, 547, 548, 549 or 550 of the Bankruptcy Code except with respect to claims against any entity in Peru or claims resulting from the Debtor's operations in Peru.

                 b. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, GGI and the Official Committee (to the extent applicable) will be deemed to forever release, waive and discharge all claims, counterclaims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of the Debtor, GGI or the Official Committee to enforce the Plan and its implementation and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the parties released pursuant to Section 5.6.1.2 of the Plan, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of a Debtor or its Estate against (i) the Debtor's current officers and directors, (ii) the current and former officers, directors and shareholders of EALP, Westgate and Newco, (iii) the respective current and former agents, employees, consultants, advisors, attorneys, accountants and other representatives of the Debtor, EALP, Westgate and Newco (including the respective current and former members and professionals of the foregoing) acting in such capacity, (iv) Foothill and Foothill's current and former employees, officers, directors, agents, advisors, attorneys and representatives, (v) Oyo, Input/Output, Inc. and the Official Committee and their predecessors in interest (vi) EALP, Westgate and their respective affiliates; provided, however, that the Debtor shall not release the persons identified in subclauses (i) and (v) of Section 5.6.1.2 of the Plan from any claims with respect to (a) any loan, advance or similar receivable due the Debtor from such person or (b) any contractual obligation owed by such person to the Debtor.

                 c. Any and all claims or causes of action (other than released pursuant to Sections 5.6.1.1 and 5.6.1.2 of the Plan) (i) against any entity in Peru (whether for affirmative recovery or as a defense to a Claim by any such entity) or (ii) the successful prosecution of which would result in no affirmative recovery but rather a Secured Claim becoming a General Unsecured Claim, shall not be released but shall be preserved for the benefit of, and shall vest in, GGI, subject to disposition as agreed among GGI and the Official Committee. Newco may appear and object with respect to the Official Committee's resolution of Claims of or claims against entities in Peru or arising out of the Debtor's operations in Peru or defenses thereto if Newco believes that any such proposed resolution will negatively impact Newco's business or important business relationships.

         2.      RELEASES BY HOLDERS OF CLAIMS OR INTERESTS

                 a.       Holders of Claims

                 As of the Effective Date, to the fullest extent permitted by applicable law, in consideration for the obligations of the Debtor and GGI under the Plan and the Cash, Rights, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, each holder of a Claim that is Impaired under the Plan will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor's or GGI's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder or right of setoff or recoupment, if any), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against the Debtor, the Chapter 11 Case or the Plan against (i) the Debtor, EALP, Westgate and Newco, (ii) the current and former officers, directors and shareholders of the Debtor, EALP, Westgate and Newco or
(iii) their respective affiliates, agents, advisors, attorneys and representatives (including the respective current and former officers, directors, employees, shareholders and professionals of the foregoing), acting in such capacity.

                 b.       Holders of Certain Interests

                 As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the obligations of the Debtor and GGI under the Plan, the Rights, contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold an Interest classified in Classes 7 or 8 will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor's or GGI's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Interests in the Debtor, the Chapter 11 Case or the Plan against: (i) the Debtor, EALP, Westgate and Newco, (ii) the current or former officers, directors and shareholders of the Debtor, EALP, Westgate and Newco or (iii) their respective affiliates, agents, advisors, attorneys and representatives (including the respective current and former directors, officers, employees, shareholders and professionals of the foregoing), acting in such capacity.

                 c.       Release of Official Committee

                 As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold a Claim or an Interest which is Impaired will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against or Interests in the Debtor, the Chapter 11 Case or the Plan against the Official Committee, its agents, advisors, attorneys and representatives (including the respective current and former directors, officers, employees, shareholders and professionals of the foregoing), acting in such capacity.

         3.      INJUNCTION RELATED TO RELEASES

         As further provided in Section 11.1 of the Plan, the Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, counterclaim, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

         4.      LIMITATION ON RELEASES

         Notwithstanding the provisions of Section 5.6 of the Plan, if and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the releases set forth in the Plan, then the Plan may be confirmed with that portion excised so as to give effect as much as possible to the foregoing releases without precluding confirmation of the Plan.

C.       RETENTION OF BANKRUPTCY COURT JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Chapter 11 Case after the Effective Date to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

                 i) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate a Claim pursuant to the Plan;

                 ii) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                 iii) Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

                 iv) Ensure that distributions to holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

                 v) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor or Newco that may be pending on the Effective Date;

                 vi) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                 vii) Resolve any case, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order;

                 viii) Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                 ix) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                 x) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

                 xi) Determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan; and

                 xii)     Enter an order concluding the Chapter 11 Case.

D.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         1.      REJECTION OF EXECUTORY CONTRACTS

         Except as otherwise provided in the Plan, including Section 6.2 of the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtor will reject each executory contract and unexpired lease entered into by the Debtor prior to the Petition Date that has not previously: (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to section 365 of the Bankruptcy Code. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejections described in Section 6.1.1 of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.





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
         2.      BAR DATE FOR REJECTION DAMAGES

         If the rejection of an executory contract or unexpired lease pursuant to Section 6.1.1 of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtor, GGI, its successor or properties unless
(a) a Stipulation of Amount and Nature of Claim has been entered into and approved by the Bankruptcy Court with respect to the rejection of such executory contract or unexpired lease or (b) a proof of Claim is Filed and served on GGI and the Official Committee and counsel for GGI and the Official Committee within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court.

         3.      ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtor will assume each of the executory contracts and unexpired leases listed on Exhibit F to the Plan; provided, however, that Newco has reserved the right, at any time prior to the Effective Date, to amend Exhibit F in order to (a) delete any executory contract or unexpired lease listed therein, thus providing for its rejection pursuant to Section 6.1.1 of the Plan or (b) add any executory contract or unexpired lease thereto, thus providing for its assumption pursuant to Section 6.2.1 of the Plan. Each contract and lease listed on Exhibit F shall be assumed and assigned only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Exhibit F shall not constitute an admission by the Debtor, GGI or Newco that such contract or lease is an executory contract or unexpired lease or that the Debtor or GGI has any liability thereunder. The Confirmation Order will constitute an order of the Bankruptcy Court approving such assumptions, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

         4.      CURE OF DEFAULTS IN CONNECTION WITH ASSUMPTIONS

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of GGI: (a) by payment of the default amount in Cash as soon as practicable after the Newco Cash Payment Deadline or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease; provided, however, that Newco shall assume the Debtor's cure obligation under (i) the Stipulated Order Resolving (1) Motion to Compel Debtor to Timely Perform Obligations with Respect to Equipment Leases and to Compel Debtor to Decide Whether to Assume or Reject Equipment Leases and (2) Motion for Relief from Automatic Stay filed by Leasing Associates, Inc. - H1 and entered by the Bankruptcy Court on March 24, 1997, (ii) the Stipulated Order Resolving Motion to Compel Assumption or Rejection of Lease and for Adequate Protection filed by GE Capital Fleet Services, Inc. and entered by the Bankruptcy Court on June 26, 1997, (iii) the TIAA Mortgage and (iv) unexpired leases of the Debtor with Input/Output, Inc. that are assumed pursuant to Section 6.2.1 of the Plan, and provided further that the aggregate amount of cure payments required to be paid in excess of $200,000 (excluding those specifically designated to be paid by Newco) shall be paid by Newco. The Debtor believes that the aggregate amount of cure payments to be paid by GGI relating to executory contracts and unexpired leases to be assumed pursuant to the Plan, other than the cure payments expressly being assumed by Newco hereunder, will be about $50,000. If there is a dispute regarding: (i) the amount of any cure payments; (ii) the ability of Newco to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

         5.      SPECIAL EXECUTORY CONTRACT AND UNEXPIRED LEASE MATTERS

                 a. Existing Employment, Retirement and Other Agreements and Incentive Compensation Programs

         The employment, retirement and other agreements and incentive compensation programs that are listed on Exhibit G to the Plan are treated as executory contracts under the Plan and, on the Effective Date, shall be assumed and assigned to Newco pursuant to sections 365 and 1123 of the Bankruptcy Code, and neither the Debtor, GGI nor their assets shall be subject to any claims thereunder.

                 b.       Indemnification Obligations

         To the extent any indemnification obligation of the Debtor existing as of the Petition Date to any current officer or director of the Debtor constitutes an executory contract, such executory contract shall be deemed to have been assumed by the Debtor and assigned to Newco as of the Effective Date pursuant to section 365 of the Bankruptcy Code, and neither the Debtor, GGI nor their assets shall be subject to any claims thereunder.

         6. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

         Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by the Debtor shall be assigned to Newco and shall be performed by Newco in the ordinary course of its business, and neither the Debtor, GGI nor their assets shall be subject to any claims thereunder, unless such contract or lease is listed on Exhibit D to the Plan. Accordingly, such executory contracts, unexpired leases and other obligations will survive and remain unaffected except for such assignment by entry of the Confirmation Order.


                       XIV. DISTRIBUTIONS UNDER THE PLAN

A.       GENERAL

         1.      SOURCES OF CASH TO MAKE PLAN DISTRIBUTIONS

         Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for GGI to make payments pursuant to the Plan shall be obtained from the Newco Asset Purchase Proceeds. Cash payments to be made pursuant to the Plan will be made by GGI or the Disbursing Agent.

         2. DISTRIBUTIONS FOR CLAIMS AND INTERESTS ALLOWED AS OF THE EFFECTIVE DATE

                 Except as otherwise provided in Sections 2.3 and 3.2.2 of the Plan, distributions to be made on account of Claims or Interests that are Allowed as of the Effective Date shall be made as soon as practicable after the Newco Cash Payment Deadline. Distributions shall be deemed made as soon as practicable after the Newco Cash Payment Deadline if made on the Newco Cash Payment Deadline or as promptly thereafter as practicable, but in any event no later than 30 days after the Newco Cash Payment Deadline or such later date when the applicable conditions of Sections 6.1.3 (regarding cure payments for executory contracts and unexpired leases being assumed); 7.3.2 (regarding undeliverable distributions); 7.6.6.2 (regarding arrangements for the satisfaction and payment of tax obligations relating to distributions of Cash or securities pursuant to the Plan); or 5.2 and 7.8 (regarding surrender of canceled debt instruments and securities) of the Plan are satisfied. Distributions on account of Claims or Interests that are Allowed after the Effective Date shall be made pursuant to Sections 7.6 and 8.3 of the Plan.

                 On the Newco Cash Payment Deadline, Newco shall pay the Newco Asset Purchase Proceeds in three wire installments: an amount necessary to pay the GGI expenses provided in Section 7.2.1 (the "GGI Expense Portion"), an amount necessary to pay or reserve for all claims to be paid by the Debtor other than those classified in Class 5 (the "GGI Trustee Portion") and an amount equal to the remaining balance (the "Unsecured Creditors Trust Portion"). The GGI Expense Portion and the GGI Trustee Portion shall be in amounts designated at the Confirmation hearing. The Unsecured Creditors Trust Portion shall be not less than $10 million. GGI shall hold the GGI Trustee Portion in a trust account for the benefit of all creditors. The Unsecured Creditors Trust shall be for the benefit only of Class 5 Claims. The Official Committee will appoint the initial Trustee for the Unsecured Creditors Trust and such Trustee or the Trust Committee will choose any successor Trustee or members of the Trust Committee without any further order of the Bankruptcy Court. GGI as trustee shall pay claims only after providing the Unsecured Creditors Trust five (5) business days notice of the amount, calculation and recipient of such payment. The Unsecured Creditors Trust than has the opportunity to object; if no objection is filed within five (5) business days, the payment can be made; if an objection is filed, it shall be resolved by the Bankruptcy Court; provided, however, that GGI shall make the payment by the deadline otherwise provided in the Plan unless the Bankruptcy Court shall order otherwise by such time. As soon as reasonably possible after the receipt by GGI of the Newco Asset Purchase Proceeds, GGI as trustee shall adjust its reserves to equal the amount of all claims remaining to be paid by the Debtor that are not Class 5 Claims. The difference between this number and the original GGI Trustee Portion shall be, as soon as reasonably possible after receipt by GGI of the Newco Asset Purchase Proceeds, paid to the Unsecured Creditors Trust for distribution in accordance with the terms of that trust. After any claims are disallowed that were previously reserved for by GGI as trustee, GGI as trustee shall pay the amount of reserves freed by such disallowance to the Unsecured Creditors Trust. The Unsecured Creditors Trust and/or the Official Committee shall have the right to conduct audits at the expense of the Unsecured Creditors Trust to assure the implementation of the Plan and the transactions contemplated in the Plan and its Exhibits. The powers and duties of the Official Committee may be exercised by the Unsecured Creditors Trust.

                 From and after the Newco Cash Payment Deadline, Cash to be distributed on account of Claims allowed as of the Effective Date shall be held pending distribution in trust in segregated bank accounts in the name of the Disbursing Agent for the benefit of the holders of such Claims. The Disbursing Agent shall invest such cash in a manner consistent with the Disbursing Agent's investment and deposit guidelines. Distributions of Cash on account of each Claim allowed as of the Effective Date shall include a Pro Rata share of the Reorganization Investment Yield from such investment of Cash.

         3.      DISTRIBUTIONS BY DISBURSING AGENT

         Except as provided in Section 7.3.2 of the Plan, the Disbursing Agents shall make all distributions of Cash and New Securities required to be distributed under the applicable provisions of the Plan. The Disbursing Agents may employ or contract with other entities to assist in or make the distributions required by the Plan. The Disbursing Agent shall serve without bond, and shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from GGI on terms acceptable to GGI and the Official Committee; provided, however, that GGI shall not spend or incur liabilities of more than $5,000 per month, including salaries, wages and directors fees, acting as a Disbursing Agent without either (i) consent of the Official Committee or (ii) approval of the Bankruptcy Court.

B.       DISTRIBUTION RECORD DATE

         As of the close of business on the Distribution Record Date, the transfer registers for the Capital Stock maintained by the Debtor, or their respective agents, shall be closed. The Disbursing Agents and their respective agents shall have no obligation to recognize the transfer of any Capital Stock occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those holders of record as of the close of business on the Distribution Record Date.

C.       TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

         1.      IN GENERAL

         On the Effective Date (or on such later date as is prescribed by Section 3.2 of the Plan), to the extent that the Plan provides for distributions on account of Allowed Claims or Allowed Interests in the applicable Class, each holder of an Allowed Claim or Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class. On each Distribution Date, distributions shall also be made, pursuant to Sections 7.3 and 8.3 of the Plan, respectively, to (a) holders of Claims or Interests to whom a distribution has become deliverable during the preceding quarter and (b) to holders of Disputed Claims or Disputed Interests in any such Class whose Claims or Interests were Allowed during the preceding quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class.

         2.      DISTRIBUTIONS TO HOLDERS OF CLAIMS IN CLASS 5

         As soon as practicable after the Newco Cash Payment Deadline, the Third-Party Disbursing Agent shall make initial distributions of Cash or Credits to the holders of Allowed Claims in Class 5 that are entitled to receive Cash or Credits, as the case may be, pursuant to Section 3.2.5 of the Plan. The amount of the Cash or Credits to be distributed to holders of Allowed Claims in Class 5 on such date shall be calculated as if each Disputed Claim in Class 5 were an Allowed Claim in the amount of the Claim as Filed. Pursuant to Sections 8.1.2 and 8.3 of the Plan, (a) beginning on the first Distribution Date, the Third-Party Disbursing Agent shall make distributions of Cash to holders of Disputed Claims whose Claims become Allowed Claims during the preceding quarter and thus are entitled to receive Cash, (b) all fees and expenses of the Third-Party Disbursing Agent with respect to distributions to holders of Class 5 Claims shall be paid out of the funds in the Class 5 Disbursement Account and (c) all costs incurred by the Official Committee in connection with the resolution of Disputed Claims after the Effective Date shall be paid out of the funds in the Class 5 Disbursement Account. Such distributions shall be calculated pursuant to the provisions set forth in
Section 7.6.2.1 of the Plan.

         On each Distribution Date, each holder of a previously Allowed Claim in Class 5 that is entitled to receive Cash pursuant to Section 3.2.5 of the Plan shall receive an additional distribution of Cash on account of such Claim equal to: (i) the amount of Cash that such holder would be entitled to receive under the Plan as if such Claim had become an Allowed Claim on such Distribution Date, minus (ii) the aggregate amount of Cash previously distributed on account of such Claim. Each such additional distribution shall also include, on the basis of the amount then being distributed, a Pro Rata share of the Reorganization Investment Yield, from the date such amounts would have been due had such claim initially been paid 100% of the distribution on account of the Allowed Amount of such Claim, to the date such distribution is made, net of any taxes paid or payable by the Disbursing Agent and properly attributable to such share of the Reorganization Investment Yield.

         3.      DISTRIBUTIONS OF RIGHTS AND NEWCO COMMON STOCK

         Notwithstanding any other provision of the Plan, only whole numbers of Rights or shares of Newco Common Stock (or stock of any successor to Newco) shall be issued or transferred, as the case may be, pursuant to the Plan. When any distribution on account of an Allowed Claim or Allowed Interest pursuant to the Plan would otherwise result in the issuance or transfer of a number of Rights or shares of Newco Common Stock that is not a whole number, the actual distribution of shares of such securities shall be rounded to the next higher or lower whole number as follows: (a) fractions of 1/2 or greater shall be rounded to the next higher whole number and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of Rights or shares of Newco Common Stock to be distributed to a Class of Claims or Interests shall be adjusted as necessary to account for the rounding provided for in Section 7.6.3.2 of the Plan. No consideration shall be provided in lieu of fractional securities that are rounded down.

         4.      COMPLIANCE WITH TAX REQUIREMENTS

                 a. In connection with the Plan, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                 b. Notwithstanding any other provision of the Plan: (i) each holder of an Allowed Claim or Interest that is to receive a distribution of Cash or Rights pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any Cash or Rights to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section
7.3.2 of the Plan.

D.       SURRENDER OF CANCELLED DEBT INSTRUMENTS OR SECURITIES

         Subject to the provisions of Section 7.8.2 of the Plan, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest evidenced by the instruments, securities or other documentation canceled pursuant to Section 5.2.1 of the Plan, the holder of such Claim or Interest must tender the applicable instruments, Old Preferred Stock or other documentation evidencing such Claim or Interest to the Disbursing Agent pursuant to a letter of transmittal furnished by the Disbursing Agent. Any Rights to be distributed pursuant to the Plan on account of any such Claim or Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 7.3.2 of the Plan.

         1.      SURRENDER OF CAPITAL STOCK CERTIFICATES

         Except as provided in Section 7.8.2 of the Plan for lost, stolen, mutilated or destroyed Capital Stock certificates, each holder of an Allowed Claim or Allowed Interest evidenced by a Capital Stock certificate must tender such Capital Stock certificate to the Disbursing Agent in accordance with written instructions to be provided in a letter of transmittal to such holders by the Disbursing Agent as promptly as practicable following the Effective Date. Such letter of transmittal must specify that delivery of such Capital Stock certificates shall be effected, and risk of loss and title thereto shall pass, only upon the proper delivery of such Capital Stock certificates with the letter of transmittal in accordance with such instructions. Such letter of transmittal must also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Capital Stock certificate to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Capital Stock certificates shall be marked as canceled and delivered to GGI.

         2. SPECIAL PROCEDURES FOR LOST, STOLEN, MUTILATED OR DESTROYED CAPITAL STOCK CERTIFICATES

         In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the Debtor, any holder of an Interest evidenced by a Capital Stock certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Capital Stock certificate, deliver to the Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Capital Stock certificate. Upon compliance with Section 7.8.2 of the Plan by a holder of an Interest evidenced by a Capital Stock certificate, such holder shall, for all purposes under the Plan, be deemed to have surrendered the Capital Stock certificate.

         3.      FAILURE TO SURRENDER CANCELLED CAPITAL STOCK CERTIFICATES

         Any holder of a Capital Stock certificate that fails to surrender or be deemed to have surrendered such Capital Stock certificate within one year after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such Capital Stock certificate discharged and shall be forever barred from asserting any such claim against GGI, Newco or EALP or their respective property. In such case, any Rights held for distribution on account of such Interest shall be disposed of pursuant to the provisions set forth in Section 7.3.2 of the Plan.

E.       UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         If the distribution to any holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address. Undeliverable distributions shall remain in the possession of the Disbursing Agent pursuant to Section 7.3.2.1 of the Plan until such time as a distribution becomes deliverable. Undeliverable Cash shall be held in trust in segregated bank accounts in the name of the Disbursing Agent for the benefit of the potential claimants of such funds, and must be accounted for separately.

         On each Distribution Date, the applicable Disbursing Agent shall make all distributions that become deliverable to holders of Allowed Claims or Allowed Interests during the preceding quarter. Each such distribution shall include a Pro Rata share of the Reorganization Investment Yield.

         Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution within one year after the Effective Date shall have its claim for such undeliverable distribution discharged and shall be forever barred from asserting any such claim for an undeliverable distribution against GGI or its respective property. In such case, any Cash held for distribution on account of such claims for undeliverable distributions shall be held and distributed by the Disbursing Agent in accordance with Section 7.6.2 of the Plan. Any holder of an Allowed Claim or Interest entitled to receive Rights that does not assert a claim for an undeliverable distribution by the Rights Expiration Date shall be forever barred from asserting a claim for such undeliverable distribution against GGI, Newco or EALP. Rights with respect to any such Claim or Interest shall be canceled. Nothing contained in the Plan shall require the Debtor, GGI or any Disbursing Agent to attempt to locate any holder of an Allowed Claim or Interest.

F.       PROSECUTION OF OBJECTIONS TO CLAIMS

         Prior to the Effective Date, the Debtor and the Official Committee shall retain all rights they may have to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests.

         After the Effective Date, the Official Committee (or any duly authorized representative thereof) shall have the exclusive authority to File objections, or to settle, compromise, withdraw or litigate to judgment objections to Claims; provided, however, that (a) GGI and the Official Committee shall retain the authority to File objections to Administrative Claims and, if upon request the Official Committee refuses to object, other Claims, and litigate to judgment such objections, and GGI shall be responsible for all fees, costs and expenses which it incurs with respect to such activities; (b) the Official Committee (or any duly authorized representative thereof) shall give Newco at least ten (10) business days written notice before Filing an objection, or before settling, compromising or withdrawing any objection; (c) Newco may object to any such objection, settlement or compromise relating to a Claim that Newco reasonably believes would negatively impact Newco's operations or relationships with key vendors or other third parties, and Newco shall be responsible for all fees, costs and expenses which it incurs with respect to such objection; and (d) any proposed objection, settlement, compromise or withdrawal objected to by Newco shall be adjudicated by the Bankruptcy Court. Except to the extent that the Plan expressly provides otherwise the Debtor, Newco and/or the Official Committee have retained their rights to avoid Claims and commence avoidance actions (including preference actions) against holders of Claims. Any and all fees, costs and expenses incurred by the Official Committee or its representatives in connection with any and all objections, settlements or litigation of any Disputed Claim under
Section 8.1.2 of the Plan shall be paid on a monthly basis out of the funds held by the Disbursing Agent for distribution to holders of Allowed Class 5 Claims and neither GGI, EALP nor Newco shall have any liability for payment of such fees, costs and expenses. The Official Committee may, in its discretion, establish a reserve from the Class 5 Cash Distribution for such fees, costs and expenses.

G.       DISPUTED CLAIMS; RESERVE AND ESTIMATIONS

         1.      TREATMENT OF DISPUTED CLAIMS

                 a.       No Payments on Account of Disputed Claims or Interests

         Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest.

                 b.       Resolution or Estimation of Claims

         The Debtor and the Official Committee (and the Official Committee only after the Effective Date) may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether the Debtor, GGI or the Official Committee has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any contingent or unliquidated Claim at any time during litigation concerning any objection to the Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, GGI or the Official Committee, as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Claim. All of these Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in Section 8.2.2 of the Plan, subject to the provisions of Section 8.1.2 of the Plan, the Debtor or the Official Committee, as the case may be, may resolve or adjudicate any Disputed Claim in the manner in which the amount of such Claim and the rights of the holder of such Claim would have been resolved or adjudicated if the Chapter 11 Case had not been commenced. Claims may be subsequently compromised, settled, withdrawn or resolved by the Debtor, GGI or the Official Committee pursuant to Section 8.1 of the Plan.

         2.      DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE THEY ARE
                 ALLOWED

         On each Distribution Date, the Disbursing Agent shall make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding quarter. Such distributions shall be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed shall also be entitled to receive, on the basis of the amount ultimately allowed, a Pro Rata share of the Reorganization Investment Yield.

         3.      CLAIMS NOT FILED PRIOR TO THE BAR DATE

         Unless otherwise provided in a Final Order of the Bankruptcy Court, any Claim for which a proof of claim is not filed prior to the Bar Date shall be deemed disallowed and/or subordinated to all Allowed Claims. The holder of a Claim which is disallowed and/or subordinated pursuant to Section 8.4 of the Plan shall not receive any distribution on account of such Claim.

H.       SETOFFS

         Except with respect to claims of the Debtor or GGI released pursuant to the Plan or any contract, instrument, release or other agreement or document created in connection with the Plan, the Debtor or GGI may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtor or GGI may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or GGI of any such claims, rights and causes of action that the Debtor or GGI may possess against such holder.


                         XV. CERTAIN FEDERAL INCOME TAX
                            CONSEQUENCES OF THE PLAN

         The following discussion is a summary of certain federal income tax aspects of the Plan for general information only. It should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular holder of a Claim or Interest. This discussion does not purport to be a complete analysis or listing of all potential tax factors.

         The following discussion is based upon existing provisions of the Internal Revenue Code ("IRC"), existing regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would require significant modification of the statements expressed in this section. Moreover, the tax consequences to holders of the Claims and Interests may vary based upon the individual tax circumstances of each such holder. Nothing herein purports to describe any state, local, or foreign tax consequences.

         NO RULING HAS BEEN SOUGHT OR OBTAINED FROM THE IRS WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN AND NO OPINION OF COUNSEL HAS BEEN OBTAINED BY GRANT WITH RESPECT THERETO. NO REPRESENTATIONS OR ASSURANCES ARE BEING MADE WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES AS DESCRIBED HEREIN. CERTAIN TYPES OF CLAIMANTS AND INTEREST HOLDERS MAY BE SUBJECT TO SPECIAL RULES NOT

ADDRESSED IN THIS SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES. THERE MAY ALSO BE STATE, LOCAL, OR FOREIGN TAX CONSIDERATIONS APPLICABLE TO A HOLDER OF A CLAIM OR INTEREST WHICH ARE NOT ADDRESSED HEREIN. EACH HOLDER OF A CLAIM OR INTEREST AFFECTED BY THE PLAN MUST CONSULT, AND RELY UPON, HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PLAN WITH RESPECT TO THAT HOLDER'S CLAIM OR INTEREST. THIS INFORMATION MAY NOT BE USED OR QUOTED IN WHOLE OR IN PART IN CONNECTION WITH THE OFFERING FOR SALE OF SECURITIES.

A.       TAX CONSEQUENCES TO GRANT

         Under the IRC, a taxpayer generally must include in gross income the amount of any discharge of indebtedness income realized during the taxable year. Section 108(a)(1)(A) of the IRC provides an exception to this general rule, however, in the case of a taxpayer that is under the jurisdiction of a bankruptcy court in a case brought under the Bankruptcy Code where the discharge of indebtedness is granted by the court or is pursuant to a plan approved by the court, provided that the amount of discharged indebtedness that would otherwise be required to be included in income is applied to reduce certain tax attributes of the taxpayer. Section 108(e)(2) of the IRC provides that a taxpayer shall not realize income from the discharge of indebtedness to the extent that satisfaction of the liability would have given rise to a deduction. As a result of Sections 108(a)(1)(A) and 108(e)(2) of the IRC, Grant does not anticipate it shall recognize any income from the discharge of indebtedness through the Chapter 11 case.

         GGI shall make various payments and distributions pursuant to the Plan. Grant anticipates that it shall claim federal income tax deductions on its tax returns for all such payments.

B.       TAX CONSEQUENCES TO CREDITORS

         A Creditor who receives Cash or other consideration in satisfaction of any Claim may recognize ordinary income. The impact of such ordinary income, as well as the tax year for which the income shall be recognized, shall depend upon the individual circumstances of each Claimant, including the nature and manner of organization of the Claimant, the applicable tax bracket for the Claimant, and the taxable year of the Claimant. Each creditor is urged to consult with its tax advisor regarding the tax implications of any payments or distributions under the Plan.

         THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING OR CONSULTATION WITH A TAX ADVISOR. THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN SOME CASES, UNCERTAIN. SUCH CONSEQUENCES MAY ALSO VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN.


                    XVI. VOTING AND CONFIRMATION OF THE PLAN

         The Bankruptcy Code requires that, to confirm the Plan, the Bankruptcy Court must make a series of findings concerning the Plan and the Debtor, including that (A) the Plan has classified Claims and Interests in a permissible manner, (B) the Plan complies with applicable provisions of the Bankruptcy Code, (C) the Debtor has complied with applicable provisions of the Bankruptcy Code, (D) the Proponents have proposed the Plan in good faith and not by any means forbidden by law and (E) the disclosure required to be made by section 1125 of the Bankruptcy Code has in fact been made. The Debtor believes that all of these conditions shall have been met by the date of the Confirmation Hearing described below and shall seek rulings of the Bankruptcy Court to such effect at that hearing.

         The Bankruptcy Code also requires that the Plan be accepted by the requisite votes of creditors (except to the extent that cramdown is available under section 1129(b) of the Bankruptcy Code), that the Plan be feasible (that is, that there be a reasonable prospect that GGI and Newco shall be able to perform their obligations under the Plan and that Newco shall be able to operate its business without the need for further financial reorganization) and that the Plan be in the "best interests" of all holders of Claims or Interests in an Impaired class (that is, that creditors and equity security holders shall receive at least as much pursuant to the Plan as they would receive or retain in a chapter 7 liquidation). To confirm the Plan, the Bankruptcy Court must find that all of these conditions are met. Thus, even if the Debtor's creditors and equity security holders accept the Plan by the requisite votes, the Bankruptcy Court must make independent findings concerning the Plan's feasibility and whether it is in the best interests of the Debtor's creditors and equity security holders before it may confirm the Plan. The voting requirements and statutory conditions to confirmation are discussed below.

A.       VOTING PROCEDURES AND REQUIREMENTS

         1.      PERSONS ENTITLED TO VOTE ON THE PLAN

         A holder of a Claim against, or Interest in, Grant whose Claim or Interest is impaired under the Plan is entitled to vote to accept or reject the Plan if either (i) its Claim has been scheduled by Grant and such Claim is not scheduled as disputed, contingent, or unliquidated or (ii) it has filed a proof of claim on or before the applicable Bar Date set by the Bankruptcy Court for such filings or any extension of such date approved by the Bankruptcy Court. ANY CLAIM AS TO WHICH AN OBJECTION HAS BEEN FILED IS NOT ENTITLED TO VOTE UNLESS THE BANKRUPTCY COURT, UPON APPLICATION OF THE HOLDER TO WHOSE CLAIM OBJECTION HAS BEEN MADE, TEMPORARILY ALLOWS SUCH CLAIM IN AN AMOUNT THAT IT DEEMS PROPER FOR THE PURPOSE OF ACCEPTING OR REJECTING THE PLAN. A Ballot may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such Ballot was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

         The allowance of any Claim for purposes of voting on the Plan shall not constitute an allowance of the Claim for purposes of receiving any distribution pursuant to the Plan. Similarly, any references in the Plan or Disclosure Statement to any Claims shall not constitute an admission of the existence, nature, extent or allowability thereof.

         All proofs of claim by creditors other than governmental units must have been filed with the Clerk of the Bankruptcy Court by 4:00 p.m., Eastern Time, on May 7, 1997. Proofs of claim by governmental units must be filed by 4:00 p.m., Eastern Time, on June 4, 1997. IF A CLAIMANT HAS ALREADY FILED A PROOF OF CLAIM WITH THE BANKRUPTCY COURT OR IS LISTED IN GRANT'S SCHEDULES AS NONCONTINGENT, LIQUIDATED, AND UNDISPUTED, A PROOF OF CLAIM NEED NOT HAVE BEEN FILED. The schedules are on file with the Bankruptcy Court and are open for inspection during regular Bankruptcy Court hours.

         As set forth in Section 1124 of the Bankruptcy Code, a class of claims or interests is impaired under a plan of reorganization unless, with respect to each claim of such class, the plan:

                 a. leaves unaltered the legal, equitable, and contractual rights of the holder of such claim or interest; or

                 b. notwithstanding any contractual provision or applicable law that entitles the holder of a claim or interest to demand or receive accelerated payment of such claim after the occurrence of a default:

                          (i) cures any such default that occurred
                 before or after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in
                 Section 365(b)(2) of the Bankruptcy Code;

                          (ii) reinstates the maturity of such claim or
                 interest as it existed before such default;

                          (iii) compensates the holder of such claim for any
                 damages incurred as a result of any reasonable reliance on such contractual provision or such applicable law; and

                          (iv) does not otherwise alter the legal, equitable or
                 contractual rights to which such claim or interest entitles the holder of such claim or interest.

B.       CLASSES IMPAIRED UNDER THE PLAN

         The following Classes of Claims are impaired under the Plan, shall receive distributions under the Plan, and are entitled to vote to accept or reject the Plan:

                 Class 3 -- Assigned Secured Claims
                 Class 5 -- General Unsecured Claims Over $500
                 Class 6 --- General Unsecured Claims of $500 and Under
                 Class 7 -- Interests of holders of Old $2.4375 Preferred Stock Class 8 --- Interests of holders of Old Junior Preferred Stock

All other Classes of Claims or Interests are either (i) unimpaired under the Plan and are thus deemed to accept the Plan or (ii) impaired under the Plan but shall not receive or retain any property under the Plan on account of their Claim or Interest and are thus deemed not to have accepted the Plan, and are not entitled to vote with respect to the acceptance or rejection of the Plan. They include:

                 Class 1  -- Priority Claims (deemed accepted)
                 Class 2  -- Foothill Claim (deemed accepted)
                 Class 4  -- Other Secured Claims (deemed accepted)
                 Class 9  -- Interests of holders of Old Common Stock (deemed not to have accepted)
                 Class 10 -- Interests in the Debtor Not Otherwise Classified
                             (deemed not to have accepted)
                 Class 11 -- Subordinated Unsecured Claims (deemed not to have accepted)

         1.      VOTING INSTRUCTIONS

         After carefully reviewing this Disclosure Statement, including the attached exhibits, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on an enclosed ballot and returning the same to the address set forth on the ballots in the enclosed, postage prepaid, return envelope so that it shall be received no later than 4:00 p.m., Eastern Time, on September 8, 1997.

         TO BE SURE YOUR BALLOT IS COUNTED, YOUR BALLOT MUST BE RECEIVED NO LATER THAN 4:00 P.M., EASTERN TIME ON SEPTEMBER 8, 1997. If you do not vote to accept the Plan or if you are the holder of an unimpaired Claim, you may be bound by the Plan if it is accepted by the requisite number/percentage of holders of Claims and/or Interests. See Article XVI, subsection F -- "Voting Procedures and Requirements -- Vote Required for Class Acceptance," and Article III, subsection F -- "Additional Information Regarding Treatment of Certain Claims and Interests -- Cramdown" included in this Disclosure Statement.

C.       CONFIRMATION HEARING

         Pursuant to section 1128(a) of the Bankruptcy Code, the Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan (the "Confirmation Hearing") on September 12, 1997, at 11:00 a.m. (Standby), Eastern Time, in the United States Bankruptcy Court for the District of Delaware.

         Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a chapter 11 plan. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be filed with the Bankruptcy Court on or before 4:00 p.m., Eastern Time, on September 8, 1997, and concurrently served on the following parties:

         Counsel for Grant:

         YOUNG, CONAWAY, STARGATT & TAYLOR
         Laura Davis Jones (#2436)
         Scott Cousins (#3079)
         Eleventh Floor, Rodney Square North
         Post Office Box 391
         Wilmington, Delaware 19899-0391
         (302) 571-6684

                 AND

         KING & PENNINGTON, L.L.P.
         C. Robert Bunch
         3100 Pennzoil Place, South Tower
         Houston, Texas 77002
         (713) 225-8400

                 AND

         SCOTT, DOUGLASS & MCCONNICO, L.L.P.
         Christopher Fuller
         One American Center
         600 Congress Avenue, Suite 1500
         Austin, Texas 78701-3234
         (512) 495-6300


         Counsel for EALP

         JONES, DAY, REAVIS & POGUE
         Timothy R. Pohl
         77 West Wacker
         Chicago, Illinois 60601-1692
         (312) 782-3939

                 AND

         BAYARD HANDELMAN & MURDOCH, P.A.
         Neil B. Glassman
         902 Market Street, 13th Floor
         Wilmington, Delaware 19899
         (302) 655-5000


         Counsel for Creditors Committee:

         ANDREWS & KURTH, L.L.P.
         Hugh Ray
         James F. Donnell
         4200 Texas Commerce Tower
         Houston, Texas 77002
         (713) 220-4200

         U.S. Trustee:

         Office of the United States Trustee
         601 Walnut
         Curtis Center, Room 950W
         Philadelphia, PA 19106-3314
         ATTN: John D. McLaughlin, Jr., Esq.

         The Objection must also be served upon the creditors and parties in interest entitled to notice under the Bankruptcy Court's Order entered on August 4, 1997.

         Objections to confirmation of the Plan are governed by Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, THE BANKRUPTCY COURT MAY NOT CONSIDER IT.

D.       CONFIRMATION

         At the Confirmation hearing, the Bankruptcy Court shall confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. See "-General." Among the requirements for Confirmation of the Plan are that the Plan (i) is accepted by the requisite holders of impaired classes of Claims and Interests, or if not so accepted, is "fair and equitable" and "does not discriminate unfairly" as to the nonaccepting Class or Classes; (ii) is in the "best interests" of each holder of a Claim or Interest in each impaired Class under the Plan; (iii) is feasible and (iv) complies with the applicable provisions of the Bankruptcy Code.

         "Fair and equitable" has different meanings with respect to the treatment of secured and unsecured claims. As set forth in Section 1129(b)(2) of the Bankruptcy Code, those meanings are as follows:

         1.      With respect to a class of secured claims, the Plan provides:

                 a. that the holders of such claims retain the liens securing such claims, whether the property subject to such liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims; and

                 b. that each holder of a claim of such class receive on account of such claim deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the effective date of the Plan, of at least the value of such holder's interest in the estate's interest in such property;

                 c. for the sale, subject to Section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to the proceeds of such sale, and the treatment of such liens on proceeds under clause (a) and
(b) of this subparagraph; or

                 d. the realization by such holders of the "indubitable equivalent" of such Claims.

         2. With respect to a class of unsecured claims, the Plan provides:

                 a. that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the Plan, equal to the allowed amount of such claim; or

                 b. the holder of any claim or interest that is junior to the claims of such class shall not receive or retain under the Plan on account of such junior claim or interest any property.

         3. With respect to a class of equity interests, the Plan provides:

                 a. that each holder of an equity interest of such class receive or retain on account of such interest property of a value, as of the effective date of the Plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled or the value of such interest; or

                 b. that the holder of any interest that is junior to the interests of such class shall not receive or retain under the Plan on account of such junior interest any property.

         In the event that one or more classes of impaired Claims reject the Plan, the Bankruptcy Court shall determine at the Confirmation Hearing whether the Plan is fair and equitable with respect to, and does not discriminate unfairly against, any rejecting impaired Class of Claims. For the reasons set forth above, Grant believes the Plan does not discriminate unfairly against, and is fair and equitable with respect to, each impaired Class of Claims.

E.       ACCEPTANCE OF THE PLAN

         As a condition to Confirmation, the Bankruptcy Code requires that each class of impaired claims or interests vote to accept the Plan, except under certain circumstances. See "Overview of the Plan -- Voting Procedures and Requirements" and "-- Confirmation Without Acceptance of All Impaired Classes." A plan is accepted by an impaired class of claims if holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims of that class vote to accept the plan. A plan is accepted by an impaired class of interests if holders of at least two-thirds of the number of shares in such class vote to accept the plan. Only those holders of claims or interests who actually vote count in these tabulations. Holders of claims who fail to vote are not counted as either accepting or rejecting a plan or for purposes of determining the number of votes or amount of claims and interests required to accept a plan.

         In addition to this voting requirement, section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim or interest in an impaired class or that the plan otherwise be found by the bankruptcy court to be in the best interests of each holder of a claim or interest in such class. See "-- Best Interests Test." Also, each impaired class must accept the plan for the plan to be confirmed without application of the "fair and equitable" and "unfair discrimination" tests in section 1129(b) of the Bankruptcy Code discussed below.

F.       CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

         The Bankruptcy Code contains provisions for Confirmation of the Plan even if the Plan is not accepted by all impaired classes, as long as at least one impaired Class of Claims, not counting insiders of the Debtor, has accepted it. These so-called "cramdown" provisions are set forth in section 1129 of the Bankruptcy Code.

         A plan may be confirmed under the cramdown provisions if, in addition to satisfying all other requirements of section 1129(a) of the Bankruptcy Code, it (1) "does not discriminate unfairly" and (2) is "fair and equitable," with respect to each class of Claims or Interests that is impaired under, and has not accepted, the Plan. As used by the Bankruptcy Code, the phrases "discriminate unfairly" and "fair and equitable" have specific meanings unique to bankruptcy law.

         In general, the cramdown standard requires that a dissenting class receive full compensation for its allowed claims or interests before any junior class receives any distribution. More specifically, section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed if: (1) with respect to a class of unsecured claims, either (a) each impaired unsecured creditor in such class shall receive property of a value equal to the amount of its allowed claim or (b) the holders of claims and interests that are junior to the claims of the dissenting class shall not receive any property under the plan; or, (2) with respect to a class of interests, either (a) each holder of an interest of such class shall receive or retain on account of such interest property of a value equal to the greater of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled or the value of such interest or (b) the holder of any interest that is junior to the interest of such class shall not receive or retain any property on account of such junior interest.

         The requirement that a plan not "discriminate unfairly" means, among other things, that a dissenting class must be treated substantially equally with respect to other classes of equal rank. The "fair and equitable" standard, also known as the "absolute priority rule," requires, among other things, that unless a dissenting unsecured class of claims or interests receives full compensation for its allowed claims or allowed interests, no holder of claims or interests in any junior class may receive or retain any property on account of such claims or interests. With respect to a dissenting class of secured claims, the "fair and equitable" standard requires, among other things, that holders of such Secured Claims either (1) retain their liens and receive deferred cash payments with a value as of the plan's effective date equal to the value of their interest in property of the estate or (2) otherwise receive the indubitable equivalent of these secured claims. The "fair and equitable" standard has also been interpreted to prohibit any class senior to a dissenting class from receiving under a plan more than 100% of its allowed claims.

         In the event that any impaired Class is determined to have rejected the Plan in accordance with section 1126 of the Bankruptcy Code, the Debtor may seek to confirm the Plan as to any such Class under the cramdown provisions of section 1129 of the Bankruptcy Code. Alternatively, the Debtor may modify or revoke the Plan in accordance with Sections 13.2 or 13.3 of the Plan.

G.       BEST INTERESTS TEST

         Notwithstanding acceptance of the Plan by each impaired class, for the Plan to be confirmed, the Bankruptcy Court must determine that the Plan is in the best interests of each holder of a Claim or Interest who is in an impaired Class and has not voted to accept the Plan. Accordingly, if an impaired class does not unanimously accept the Plan, the best interests test requires the Bankruptcy Court to find that the Plan provides to each member of such impaired Class a recovery on account of the Class member's Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the distribution that each such member would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

         To estimate what members of each impaired Class of unsecured creditors and equity security holders would receive if the Debtor were liquidated, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the Debtor's assets if the chapter 11 cases were converted to chapter 7 cases under the Bankruptcy Code and the assets were liquidated by a trustee in bankruptcy (the "Liquidation Value"). The Liquidation Value would consist of the net proceeds from the disposition of the assets of the Debtor and would be augmented by any cash held by the Debtor.

         The Liquidation Value of the Debtor's assets available to general creditors would be reduced by the costs and expenses of the liquidation, as well as other administrative expenses of the Debtor's Estate. The Debtor's costs of liquidation under chapter 7 would include the compensation of a trustee or trustees, as well as counsel and other professionals retained by the trustee, disposition expenses, all unpaid expenses incurred by the Debtor during the Chapter 11 Cases (such as compensation for attorneys and accountants) that are allowed in the chapter 7 proceedings, litigation costs and claims against the Debtor arising from its business operations during the pendency of the Chapter 11 Cases and chapter 7 liquidation proceedings. These costs, expenses and claims would be paid in full out of the Debtor's liquidation proceeds before the balance would be made available to pay creditors. In a chapter 7 liquidation, the distinctions between Claims in Classes 2, 3 and 4 and Classes 5 and 6 would be eliminated.

         Once the percentage recoveries in liquidation of priority claimants, secured creditors, general unsecured creditors and equity security holders are ascertained, the value of the distribution available out of the Liquidation Value is compared with the value of the property offered to each of the classes of Claims and Interests under the Plan to determine if the Plan is in the best interests of each creditor and equity security holder class. Attached hereto as
Exhibit 5 is a Comparative Analysis of the Plan versus Liquidation (the "Liquidation Analysis"), which was compiled by the Debtor's management based on estimates of liquidation values. Based on the estimated liquidation recovery of $42,724,000, the following percentage amounts would be available for distribution to each Class of Claims and Interests if liquidation were to occur in lieu of the Plan:

                                                                     Estimated Percentage
                                                                     Recovery In A Liquidation
                                                                    Other Than Under the Plan
                                                                    -------------------------
         Class 1  -- Priority Claims                                          100%
         Class 2  -- Foothill Claim                                           100%
         Class 3  -- Assigned Secured Claims                                  100%
         Class 4  -- Other Secured Claims                                     100%
         Class 5  -- General Unsecured Claims Over $500                         0%
         Class 6  -- General Unsecured Claims of $500 and Under                 0%
         Class 7  -- Interests of holders of Old $2.4375 Preferred Stock        0%
         Class 8  -- Interests of holders of Old Junior Preferred Stock         0%
         Class 9  -- Interests of holders of Old Common Stock                   0%
         Class 10 -- Interests in the Debtor Not Otherwise Classified           0%
         Class 11 -- Subordinated Unsecured Claims                              0%

 Reference is made to the Liquidation Analysis for a description of the procedures followed, the factors considered and the assumptions and qualifications used in the preparation thereof. In addition, the Debtor estimates that only about 40% of Allowed Administrative Claims would be paid in liquidation.

         In contrast, the Plan provides for payment in full of all Administrative Claims, Priority Tax Claims and Other Priority Claims, and Secured Claims. The Plan also provides for an estimated recovery by all holders of general unsecured claims and preferred equity security holders. The Debtor estimates that holders of general allowed unsecured claims will receive about 50% of the amount of their allowed claim, and that those holders electing Credits will receive the full amount of their allowed claim. In addition, holders of Class 7 and 8 Interests will receive Rights under the Plan. See "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests."

         Due to the numerous uncertainties and time delays associated with liquidation under chapter 7 of the Bankruptcy Code, it is not possible to predict with certainty the outcome of any chapter 7 liquidation of the Debtor or the timing of any distribution to creditors. However, as the Liquidation Analysis and the foregoing discussion demonstrate, the Debtor has concluded that a complete liquidation of the Debtor under chapter 7 of the Bankruptcy Code would result in a lesser distribution to creditors and preferred shareholders than that provided for in the Plan.

H.       FEASIBILITY

         Section 1129(a)(11) of the Bankruptcy Code requires that GGI and Newco be able to perform their respective obligations under the Plan and that confirmation is not be likely to be followed by the liquidation, or the need for further financial reorganization, of Newco or GGI (except as provided in the Plan). For purposes of determining whether the Plan meets this requirement, the Proponents analyzed Newco's future prospects and its ability to meet its obligations under the Plan. The Debtor believes that GGI and Newco shall be able to meet their obligations under the Plan and that Confirmation shall likely not be followed by the liquidation or further financial reorganization of Newco.

         The feasibility of the Plan is demonstrated by the forecasted financial statements described in the attached Exhibit 4. These forecasted financial statements project Newco's financial position as of the Effective Date and for each of the five subsequent years. The forecasted financial statements are based upon assumptions that, when considered on an overall basis for the indicated forecast period, are considered reasonable by the Debtor.

I.       COMPLIANCE WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE

         Section 1129(a)(1) of the Bankruptcy Code requires that the Plan comply with the applicable provisions of the Bankruptcy Code. During the course of negotiations among the Debtor, its creditor constituencies and its representatives, various legal issues, including Claim classification and treatment issues, were raised. The Debtor has carefully considered each of these issues in the development and formulation of the Plan and believe that the Plan complies with all applicable provisions of the Bankruptcy Code.

                          XVII. ADDITIONAL INFORMATION

         Grant is subject to the information requirements of the Exchange Act and in accordance therewith files reports and other information with the SEC. Such reports and other information so filed can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the public reference facilities maintained by the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site on the Internet which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC and that is located at "http://www.sec.gov."

         Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document for the full text thereof. Each such statement is qualified in its entirety by such reference. Certain documents referred to herein have not been attached as exhibits because of the impracticability of furnishing copies thereof to all of the Debtor's creditors and equity security holders. All of the exhibits to the Plan and to this Disclosure Statement are available for inspection at the offices of Grant Geophysical, Inc., 16850 Park Row, Houston, Texas 77084. To review such exhibits, contact Jay Jones, Esq.





                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                      XVIII. RECOMMENDATION AND CONCLUSION

         For all the reasons set forth in this Disclosure Statement, the Debtor and EALP believe that Confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtor and EALP urge all holders of Claims and Interests to vote to ACCEPT the Plan, and to duly complete and return their ballots such that they shall be ACTUALLY RECEIVED on or before 4:00 p.m. Eastern Time on September 8, 1997.


Dated: Wilmington, Delaware            GRANT GEOPHYSICAL, INC.
         August 4, 1997                a Delaware corporation



                                       By: /s/ Larry E. Lenig, Jr.
                                           ----------------------------------
                                           Larry E. Lenig, Jr.
                                           President and Chief Operating
                                           Officer

                                                                       EXHIBIT 1

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE



IN RE:                                 )        CHAPTER 11
                                       )
GRANT GEOPHYSICAL, INC.,               )        CASE NO. 96-1936 (HSB)
                                       )
          DEBTOR.                      )



                     SECOND AMENDED PLAN OF REORGANIZATION
                                       OF
                            GRANT GEOPHYSICAL, INC.


David S. Kurtz                                 C. Robert Bunch
Timothy R. Pohl                                KING & PENNINGTON, L.L.P.
Kathleen M. Boege                              3100 South Tower, Pennzoil Place
JONES, DAY, REAVIS & POGUE                     711 Louisiana Street
77 West Wacker                                 Houston, Texas  77002
Chicago, Illinois  60601-1692                  (713) 225-8400
(312) 782-3939
                                               Counsel for the Debtor
Counsel for Elliott Associates, L.P.
                                               Laura Davis Jones
                                               Scott D. Cousins
Neil B. Glassman                               YOUNG, CONAWAY, STARGATT & TAYLOR
BAYARD HANDELMAN & MURDOCH, P.A.               Rodney Square North, 11th Floor
902 Market Street, 13th Floor                  P. O. Box 391
Wilmington, Delaware  19899                    Wilmington, Delaware  19899-0391
(302) 655-5000                                 (302) 571-6600

Co-Counsel for Elliott Associates, L.P.        Co-Counsel for the Debtor

                                               Christopher Fuller
                                               SCOTT, DOUGLASS
                                                 & MCCONNICO, L.L.P.
                                               600 Congress, Suite 1500
                                               Austin, Texas  78701
                                               (512) 495-6300

Dated August 5, 1997                           Special Counsel for the Debtor

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I.       DEFINED TERMS, RULES OF INTERPRETATION,COMPUTATION OF TIME AND GOVERNING LAW . . . . . . . . . . . . . 1
         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.1.1    "Administrative Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.1.2    "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.1.3    "Allowed Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.1.4    "Allowed . . . Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.5    "Allowed . . . Claim Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.6    "Allowed Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.7    "Assigned Liabilities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.8    "Ballots" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.9    "Bankruptcy Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.10   "Bankruptcy Court"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.11   "Bankruptcy Rules"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.12   "Bar Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.13   "Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.14   "Capital Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.15   "Cash"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.16   "Chapter 11 Case" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.17   "Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.18   "Class" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.19   "Class 5 Cash Distribution" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.20   "Class 5 Disbursement Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.21   "Class 5 Rights"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.22   "Class 7 Rights"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.23   "Class 8 Rights"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.24   "Confirmation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.25   "Confirmation Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.26   "Confirmation Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.27   "Contingent LC Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.28   "Credit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.29   "DIP Financing Facility"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.30   "DIP Financing Facility Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.31   "DIP Financing Orders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.32   "Disbursing Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.33   "Disclosure Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.34   "Disputed Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.35   "Disputed Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.36   "Distribution Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.37   "Distribution Record Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.38   "Document Reviewing Centers"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.39   "EALP"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.40   "Effective Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.41   "Eligible Class 5 Claim Holder" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.42   "Equipment Purchase Options"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.43   "Estate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.44   "File," "Filed" or "Filing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.45   "Final Distribution Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                 1.1.46   "Final Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.47   "Foothill"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.48   "Foothill Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.49   "Forum Financial Purchase Option" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.50   "GECC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.51   "GECC  Lease Assumption Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.52   "General Unsecured Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.53   "GGI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.54   "Green Tree Purchase Option"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.55   "Impaired . . ."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.56   "Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.57   "Macha Purchase Options"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.58   "Master Ballots"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.59   "Newco" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.60   "Newco Asset Purchase Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.61   "Newco Asset Purchase Proceeds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.62   "Newco Bylaws"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.63   "Newco Cash Payment Deadline" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.64   "Newco Certificate of Incorporation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.65   "Newco Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.66   "Newco Common Stock Registration Rights Agreement"  . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.67   "Newco Credit Facility" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.68   "Newco Credit Facility Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.69   "Newco Credit Facility Documents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.70   "Nynex" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.71   "Nynex Lease Assumption Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.72   "Official Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.73   "Old $2.4375 Preferred Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.74   "Old Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.75   "Old Junior Preferred Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.76   "Old Preferred Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.77   "Old Serial Preferred Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.78   "Old Series A Preferred Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.79   "Other Identified Secured Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.80   "Oyo" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.81   "Oyo Obligations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.82   "Petition Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.83   "Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.84   "Postpetition Secured Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.85   "Priority Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.86   "Priority Tax Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.1.87   "Professional"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.1.88   "Pro Rata"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.1.89   "Registration Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.1.90   "Reorganization Investment Yield" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.1.91   "Rights"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.1.92   "Rights Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.93   "Rights Exercise Notice"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.94   "Rights Exercise Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.95   "Rights Expiration Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.96   "Rights Offering" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.97   "Rights Offering Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.98   "Schedules" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.99   "Scrip Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                 1.1.100  "Secured Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.101  "Securities Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.102  "Stipulation of Amount and Nature of Claim" . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.103  "Subordinated Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.104  "TIAA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.105  "TIAA Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.106  "TIAA Mortgage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.107  "Third-Party Disbursing Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.1.108  "Unimpaired Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.1.109  "Unsecured Creditors Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.1.110  "Voting Instructions" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.1.111  "Westgate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.1.112  "Winthrup Resources Purchase Option"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         1.2     Rules of Interpretation, Computation of Time and Governing Law . . . . . . . . . . . . . . . . . . .  10
                 1.2.1    Rules of Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.2.2    Computation of Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.2.3    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE  II.     UNCLASSIFIED CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.1     Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.1.1    In General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.1.2    Bar Date for Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.1.3    Professionals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.2     Priority Tax Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.3     DIP Financing Facility Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.4     Postpetition Secured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.5     Exercise of Equipment Purchase Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE  III.    CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS  . . . . . . . . . . . . . . . . . .  12
         3.1     Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.2     Classification and Treatment of Claims and Interests . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.2.1    Class 1 - Priority Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.2.2    Class 2 - Foothill Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.2.3    Class 3 - Assigned Secured Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          3.2.3.1 TIAA Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 3.2.4    Class 4 -  Other Identified Secured Claims  . . . . . . . . . . . . . . . . . . . . . . . .  14
                          3.2.4.1 The Input/Output Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          3.2.4.2 The Madeleine Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          3.2.4.3 The Fairfield Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 3.2.5    Class 5 - General Unsecured Claims Over $500  . . . . . . . . . . . . . . . . . . . . . . .  15
                          3.2.5.1 Rights Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          3.2.5.2 Class 5 Cash Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          3.2.5.3 Claim Reduction Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          3.2.5.4 Credit Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 3.2.6    Class 6 - General Unsecured Claims of $500 or Less  . . . . . . . . . . . . . . . . . . . .  15
                 3.2.7    Class 7 - Interests of holders of Old $2.4375 Preferred Stock . . . . . . . . . . . . . . .  15
                 3.2.8    Class 8 - Interests of holders of Old Junior Preferred Stock  . . . . . . . . . . . . . . .  16
                 3.2.9    Class 9 - Interests of holders of Old Common Stock  . . . . . . . . . . . . . . . . . . . .  16
                 3.2.10   Class 10 - Interests in the Debtor Not Otherwise Classified . . . . . . . . . . . . . . . .  16
                 3.2.11   Class 11 - Subordinated Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.3     Special Provision Regarding Unimpaired Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.4     Accrual of Postpetition Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE IV.      ACCEPTANCE OR REJECTION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.1     Voting Classes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.2     Acceptance by Impaired Classes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.3     Presumed Acceptance of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.4     Deemed Non-Acceptance of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.5     Non-Consensual Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE V.       MEANS FOR IMPLEMENTATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.1     Purchase of Debtor's Assets by Newco, Assumption of Liabilities by Newco, Liquidation of GGI . . . .  18
                 5.1.1    Purchase of Assets and Assumption of Liabilities by Newco . . . . . . . . . . . . . . . . .  18
                          5.1.1.1 Purchase of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          5.1.1.2 Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          5.1.1.3 Assignment of Leases and Contracts  . . . . . . . . . . . . . . . . . . . . . . . .  18
                          5.1.1.4 Payment by Newco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 5.1.2    Certain Assigned Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          5.1.2.1 Assignment of GECC Master Lease Agreement . . . . . . . . . . . . . . . . . . . . .  18
                          5.1.2.2 Assignment of Nynex Master Lease Agreement  . . . . . . . . . . . . . . . . . . . .  18
                          5.1.2.3 Assignment of the Oyo Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.1.3    Liquidation of GGI; Final Order and Dissolution . . . . . . . . . . . . . . . . . . . . . .  19
         5.2     The Restructuring Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.2.1    Cancellation of Capital Stock; Surrender of Securities and
                          Other Documentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.2.2    GGI's Obligations Under the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.2.3    Capitalization of Newco, Issuance of Securities and Related
                          Documentation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          5.2.3.1 Formation of Newco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          5.2.3.2 Issuance of the Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          5.2.3.3 Capitalization of Newco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          5.2.3.4 EALP Guaranty of Rights Offering  . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          5.2.3.5 Newco Common Stock Registration Rights Agreement  . . . . . . . . . . . . . . . . .  20
                 5.2.4    Establishment of New Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 5.2.5    Name Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.3     Procedures for Exercise of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.4     Corporate Governance, Directors and Officers, Employment-Related
                 Agreements and Compensation Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 5.4.1    Newco Certificate of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . . . . . .  21
                 5.4.2    Newco Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 5.4.3    Employment, Retirement, Indemnification and Other Agreements and
                          Incentive Compensation Programs; Retiree Health and Welfare Benefits  . . . . . . . . . . .  22
                 5.4.4    Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.5     Sources of Cash for Plan Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.6     Releases and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 5.6.1    Releases by the Debtor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          5.6.1.1 Avoidance Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          5.6.1.2 Other Released Claims and Causes of Action  . . . . . . . . . . . . . . . . . . . .  22
                          5.6.1.3 Claims and Causes of Action Not Released or Purchased
                                  by Newco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 5.6.2    Releases by Holders of Claims or Interests  . . . . . . . . . . . . . . . . . . . . . . . .  23
                          5.6.2.1 Holders of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          5.6.2.2 Holders of Certain Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          5.6.2.3 Release of Official Committee . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 5.6.3    Injunction Related to Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 5.6.4    Limitation on Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         5.7     Release of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.8     Effectuating Documents; Further Transactions; Exemption
                 from Certain Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE VI.      TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES  . . . . . . . . . . . . . . . . . . . . . . .  25
         6.1     Executory Contracts and Unexpired Leases to be Rejected; Bar Date for Rejection Damages  . . . . . .  25
                 6.1.1    Rejections Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 6.1.2    Bar Date for Rejection Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.2     Executory Contracts and Unexpired Leases to be Assumed and Assigned; Cure of Defaults  . . . . . . .  25
                 6.2.1    Assumptions Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 6.2.2    Cure of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.3     Special Executory Contract and Unexpired Lease Matters . . . . . . . . . . . . . . . . . . . . . . .  26
                 6.3.1    Existing Employment, Retirement and Other Agreements and Incentive Compensation Programs  .  26
                 6.3.2    Indemnification Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.4     Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred
                 After the Petition Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VII.     PROVISIONS GOVERNING DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.1     Distributions for Claims and Interests Allowed as of the Effective Date  . . . . . . . . . . . . . .  28
         7.2     Distributions by Disbursing Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 7.2.1    Disbursing Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.3     Delivery of Distributions and Undeliverable or Unclaimed Distributions . . . . . . . . . . . . . . .  28
                 7.3.1    Delivery of Distributions in General  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 7.3.2    Undeliverable Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          7.3.2.1 Holding and Investment of Undeliverable Distributions . . . . . . . . . . . . . . .  28
                          7.3.2.2 After Distributions Become Deliverable  . . . . . . . . . . . . . . . . . . . . . .  28
                          7.3.2.3 Failure to Claim Undeliverable Distributions  . . . . . . . . . . . . . . . . . . .  29
         7.4     Distribution Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.5     Means of Cash Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.6     Timing and Calculation of Amounts to be Distributed  . . . . . . . . . . . . . . . . . . . . . . . .  29
                 7.6.1    In General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 7.6.2    Distributions to Holders of Claims in Class 5 . . . . . . . . . . . . . . . . . . . . . . .  29
                 7.6.3    Distributions of Rights and Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 7.6.4    Compliance with Tax Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.7     Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.8     Surrender of Cancelled Debt Instruments or Securities  . . . . . . . . . . . . . . . . . . . . . . .  31
                 7.8.1    Surrender of Capital Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 7.8.2    Lost, Stolen, Mutilated or Destroyed Capital Stock Certificates . . . . . . . . . . . . . .  31
                 7.8.3    Failure to Surrender Canceled Capital Stock Certificates  . . . . . . . . . . . . . . . . .  31

ARTICLE VIII.    PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND DISPUTED INTERESTS  . . . . . . . . . . . . . . . . . .  32
         8.1     Prosecution of Objections to Claims and Interests  . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 8.1.1    Prior to the Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 8.1.2    After the Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.2     Treatment of Disputed Claims or Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 8.2.1    No Payments on Account of Disputed Claims or Interests  . . . . . . . . . . . . . . . . . .  32
                 8.2.2    Resolution or Estimation of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.3     Distributions on Account of Disputed Claims or Interests Once
                 They Are Allowed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.4     Claims Not Filed Prior to the Bar Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE IX.      CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN  . . . . . . . . . . . . . . . . .  33
         9.1     Conditions to Confirmation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.2     Conditions to Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.3     Waiver of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.4     Effect of Nonoccurrence of Conditions to Effective Date  . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE X.       CONFIRMABILITY AND SEVERABILITY OF PLAN AND CRAMDOWN . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.1    Confirmability and Severability of a Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.2    Cramdown . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE XI.      INJUNCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE XII.     RETENTION OF JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE XIII.    MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.1    Limitation of Liability in Connection with the Plan, Disclosure Statement and Related Documents and Related Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.2    Payment of Statutory Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.3    Modification of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.4    Revocation of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.5    Severability of Plan Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         13.7    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         13.8    Legal Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         13.9    Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         13.10   Service of Documents on the Debtor or GGI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                               TABLE OF EXHIBITS



     EXHIBIT                      NAME
     -------                      ----
         A       The Newco Asset Purchase Agreement*

         B       Newco Certificate of Incorporation*

         C       Newco Bylaws*

         D       List of Assets Retained by GGI

         E       Newco Common Stock Registration Rights Agreement*

         F Exclusive Schedule of Executory Contracts and Unexpired Leases to be Assumed and Assigned

         G Exclusive List of Employment, Retirement and other Agreements and Incentive Compensation Programs to be Assumed and Assigned

         H       Scrip Agreement

         I       GGI Creditors Trust and Disbursement Agreement*


___________________

* These Exhibits will not be distributed to creditors or shareholders with the Plan. All such Exhibits are summarized in the Disclosure Statement. In addition, all such Exhibits have been filed with the Court and are available upon request to counsel for the Debtors. All such Exhibits are available for review at the Document Reviewing Centers.

                                 INTRODUCTION

         Grant Geophysical, Inc., a Delaware corporation (the "Debtor") and Elliott Associates, L.P. ("EALP," and collectively with the Debtor, the "Proponents") jointly propose the following plan of reorganization for the satisfaction of the Debtor's outstanding creditor claims and equity interests. Reference is made to the Debtor's disclosure statement, distributed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtor's history, businesses, properties, results of operations and projections for future operations, and for a summary and analysis of the Plan and certain related matters.

         ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN THE PLAN, THE PROPONENTS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS CONSUMMATION.


                                  ARTICLE I.

                   DEFINED TERMS, RULES OF INTERPRETATION,
                    COMPUTATION OF TIME AND GOVERNING LAW

1.1      DEFINED TERMS

         As used in the Plan, capitalized terms and phrases have the meanings set forth below. Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

         1.1.1 "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries or commissions for services and payments for goods or other services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911-1930.

         1.1.2 "AFFILIATE" means the Debtor or any corporation, limited liability company or partnership in which the Debtor directly or indirectly owns 50% or more of the equity interest of such entity.

         1.1.3   "ALLOWED CLAIM" means:

                 1.1.3.1 a Claim that has been listed by the Debtor in its Schedules as other than disputed, contingent or unliquidated and as to which the Debtor or the Official Committee has not timely Filed an objection thereto;

                 1.1.3.2 a Claim that either is not a Disputed Claim or has been allowed by a Final Order if a proof of Claim has been filed by the Bar Date or has otherwise been deemed timely Filed under applicable law; or

                 1.1.3.3 a Claim that is allowed: (a) in any Stipulation of Amount and Nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; or (b) in any Stipulation of Amount and Nature of Claim executed on or after the Confirmation Date.

         1.1.4 "ALLOWED . . . CLAIM" means an Allowed Claim in the particular Class(es) or categories described.

         1.1.5 "ALLOWED . . . CLAIM AMOUNT" means the amount of an Allowed Claim in the particular Class(es) or categories described.

         1.1.6 "ALLOWED INTEREST" means an Interest: (a) that is registered as of the Distribution Record Date in a stock register that is maintained by or on behalf of the Debtor and (b) either (i) is not a Disputed Interest or (ii) has been allowed by a Final Order.

         1.1.7 "ASSIGNED LIABILITIES" means the Claims against, and liabilities of, the Debtor to Oyo, GECC, Nynex and TIAA as described in Sections 3.2.3, 5.1.2, the Contingent LC Liabilities and certain unearned revenue and other liabilities and deferred credits on the Debtor's balance sheet (which are approximately $8.5 million as of April 30, 1997).

         1.1.8 "BALLOTS" means the ballots accompanying the Disclosure Statement upon which holders of Impaired Claims or Impaired Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

         1.1.9 "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended.

         1.1.10 "BANKRUPTCY COURT" means the United States District Court having jurisdiction over the Chapter 11 Case and, to the extent of any reference made pursuant to 28 U.S.C. Section 157, the bankruptcy unit of such United States District Court.

         1.1.11 "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the general and local rules of the Bankruptcy Court, as now in effect or hereafter amended.

         1.1.12 "BAR DATE" means the bar date for Filing proofs of Claim established by an order of the Bankruptcy Court.

         1.1.13 "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         1.1.14 "CAPITAL STOCK" means, collectively, the Old Common Stock, the Old Preferred Stock, the Old Serial Preferred Stock, the Old Series A Preferred Stock, and any other Interest(s) in the Debtor not otherwise classified in Classes 7, 8 or 9.

         1.1.15  "CASH" means cash and cash equivalents.

         1.1.16 "CHAPTER 11 CASE" means the case commenced by the Debtor under chapter 11 of the Bankruptcy Code.

         1.1.17 "CLAIM" means a claim (as defined in section 101(5) of the Bankruptcy Code) against the Debtor.

         1.1.18  "CLASS" means a class of Claims or Interests, as described in
Article III below.

         1.1.19 "CLASS 5 CASH DISTRIBUTION" means the Cash of GGI obtained from Newco pursuant to Section 5.1 and the Newco Asset Purchase Agreement and remaining after GGI makes all payments provided for in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3.2.1, 3.2.2, 3.2.4, 3.2.6, 5.1.3 and 6.2.2, which shall be distributed to holders of Allowed Class 5 Claims pursuant to Section 3.2.5. A segregated disbursement account for Class 5 shall be established upon the payment of the Newco Asset Purchase Proceeds.

         1.1.20 "CLASS 5 DISBURSEMENT ACCOUNT" means the trust account of the Third-Party Disbursing Agent, established for the holders of Class 5 Claims, into which the Class 5 Cash Distribution shall be deposited. No creditors other than those whose Claims are classified in Class 5 shall have claims to such funds.

         1.1.21 "CLASS 5 RIGHTS" means the Rights to purchase, in the aggregate, 475,000 shares of Newco Common Stock, for an aggregate purchase price of $2,375,000 ($5.00 per share) or shares of stock of any successor to Newco on economically equivalent terms, to be issued and distributed to Eligible Class 5 Claim Holders in accordance with the provisions of Section 3.2.5.

         1.1.22 "CLASS 7 RIGHTS" means the Rights to purchase, in the aggregate, 4,255,000 shares of Newco Common Stock, for an aggregate purchase price of $21,275,000 ($5.00 per share) or shares of stock of any successor to Newco on economically equivalent terms, to be issued and distributed to holders of Allowed Class 7 Interests in accordance with the provisions of Section 3.2.7.

         1.1.23 "CLASS 8 RIGHTS" means the Rights to purchase, in the aggregate, 20,000 shares of Newco Common Stock, for an aggregate purchase price of $100,000 ($5.00 per share) or shares of stock of any successor to Newco on economically equivalent terms, to be issued and distributed to holders of Allowed Class 8 Interests in accordance with the provisions of Section 3.2.8.

         1.1.24  "CONFIRMATION" means the entry of the Confirmation Order.

         1.1.25 "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         1.1.26 "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         1.1.27 "CONTINGENT LC LIABILITIES" means the reimbursement obligations of the Debtor to Wells Fargo Bank, N.A. and the Home Insurance Company.

         1.1.28 "CREDIT" means the nontransferable instrument to be distributed in accordance with Section 3.2.5.4 to each Eligible Class 5 Claim Holder electing to receive a Credit, which instrument shall entitle the holder thereof to receive credit from Newco against the contract price for certain services to be provided to such holder by Newco, in accordance with the terms and conditions of the form of Scrip Agreement attached hereto as Exhibit H, which shall provide, among other things, that the Credit is nontransferable and that the use of the Credit shall be limited to 20% of the contract price per contract of such Eligible Class 5 Claim Holder with Newco.

         1.1.29 "DIP FINANCING FACILITY" means the postpetition credit facility extended by Foothill to the Debtor under section 364 of the Bankruptcy Code in accordance with the terms and conditions set forth in the DIP Financing Orders.

         1.1.30 "DIP FINANCING FACILITY CLAIM" means any and all amounts owed to Foothill under the DIP Financing Facility.

         1.1.31 "DIP FINANCING ORDERS" means (a) the Joint Stipulation and Agreed Order Authorizing Interim Financing, Granting Senior Liens and Priority Administrative Expense Status, Providing for

Adequate Protection, Modifying Automatic Stay, and Authorizing the Debtor to Enter into Agreements with Foothill Capital Corporation, entered on December 6, 1996, (b) the Joint Stipulation and Agreed Order Authorizing Final Financing, Granting Senior Liens and Priority Administrative Expense Status, Providing for Adequate Protection, Modifying Automatic Stay, and Authorizing the Debtor to Enter into Agreement with Foothill Capital Corporation, entered on February 4, 1997 and (c) the Order Authorizing Debtor to Enter into First Amendment to Final Financing Order, entered on April 9, 1997.

         1.1.32 "DISBURSING AGENT" means GGI, in its capacity as Disbursing Agent, or any Third-Party Disbursing Agent.

         1.1.33 "DISCLOSURE STATEMENT" means the Disclosure Statement of even date herewith, as amended, modified or supplemented (and all exhibits or schedules annexed thereto or referenced therein), which relates to the Plan, and which shall be prepared and distributed in accordance with sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

         1.1.34 "DISPUTED CLAIM" means, for the purpose of receiving distributions pursuant to the Plan:

                 1.1.34.1 a Claim as to which, if no proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law and such Claim has been scheduled by the Debtor in its schedule of liabilities as other than disputed, contingent or unliquidated, the Debtor or the Official Committee has Filed an objection by the date of the first distribution under Article VII; or

                 1.1.34.2 a Claim as to which, if a proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law, an objection has been timely Filed by the Debtor or any other party in interest and such objection has not been withdrawn on or before any date fixed by the Plan or order of the Bankruptcy Court for Filing such objections and such objection has not been ruled upon by a Final Order. For the purpose of receiving distributions pursuant to the Plan, a Claim or Claims asserted in a proof of Claim shall be considered a Disputed Claim to the extent that an objection is timely Filed to any portion of such Claim or Claims.

         1.1.35 "DISPUTED INTEREST" means any Interest as to which the Debtor has listed in its Schedules as disputed, interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or any Interest otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or ruled upon by a Final Order.

         1.1.36 "DISTRIBUTION DATE" means the last Business Day of the calendar quarter ending not less than 30 days following the Newco Cash Payment Deadline and the last Business Day of each calendar quarter thereafter, through and including the Final Distribution Date.

         1.1.37 "DISTRIBUTION RECORD DATE" means the close of business on the Business Day immediately preceding the Effective Date.

         1.1.38 "DOCUMENT REVIEWING CENTERS" means (a) Scott, Douglass, Luton & McConnico, L.L.P., 600 Congress, #1500, Austin, Texas 78701; (b) King & Pennington, L.L.P., 3100 South Tower, Pennzoil Plaza, 711 Louisiana Street, Houston, Texas 77002; (c) Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601-1692; (d) Grant Geophysical, Inc., 16850 Park Row, Houston, Texas 77084 and (e) Young, Conaway, Stargatt & Taylor, Rodney Square North, 11th Floor, P.O. Box 391, Wilmington Delaware 19899-0391.

         1.1.39 "EALP" means Elliott Associates, L.P., a Delaware limited partnership.

         1.1.40 "EFFECTIVE DATE" means a Business Day, as determined by the EALP and the Debtor, after all conditions to the Effective Date set forth in
Section 9.2 have been satisfied or waived (if available) pursuant to and subject to Sections 9.3 and 9.4.

         1.1.41 "ELIGIBLE CLASS 5 CLAIM HOLDER" means any holder of an Allowed Class 5 Claim as of the Effective Date.

         1.1.42 "EQUIPMENT PURCHASE OPTIONS" means, collectively, (a) the Macha Purchase Options, (b) the Green Tree Purchase Option, (c) the Forum Financial Purchase Option and (d) the Winthrup Resources Purchase Option.

         1.1.43 "ESTATE" means the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

         1.1.44 "FILE," "FILED" OR "FILING" means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case.

         1.1.45 "FINAL DISTRIBUTION DATE" means the date the Disbursing Agent makes a final distribution to holders of Allowed Claims and Interests as provided in Articles VII and VIII below, which shall be the first Distribution Date occurring after the date all Disputed Claims have been resolved by Final Order.

         1.1.46 "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired, and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been dismissed or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         1.1.47 "FOOTHILL" means Foothill Capital Corporation, a California corporation.

         1.1.48 "FOOTHILL CLAIM" means, collectively, all of the Claims of Foothill, but excluding any DIP Financing Facility Claims.

         1.1.49 "FORUM FINANCIAL PURCHASE OPTION" means the option of the Debtor to purchase assets leased to the Debtor pursuant to that certain Amendment to Master Lease Agreement No. 3300 with Forum Financial Group, Inc., on the terms and conditions set forth therein, which was approved by the Bankruptcy Court prior to Confirmation; provided, however, that EALP or Newco shall pay any amounts required to be paid to Forum Financial Group, Inc. to the extent that the Equipment Purchase Option exceeds what the Debtor would be required to pay on account of Forum's Secured Claim or required secured financing payments.

         1.1.50  "GECC" means General Electric Capital Corporation.

         1.1.51 "GECC LEASE ASSUMPTION ORDER" means the Joint Stipulation and Agreed Order Authorizing Assumption of Master Lease Agreement with GECC as Lessor and Grant Geophysical, Inc. as Lessee, Approving Sublease to 3-D Geophysical, Inc. and Providing for Payment of Arrearages and Additional Rent to Cure Lease, which was entered by the Bankruptcy Court on May 27, 1997.

         1.1.52 "GENERAL UNSECURED CLAIM" means any Claim which is not an Administrative Claim, Priority Claim, Priority Tax Claim, Subordinated Claim or Secured Claim.

         1.1.53  "GGI" means the Debtor on and after the Effective Date.

         1.1.54 "GREEN TREE PURCHASE OPTION" means the option of the Debtor to purchase assets leased to the Debtor pursuant to that certain Lease With Green Tree Vendor Services Corporation, on the terms and conditions set forth therein, which was approved by the Bankruptcy Court prior to Confirmation.

         1.1.55 "IMPAIRED . . ." means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.1.56 "INTEREST" means, collectively, the rights of holders of Capital Stock, including redemption rights, dividend rights and liquidation preferences.

         1.1.57 "MACHA PURCHASE OPTIONS" means the options of the Debtor to purchase the equipment leased to the Debtor pursuant to that certain Master Equipment Purchase Agreement between the Debtor and Macha Equipment Corporation and that certain Master Equipment Lease Agreement between the Debtor and Macha International, Inc., on the terms and conditions set forth therein, which were approved by the Bankruptcy Court prior to Confirmation.

         1.1.58 "MASTER BALLOTS" means the master ballots accompanying the Disclosure Statement upon which the acceptance or rejection of the Plan by holders of Impaired Claims and Interests shall be indicated in accordance with the Voting Instructions.

         1.1.59 "NEWCO" means a corporation incorporated under the laws of the State of Delaware formed and controlled by EALP, in which substantially all of the assets of the Debtor shall be vested, and to which certain explicitly specified liabilities of the Debtor shall be assigned, pursuant to Article 5 and the Newco Asset Purchase Agreement.

         1.1.60 "NEWCO ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement by and between the Debtor and Newco, a copy of which is appended hereto as Exhibit A.

         1.1.61 "NEWCO ASSET PURCHASE PROCEEDS" means $47.5 million in Cash to be paid to GGI pursuant to Section 5.1.1.4 and the Newco Asset Purchase Agreement.

         1.1.62 "NEWCO BYLAWS" means the Bylaws of Newco, which shall be substantially in the form set forth in Exhibit C.

         1.1.63 "NEWCO CASH PAYMENT DEADLINE" means the earlier of (a) the Rights Expiration Date and (b) December 31, 1997.

         1.1.64 "NEWCO CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of Newco, which shall be in substantially the form set forth in Exhibit B.

         1.1.65 "NEWCO COMMON STOCK" means the 9,737,500 shares of Common Stock of Newco to be issued and outstanding (including treasury stock) immediately after the Effective Date, which shares shall be authorized, fully prepaid and nonassessable, pursuant to the Newco Certificate of Incorporation.

         1.1.66 "NEWCO COMMON STOCK REGISTRATION RIGHTS AGREEMENT" means that certain agreement to be entered into on the Effective Date by Newco and EALP or an affiliate of EALP designated by EALP, which shall be substantially in the form set forth in Exhibit E.

         1.1.67 "NEWCO CREDIT FACILITY" means the facility providing for not less than $5 million in working capital to be provided to Newco pursuant to the terms and conditions of the Newco Credit Facility Agreement.

         1.1.68 "NEWCO CREDIT FACILITY AGREEMENT" means the agreement to be entered into on the Effective Date by and between Newco and EALP or a third party acceptable to EALP, pursuant to which

EALP or such third party will provide Newco with the Newco Credit Facility on terms and conditions mutually acceptable to EALP and Newco.

         1.1.69 "NEWCO CREDIT FACILITY DOCUMENTS" means the Newco Credit Facility Agreement and all documents executed in connection therewith.

         1.1.70  "NYNEX" means Nynex Credit Corporation.

         1.1.71 "NYNEX LEASE ASSUMPTION ORDER" means the Stipulation Assuming Lease, Providing Adequate Protection and Adequate Assurance of Future Performance and Modifying Automatic Stay, which was entered by the Bankruptcy Court on May 27, 1997.

         1.1.72 "OFFICIAL COMMITTEE" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code or any successor appointed by the Official Committee to administer the distributions as provided in the Plan.

         1.1.73 "OLD $2.4375 PREFERRED STOCK" means the $2.4375 Convertible Exchangeable Preferred Stock issued by the Debtor and outstanding immediately prior to the Effective Date.

         1.1.74 "OLD COMMON STOCK" means the common stock issued by the Debtor and outstanding immediately prior to the Effective Date.

         1.1.75 "OLD JUNIOR PREFERRED STOCK" means the Junior Preferred Stock issued by the Debtor and outstanding immediately prior to the Effective Date.

         1.1.76 "OLD PREFERRED STOCK" means, collectively, the Old $2.4375 Preferred Stock and Old Junior Preferred Stock.

         1.1.77 "OLD SERIAL PREFERRED STOCK" means the Serial Preferred Stock authorized but unissued by the Debtor immediately prior to the Effective Date.

         1.1.78 "OLD SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock authorized but unissued by the Debtor immediately prior to the Effective Date.

         1.1.79 "OTHER IDENTIFIED SECURED CLAIMS" means, collectively, the Secured Claims against the Debtor held by Input/Output, Inc., Madeleine, L.L.C. and Fairfield Industries, Inc.

         1.1.80  "OYO" means Oyo Geospace Corporation.

         1.1.81 "OYO OBLIGATIONS" means the obligations of the Debtor to Oyo pursuant to the Stipulation and Order Concerning Adequate Protection and Related Matters for Secured Claim of Oyo Geospace Corporation, which was entered by the Bankruptcy Court on April 29, 1997.

         1.1.82  "PETITION DATE" means December 6, 1996.

         1.1.83 "PLAN" means this chapter 11 plan of reorganization of Grant Geophysical, Inc. and all Exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented.

         1.1.84 "POSTPETITION SECURED CLAIMS" means the Claims of (a) Leica, Inc., (b) Macha Equipment Corporation other than Claims arising out of the exercise of the Macha Purchase Options and (c) GeoSpace Canada Inc.

         1.1.85 "PRIORITY CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code and that is not an Administrative Claim or a Priority Tax Claim.

         1.1.86 "PRIORITY TAX CLAIM" means a Claim of a governmental unit that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

         1.1.87 "PROFESSIONAL" means any professional employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

         1.1.88  "PRO RATA" means:

                 1.1.88.1 so that with respect to an Allowed Class 5 Claim, the ratio of (i)(a) the amount of the Cash to be distributed on account of a particular Allowed Class 5 Claim to (b) the amount of such Allowed Class 5 Claim, is the same as the ratio of (ii)(a) the amount of the Cash to be distributed on account of all Allowed Class 5 Claims to (b) the aggregate amount of Allowed Class 5 Claims;

                 1.1.88.2 so that, with respect to an Eligible Class 5 Claim Holder, the ratio of (i)(a) the number of Class 5 Rights to be distributed on account of a particular Eligible Class 5 Claim Holder's Claim to (b) the amount of such Eligible Class 5 Claim Holder's Claim, is the same as the ratio of (ii)(a) the number of Class 5 Rights to be distributed on account of all Eligible Class 5 Claim Holders' Claims to (b) the aggregate amount of Eligible Class 5 Claim Holders' Claims.

                 1.1.88.3 so that, with respect to an Allowed Class 7 Interest, the ratio of (i)(a) the number of Class 7 Rights to be distributed on account of a particular Allowed Class 7 Interest to (b) the amount of such Allowed Class 7 Interest, is the same as the ratio of (ii)(a) the number of Class 7 Rights to be distributed on account of all Allowed Class 7 Interests to (b) the number of all Allowed Class 7 Interests;

                 1.1.88.4 so that, with respect to an Allowed Class 8 Interest, the ratio of (i)(a) the number of Class 8 Rights to be distributed on account of a particular Allowed Class 8 Interest to (b) the amount of such Allowed Class 8 Interest, is the same as the ratio of (ii)(a) the number of Class 8 Rights to be distributed on account of all Allowed Class 8 Interests to (b) the number of all Allowed Class 8 Interests;

                 1.1.88.5 when used with reference to distributions of the Reorganization Investment Yield, the ratio, as of the date upon which the distribution of the Reorganization Investment Yield is made, of (i) (a) the portion of the Reorganization Investment Yield to be distributed to the Holder of an Allowed Claim pursuant to Articles VII and VIII of the Plan to (b) the aggregate amount of the Reorganization Investment Yield is the same as the ratio of (ii) (a) the Allowed Amount of such Claim to (b) the sum of the aggregate amount of the Claims which are Disputed and the aggregate amount of Claims on account of which distributions are undeliverable.

         1.1.89 "REGISTRATION STATEMENT" means that certain registration statement relating to the Rights and the stock available to be purchased thereunder, which will be filed by Newco or any successor to Newco with the United States Securities and Exchange Commission pursuant to Section 5 of the Securities Act.

         1.1.90 "REORGANIZATION INVESTMENT YIELD" means the net yield earned by the Disbursing Agent from the investment of Cash held pending distribution pursuant to the Plan, which investment shall be in a manner mutually acceptable to GGI and the Official Committee.

         1.1.91 "RIGHTS" means the uncertificated, nontransferable rights, exercisable to purchase, in the aggregate, 4,750,000 shares of Newco Common Stock for an aggregate purchase price of $23,750,000 ($5.00 per share) or shares of stock of any successor to Newco on economically equivalent terms.

         1.1.92 "RIGHTS AGENT" means any entity designated by Newco or any successor to Newco to act as Newco's or such successor's agent in connection with the Rights Offering.

         1.1.93 "RIGHTS EXERCISE NOTICE" means the form of exercise notice which will provide for the exercise of the Rights by each holder thereof.

         1.1.94 "RIGHTS EXERCISE PERIOD" means the period commencing as soon as is practicable following the later of the (a) the Effective Date and (b) the effective date of the Registration Statement, and concluding on the Rights Expiration Date.

         1.1.95 "RIGHTS EXPIRATION DATE" means the date occurring 45 days after the commencement of the Rights Exercise Period.

         1.1.96 "RIGHTS OFFERING" means the issuance of Rights to holders of certain Claims and Interests as set forth under Section 5.3.

         1.1.97 "RIGHTS OFFERING COMMON STOCK" means the stock that is subject to purchase upon the exercise of the Rights.

         1.1.98 "SCHEDULES" means, collectively, the: (a) schedules of assets and liabilities and the statements of financial affairs, if any, Filed by the Debtor in the Chapter 11 Case, pursuant to section 521 of the Bankruptcy Code and the Bankruptcy Rules; and (b) schedule of unliquidated, disputed or contingent Claims, as required by any local rule of the Bankruptcy Court, as such requirements may be modified by any order of the Bankruptcy Court.

         1.1.99 "SCRIP AGREEMENT" means the Scrip Agreement, in substantially the form appended hereto as Exhibit H, to be entered into by and between Newco and each Eligible Class 5 Claim Holder who elects to receive a Credit under the Plan.

         1.1.100 "SECURED CLAIM" means a Claim that is secured by a lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

         1.1.101 "SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended.

         1.1.102 "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a stipulation or other document that the Debtor (or after the Effective Date the Official Committee) has sent or may send to a holder of a Claim that states the Debtor's or Official Committee's position regarding the amount or nature of the holder's Claim and requests such holder's agreement with the Debtor's or Official Committee's position.

         1.1.103 "SUBORDINATED CLAIM" means (a) a Claim for any fine, penalty or forfeiture, or for multiple, exemplary or punitive damages, to the extent that such claim does not constitute compensation for the Claim holder's actual pecuniary loss, (b) any Claim by any subsidiary or Affiliate of the Debtor, (c) claims subordinated pursuant to Section 8.4 and (d) any Claim subordinated pursuant to section 510 of the Bankruptcy Code by an order of the Bankruptcy Court.

         1.1.104 "TIAA" means the Teachers Insurance and Annuity Association of America.

         1.1.105 "TIAA CLAIM" means, collectively, the Claims of the TIAA.

         1.1.106 "TIAA MORTGAGE" means that each mortgage executed by the Debt or in favor of TIAA.

         1.1.107 "THIRD-PARTY DISBURSING AGENT" means any entity designated by the Debtor or GGI to act as a Disbursing Agent. The Disbursing Agent for Class 5 shall be designated by the Official Committee.

         1.1.108 "UNIMPAIRED CLAIM" means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.1.109 "UNSECURED CREDITORS TRUST" means the trust to be established pursuant to the GGI Creditors Trust and Disbursement Agreement dated as of the Confirmation Date by and among GGI, EALP and the Official Committee and the Trustee named therein, which will be in form and substance satisfactory to the Debtor and the Official Committee and which will be approved by the Bankruptcy Court pursuant to the Confirmation Order.

         1.1.110 "VOTING INSTRUCTIONS" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "Voting and Confirmation of the Plan -- Voting Procedures and Requirements" and accompanying the Ballots and the Master Ballots.

         1.1.111 "WESTGATE" means Westgate International, L.P.

         1.1.112 "WINTHRUP RESOURCES PURCHASE OPTION" means the option of the Debtor to purchase assets leased to the Debtor pursuant to that certain New Lease Agreement with Winthrup Resources Corporation, on the terms and conditions set forth therein, which was approved by the Bankruptcy Court prior to Confirmation.

1.2      RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW

         1.2.1   RULES OF INTERPRETATION

         For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented; (d) if the Plan's description of the terms of an Exhibit is inconsistent with the terms of the Exhibit, the terms of the Exhibit shall control; (e) unless otherwise specified, all references in the Plan to Articles, Sections, Clauses and Exhibits are references to Articles, Sections, Clauses and Exhibits of or to the Plan; (f) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, to the extent such rules are not inconsistent with any other provision in this
Section 1.2.1, provided however that no documents or Exhibits to the Plan shall be modified after the Confirmation Date except with the written consent of the Official Committee, which shall not be unreasonably withheld.

         1.2.2   COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         1.2.3   GOVERNING LAW

         Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.


                                  ARTICLE  II.

                              UNCLASSIFIED CLAIMS

         In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below in Article II, have not been classified.

2.1      ADMINISTRATIVE CLAIMS

         2.1.1   IN GENERAL

         Subject to the provisions of Sections 2.1.2 and 2.1.3 below with respect to the Administrative Claims bar date and Professionals, respectively, as soon as practicable after the Newco Cash Payment Deadline, each holder of an Allowed Administrative Claim shall receive Cash equal to the amount of such Allowed Administrative Claim, unless such holder and the Debtor or GGI agree to other terms or a Final Order of the Bankruptcy Court provides for other terms; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business, including Administrative Claims of governmental units for taxes, shall be assigned to Newco on the Effective Date pursuant to Section 5.1.1.2 and the Newco Asset Purchase Agreement, and paid, performed or settled by Newco when due in accordance with the terms and conditions of the particular agreements governing such obligations, without the need for holders of such Claims to comply with Section 2.1.2 below.

         2.1.2   BAR DATE FOR ADMINISTRATIVE CLAIMS

         Requests for payment of Administrative Claims must be Filed and served on the Debtor or GGI no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Claims and that do not File and serve a request by such date shall be forever barred from asserting such Claims against the Debtor, GGI or their respective property. Objections to such requests must be Filed and served on GGI and the requesting party no later than 30 days after the date on which the applicable request for payment was Filed.

         2.1.3   PROFESSIONALS

         Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Case) shall File and serve on GGI, the Official Committee, counsel for GGI and counsel for the Official Committee an application for final allowance of compensation and reimbursement of expenses no later than 30 days after the Effective Date, unless such Filing and service deadline is extended by the Bankruptcy Court. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on GGI, the Official Committee, counsel for GGI and Counsel for the Official Committee, and the requesting Professional or other entity no later than 30 days after the date on which the applicable application for compensation or reimbursement was Filed.

2.2      PRIORITY TAX CLAIMS

         Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the Debtor or GGI, as soon as practicable after the Newco Cash Payment

Deadline, each holder of an Allowed Priority Tax Claim shall receive Cash equal to the amount of such Allowed Priority Tax Claim in full and final satisfaction of such Claims.

2.3      DIP FINANCING FACILITY CLAIMS

         Notwithstanding anything else contained in the Plan or the Confirmation Order, or any amendments thereto, and notwithstanding the confirmation of the Plan, the holder of the DIP Financing Facility Claim, which is a secured Administrative Claim, shall be entitled to all of the liens, protections, benefits, and priorities granted under the DIP Financing Orders. All such liens, protections, benefits, and priorities shall continue until the DIP Financing Facility Claim is indefeasibly paid in full, which secured Administrative Claim, by reason of the DIP Financing Orders, (a) is allowed and payable in its entirety, (b) includes principal, accrued but unpaid interest and attorneys' fees, costs, and expenses through the date of full and indefeasible payment of the DIP Financing Facility Claim (subject to the terms and conditions in the DIP Financing Orders regarding attorneys' fees and expenses), and (c) is secured by reason of the first, valid, prior, and perfected liens and security interest granted under, or in connection with the Foothill Loan Documents (as defined in the DIP Financing Orders) and confirmed by the DIP Financing Orders (except as otherwise provided under the DIP Financing Orders and the Ratification and Amendment Agreement, as defined therein.) All payments of the DIP Financing Facility Claim through the Effective Date shall be deemed to have been indefeasibly paid. All amounts owing with respect to the DIP Financing Facility Claim as of the Effective Date shall be paid in full in Cash on the Effective Date.

2.4      POST-PETITION SECURED CLAIMS

         As soon as practicable after the Newco Cash Payment Deadline, each holder of a Postpetition Secured Claim shall receive Cash equal to the amount of such Claims, in full and final satisfaction of such Claim.

2.5      EXERCISE OF EQUIPMENT PURCHASE OPTIONS

         As soon as practicable after the Newco Cash Payment Deadline, GGI shall exercise the Equipment Purchase Options. All payments required to be made upon exercise of the Equipment Purchase Options shall be made by GGI. Title to all assets purchased by GGI pursuant to the Equipment Purchase Options shall automatically be transferred to, and shall vest in, Newco, pursuant to
Section 5.1.1.1 and the Newco Asset Purchase Agreement, without any further action by the Debtor, GGI, Newco or any other party.


                                 ARTICLE  III.

                        CLASSIFICATION AND TREATMENT OF
                        CLASSIFIED CLAIMS AND INTERESTS

         All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes described below. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

3.1      SUMMARY

          Class                              Status
          Class 1 - Priority Claims          Unimpaired - not entitled to vote
          Class 2 - Foothill Claim           Unimpaired - not entitled to vote

          Class                                       Status
          Class 3 - Assigned Secured Claims           Impaired - entitled to vote

          Class 4 - Other Secured Claims              Unimpaired - not entitled to vote

          Class 5 - General Unsecured Claims Over     Impaired - entitled to vote
          $500

          Class 6 - General Unsecured Claims of       Impaired - entitled to vote
          $500 and Under

          Class 7 - Interests of holders of Old       Impaired - entitled to vote
          $2.4375 Preferred Stock

          Class 8 - Interests of holders of Old       Impaired - entitled to vote
          Junior Preferred Stock
          Class 9 - Interests of holders of Old       Impaired - deemed to have rejected the
          Common Stock                                Plan

          Class 10 - Interests in the Debtor Not      Impaired - deemed to have rejected the
          Otherwise Classified                        Plan

          Class 11 - Subordinated Unsecured Claims    Impaired - deemed to have rejected the
                                                      Plan

3.2      CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

         3.2.1   CLASS 1 - PRIORITY CLAIMS

                 Classification:  Class 1 consists of all Priority Claims.

                 Treatment: As soon as practicable after the Newco Cash Payment Deadline, each holder of an Allowed Class 1 Claim shall receive Cash equal to the amount of such Claim, unless the holder of such Claim and GGI agree to a different treatment. Any Allowed Class 1 Claim not due and owing on the Newco Cash Payment Deadline will be paid in full in Cash by GGI when such Claim becomes due and owing.

                 Voting: Class 1 is unimpaired and the holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

         3.2.2   CLASS 2 - FOOTHILL CLAIMS

                 Classification:  Class 2 consists of all Foothill Claims.

                 Treatment: All payments of the Foothill Claim made prior to the Effective Date shall be deemed to be paid indefeasibly. Any portion of the Foothill Claim unpaid as of the Effective Date shall be paid in full in Cash on the Effective Date. Notwithstanding anything else contained in the Plan or the Confirmation Order, or any amendments thereto, and notwithstanding the confirmation of the Plan, Foothill, as the holder of the Foothill Claim, shall be entitled to all of the liens, protections, benefits, and priorities granted to it or confirmed by the DIP Financing Orders. All such liens, protections, benefits, and priorities granted to Foothill in the DIP Financing Orders shall continue until the Foothill Claim is indefeasibly paid in full, which Claim, by reason of the DIP Financing Orders (i) is payable in its entirety, (ii) includes unpaid principal and accrued but unpaid interest to the date of indefeasible payment of the Foothill Claim, and (iii) is secured by reason of the first, valid, prior, and perfected liens and security interest granted under or in connection with, the Foothill Loan Documents (as defined in the DIP Financing Orders) and confirmed by the DIP Financing Orders (except as otherwise provided under the DIP Financing Orders and the Ratification and Amendment Agreement, as defined therein).

                 Voting: Class 2 is unimpaired and the holder of Claims in Class 2 is not entitled to vote to accept or reject the Plan.

         3.2.3   CLASS 3 - ASSIGNED SECURED CLAIMS

                 Classification:  Class 3 consists of the TIAA Claim.

                 Treatment: The Debtor's liabilities arising out the TIAA Claim shall be assigned to and assumed by Newco pursuant to Section
         5.1.1.2 and the Newco Asset Purchase Agreement, on the terms and conditions, set forth below:

                 3.2.3.1 TIAA Claim. The holder of the TIAA Claim shall receive, in full and final satisfaction of such Claim, (a) as soon as practicable after the Newco Cash Payment Deadline, Cash equal to the aggregate amount of prepetition and postpetition arrearages (exclusive of any penalties, default interest or other charges) from Newco and
         (b) deferred Cash payments by Newco equal to the amount of principal and interest due under the TIAA Mortgage. TIAA shall retain the liens securing the TIAA Claim to secure such deferred Cash payments, and shall have no claims against GGI or the funds paid by Newco pursuant to Section 5.1.1.4.

                 Voting: Class 3 is impaired and the holders of Allowed Claims in Class 3 are entitled to vote to accept or reject the Plan.

         3.2.4   CLASS 4 -  OTHER IDENTIFIED SECURED CLAIMS

                 Classification: Class 4 consists of Other Identified Secured Claims.

                 Treatment: As soon as practicable after the Newco Cash Payment Deadline, each holder of an Allowed Class 4 Claim shall receive Cash in an amount equal to such Allowed Class 4 Claim. Allowed Class 4 Claims shall include all interest, fees, and expenses accrued under the respective contractual provisions for each such Claim through the date such Claim is actually paid. Other Identified Secured Claims are the following:

                 3.2.4.1 The Input/Output Claim. The holder of the Claims of Input/Output, Inc. shall receive, as soon as practicable after the Newco Cash Payment Deadline, Cash equal to the allowed amount of such Claims (which do not include obligations under leases of Input/Output designated for assumption or rejection under the Plan.)

                 3.2.4.2 The Madeleine Claim. The holder of the Claims of Madeleine, L.L.C. shall receive as soon as practicable after the Newco Cash Payment Deadline, Cash equal to the allowed amount of such Claims.

                 3.2.4.3 The Fairfield Claim. The holder of the Claims of Fairfield Industries, Inc., shall receive, as soon as practicable after the Newco Cash Payment Deadline, Cash equal to $168,175 in full and final satisfaction of such Claims.

                 Voting: Class 4 is unimpaired and the holders of Claims in Class 4 are not entitled to vote to accept or reject the Plan.

                 3.2.5    CLASS 5 - GENERAL UNSECURED CLAIMS OVER $500

                 Classification: Class 5 consists of all General Unsecured Claims that exceed $500 in amount.

                 Treatment:

                 3.2.5.1 Rights Offering. On the commencement of the Rights Exercise Period, and subject to the provisions of Section 5.3, each Eligible Class 5 Claim Holder shall receive its Pro Rata share of the Class 5 Rights. Any Class 5 Rights distributed pursuant to this
         Section 3.2.5.1  must be exercised in accordance with the provisions of
         Section 5.3. Holders of Allowed Class 5 Claims that are not Eligible Class 5 Claim Holders shall not receive any Rights.

                 3.2.5.2 Class 5 Cash Distribution. As soon as practicable after the Newco Cash Payment Deadline, each holder of an Allowed Class 5 Claim, in full and final satisfaction of such Claim, shall receive a Pro Rata share of the Class 5 Cash Distribution.

                 3.2.5.3 Claim Reduction Option. Any holder of an Allowed Class 5 Claim may elect on its Ballot to reduce all of such holder's Claims in the aggregate to $500 and receive the same treatment as Allowed Claims in Class 6, which means that such holder shall not receive any Class 5 Rights. Any creditor electing the treatment provided for in Class 6 shall be deemed to have aggregated all of such holder's Claims into a single Claim.

                 3.2.5.4 Credit Option. Any Eligible Class 5 Claim Holder may elect on its Ballot to receive Credits in the amount of such holder's Allowed Class 5 Claim in lieu of the Class 5 Cash Distribution; provided however that the aggregate amount of Credits shall not exceed $2 million. If the aggregate amount of Allowed Claims of Eligible Class 5 Claim Holders electing the Credits exceeds $2 million, Eligible Class 5 Claim Holders that elect to receive the Credits shall receive a proportionate share of Credits and the Class 5 Cash Distribution (based on the amount of Claim not satisfied by the Credits). The Class 5 Cash Distribution that would have been distributed to Eligible Class 5 Claim Holders that elect to receive Credits, if they had not elected to receive Credits, shall be distributed to Newco.

                 Voting: Class 5 is impaired and the holders of Allowed Class 5 Claims are entitled to vote to accept or reject the Plan.

         3.2.6   CLASS 6 - GENERAL UNSECURED CLAIMS OF $500 OR LESS

                 Classification: Class 6 consists of all General Unsecured Claims that are $500 or less in amount, provided that no Claims that are the result of a split of a Claim amongst different holders shall be classified in Class 6 and all such Claims shall be classified in Class 5.

                 Treatment: As soon as practicable after the Newco Cash Payment Deadline, each holder of an Allowed Class 6 Claim shall receive, the full amount of such Allowed Claim in Cash.

         3.2.7   CLASS 7 - INTERESTS OF HOLDERS OF OLD $2.4375 PREFERRED STOCK

                 Classification: Class 7 consists of the Interests of holders of Old $2.4375 Preferred Stock.

                 Treatment: On the commencement of the Rights Exercise Period, and subject to the provisions of Section 5.3, each holder of an Allowed Class 7 Interest shall receive, in full and final satisfaction of such Interest, a Pro Rata share of the Class 7 Rights. Any Class 7 Rights distributed pursuant to this Section 3.2.7 must be exercised in accordance with the provisions of

         Section 5.3. EALP, Westgate and any of their respective affiliates that hold Allowed Class 7 Interests shall exercise the Rights distributed to such holders.

                 Voting: Class 7 is impaired and the holders of Allowed Class 7 Interests are entitled to vote to accept or reject the Plan.

         3.2.8   CLASS 8 - INTERESTS OF HOLDERS OF OLD JUNIOR PREFERRED STOCK

                 Classification: Class 8 consists of the Interests of holders of Old Junior Preferred Stock.

                 Treatment: On the commencement of the Rights Exercise Period, and subject to the provisions of Section 5.3, each holder of an Allowed Class 8 Interest shall receive, in full and final satisfaction of such Interest, a Pro Rata share of the Class 8 Rights. Any Class 8 Rights distributed pursuant to this Section 3.2.8 must be exercised in accordance with the provisions of Section 5.3.

                 Voting: Class 8 is impaired and the holders of Allowed Class 8 Interests are entitled to vote to accept or reject the Plan.

         3.2.9   CLASS 9 - INTERESTS OF HOLDERS OF OLD COMMON STOCK

                 Classification: Class 9 consists of the Interests of holders of Old Common Stock.

                 Treatment: The holders of Class 9 Interests shall not receive or retain any property under the Plan on account of such Interests.

                 Voting: Class 9 is impaired and because no distribution of property will be made to holders of Class 9 Interests, nor will such holders retain any property, Class 9 is deemed to not have accepted the Plan.

         3.2.10  CLASS 10 - INTERESTS IN THE DEBTOR NOT OTHERWISE CLASSIFIED

                 Classification: Class 10 consists of the Interests in the Debtor that are not otherwise classified in Classes 7, 8 or 9, including, without limitation, Old Series A Preferred Stock, Old Serial Preferred Stock and all options, warrants or any other right to purchase or receive Old Common Stock or Old Preferred Stock.

                 Treatment: The holders of Class 10 Interests shall not receive or retain any property under the Plan on account of such Interests.

                 Voting: Class 10 is impaired and because no distribution of property will be made to holders of Class 10 Interests, nor will such holders retain any property, Class 10 is deemed not to have accepted the Plan.

         3.2.11  CLASS 11 - SUBORDINATED CLAIMS

                 Classification:  Class 11 consists of all Subordinated Claims.

                 Treatment: The holders of Class 11 Claims shall not receive or retain any property under the Plan on account of such Claims.

                 Voting: Class 11 is impaired and because no distribution of property will be made to holders of Class 11 Claims, nor will such holders retain any property, Class 11 is deemed to have rejected the Plan.

3.3      SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

         Except as otherwise provided in the Plan, nothing shall affect the Debtor's or GGI's rights and legal and equitable defenses in respect of any Unimpaired Claim, including but not limited to all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

3.4      ACCRUAL OF POSTPETITION INTEREST

         No holder of a Priority Tax Claim, a Priority Claim or an Allowed Claim (other than a holder of an Administrative Claim based on liability incurred by the Debtor in the ordinary course of business that is entitled to interest pursuant to the terms and conditions of the agreements giving rise to such Administrative Claim) will be entitled to any payments or additional distributions on account of postpetition interest in respect of such Claims.


                                  ARTICLE IV.

                      ACCEPTANCE OR REJECTION OF THE PLAN

4.1      VOTING CLASSES

         Each holder of an Allowed Class 3, 5 or 6 Claim or an Allowed Class 7 or 8 Interest shall be entitled to vote to accept or reject the Plan.

4.2      ACCEPTANCE BY IMPAIRED CLASSES

         An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

4.3      PRESUMED ACCEPTANCE OF PLAN

         Classes 1, 2 and 4 are unimpaired under the Plan, and, therefore, conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

4.4      DEEMED NON-ACCEPTANCE OF PLAN

         Holders of Class 11 Claims and Class 9 and 10 Interests shall not receive or retain any property under the Plan on account of their Claims or Interests, and therefore, Classes 9, 10 and 11 are deemed not to have accepted the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

4.5      NON-CONSENSUAL CONFIRMATION

         The Proponents will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code in view of the deemed non-acceptance by Classes 9, 10 and 11. In the event that any Impaired Class of Claims or Interests does not accept the Plan in accordance with section 1126 of the Bankruptcy Code, the Proponents hereby request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code. The Proponents reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.


                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

5.1 PURCHASE OF DEBTOR'S ASSETS BY NEWCO, ASSUMPTION OF LIABILITIES BY NEWCO, LIQUIDATION OF GGI

         5.1.1   PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES BY NEWCO

                 5.1.1.1 Purchase of Assets. On the Effective Date, pursuant to this Section 5.1.1.1 and the Newco Asset Purchase Agreement, all assets of the Estate other than as specifically set forth on Exhibit D to the Plan, including without limitation all Cash of the Debtor, any right of the Debtor to any future credits from any third party, any assets purchased upon GGI's exercise of the Equipment Purchase Options and all claims and rights of action not released pursuant to Sections
         5.6.1.1 and 5.6.1.2 or retained by GGI pursuant to Section 5.6.1.3, shall be purchased by, and shall vest in, Newco, free and clear of all Claims, Interests, liens and charges arising prior to the Effective Date, other than as specifically set forth in Sections 5.1.1.2 and
         5.7.   Assets of the Estate listed on Exhibit D shall vest in GGI.

                 5.1.1.2 Assumption of Liabilities. On the Effective Date, pursuant to this Section 5.1.1.2 and the Newco Asset Purchase Agreement, all Assigned Liabilities and all Administrative Claims representing obligations incurred in the ordinary course of the Debtor's business shall be assigned to and assumed by Newco. Except as noted elsewhere in the Plan, no other liabilities of the Estate shall be assigned to and assumed by Newco.

                 5.1.1.3  Assignment of Leases and Contracts.  Pursuant to
         Section 6.2, on the Effective Date, all executory contracts and unexpired leases listed on Exhibit F shall be assumed and assigned to Newco.

                 5.1.1.4 Payment by Newco. Pursuant to this Section 5.1.1.4 and the Newco Asset Purchase Agreement, Newco shall pay GGI $47,500,000 in Cash, which shall be paid not later than the Newco Cash Payment Deadline; provided however that Newco shall pay GGI that portion of such Cash necessary to allow GGI to satisfy its obligations under Sections 2.3 and 3.2.2 on the Effective Date; provided further that EALP shall be obligated to make such payments and assume the liabilities in Section 5.1.1.2 if Newco fails to do so. At the Confirmation hearing, the Debtor, Newco, EALP, and the Official Committee shall advise the Bankruptcy Court of the amount of such funds that shall initially be paid directly to the Unsecured Creditors Trust on the Newco Cash Payment Deadline.

         5.1.2   CERTAIN ASSIGNED LIABILITIES

                 5.1.2.1 Assignment of GECC Master Lease Agreement. Notwithstanding anything contained in the Plan, the terms of the GECC Lease Assumption Order are expressly incorporated herein by reference. All obligations of the Debtor under the GECC Lease Assumption Order shall be, on the Effective Date, assigned to Newco pursuant to Section
         5.1.1.2 and the Newco Asset Purchase Agreement, and neither the Debtor, GGI, nor any funds paid by Newco to GGI or the Disbursing Agent shall be subject to claims arising therefrom.

                 5.1.2.2 Assignment of Nynex Master Lease Agreement. Notwithstanding anything contained in the Plan, the terms of the Nynex Lease Assumption Order are expressly incorporated herein by reference. All obligations of the Debtor under the Nynex Lease Assumption Order shall be, on the Effective Date, assigned to Newco pursuant to Section 5.1.1.2 and the Newco Asset Purchase Agreement, and neither the Debtor, GGI, nor any funds paid by Newco to GGI or the Disbursing Agent shall be subject to claims arising therefrom.

                 5.1.2.3 Assignment of the Oyo Obligations. Notwithstanding anything contained in the Plan, the Oyo Obligations are expressly incorporated herein by reference shall be, on the Effective Date, assumed by and assigned to Newco pursuant to Section 5.1.1.2 and the Newco Asset Purchase Agreement, and neither the Debtor, GGI, nor any funds paid by Newco to GGI or the Disbursing Agent shall be subject to claims arising therefrom.

         5.1.3   LIQUIDATION OF GGI; FINAL ORDER AND DISSOLUTION

         GGI will continue to exist after the Effective Date with only the powers of corporations under the general corporation law of Delaware that are necessary to implement the provisions of the Plan relating to (i) distributions pursuant to Section 7.2, (ii) claim objections pursuant to Section 8.1 or (iii) such other duties pursuant to the Plan with the agreement of the Official Committee or as ordered by the Bankruptcy Court; its business purpose will be to conduct an orderly distribution of the proceeds of the sale of its assets; it will not engage in new business or incur liabilities except in connection with the foregoing business purpose. Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all property of the Estate of the Debtor not vested in or assigned to Newco or released pursuant to this Plan, and any property acquired by the Debtor or GGI under or in connection with the Plan, including the right to receive the Newco Asset Purchase Proceeds, shall vest in GGI. On and after the Effective Date, GGI shall distribute its assets to holders of Allowed Claims and Interests as set forth in this Plan (subject to the provisions for distributions in Article VII) and only the Official Committee may compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, GGI may pay the charges that it incurs on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court upon written notice to the Committee (any dispute with respect to which shall be resolved by the Bankruptcy Court). GGI shall not take any actions not contemplated in this Plan absent the consent of the Official Committee or an order of the Bankruptcy Court. As soon as practicable after the Final Distribution Date, GGI shall file a request for entry of a final decree concluding this Chapter 11 Case. Upon entry of the final decree, GGI shall be deemed dissolved and shall cease to exist for any purpose without any further corporate action.


5.2      THE RESTRUCTURING TRANSACTIONS

         5.2.1 CANCELLATION OF CAPITAL STOCK; SURRENDER OF SECURITIES AND OTHER DOCUMENTATION

         On the Effective Date, the Capital Stock (whether issued and outstanding or held in the treasury of the Debtor immediately prior to the Effective Date) shall be deemed to be cancelled, extinguished, retired and of no further force and effect, in all events without any further action on the part of the Debtor, GGI, the holders of Capital Stock, EALP, Newco or any other entity. The holders of such canceled securities and other documentation shall have no rights arising from or relating to such securities or other documentation, or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan shall be made to or on behalf of any holder of any Allowed Claim or Allowed Interest evidenced by such canceled securities or other documentation unless or until such securities or documentation are received by the Disbursing Agent pursuant to Section 7.8 below.

         5.2.2   GGI'S OBLIGATIONS UNDER THE PLAN

         From and after the Effective Date, GGI will perform the obligations of the Debtor under the Plan.

         5.2.3 CAPITALIZATION OF NEWCO, ISSUANCE OF SECURITIES AND RELATED DOCUMENTATION

                 5.2.3.1 Formation of Newco. On the Effective Date, EALP shall cause Newco to be formed in accordance with Delaware law and to comply with all of EALP's and Newco's obligations under the Plan and the Newco Asset Purchase Agreement, including making the payments thereunder. Newco shall issue the Newco Common Stock.

                 5.2.3.2 Issuance of the Rights. On the commencement of the Rights Exercise Period, the Rights shall be issued to holders of Claims and Interests as set forth in Sections 3.2.5, 3.2.7 and 3.2.8.

                 5.2.3.3 Capitalization of Newco. EALP or any affiliate of EALP designated by EALP shall (i) receive 4,750,000 shares of Newco Common Stock in exchange for capitalizing Newco with $23,750,000 ($5.00 per share) and (ii) receive 237,500 shares of Newco Common Stock as compensation for EALP's obligations set forth in Section
         5.2.3.4. Newco's capitalization may, however, be in any structure determined by EALP, provided that Newco and EALP shall continue to be obligated to make the payments set forth in Section 5.1.1.4.

                 5.2.3.4 EALP Guaranty of Rights Offering. EALP or an affiliate of EALP designated by EALP shall purchase for Cash all Rights Offering Shares not purchased by recipients of the Rights under the Plan.

                 5.2.3.5 Newco Common Stock Registration Rights Agreement. On the Effective Date, EALP or any affiliate of EALP designated by EALP and Newco shall be deemed to have entered into the Newco Common Stock Registration Rights Agreement without further action on the part of Newco, EALP, the Debtor, GGI or any other party.

         5.2.4   ESTABLISHMENT OF NEW CREDIT FACILITY

         On the Effective Date, Newco shall enter into the New Credit Facility by entering into the New Credit Facility Documents.

         5.2.5   NAME CHANGE

         Immediately after the Effective Date, Newco shall change its name to Grant Geophysical, Inc. and GGI shall change its name to GGI Liquidating Corporation.

5.3      PROCEDURES FOR EXERCISE OF RIGHTS

         5.3.1 Rights may be exercised by the respective holders thereof at any time during the Rights Exercise Period. Each Right shall entitle the holder thereof to purchase one share of the Rights Offering Common Stock at a price equivalent to the price at which EALP acquires shares of Newco Common Stock pursuant to Section 5.2.3.3. All Rights that are to be exercised by an individual holder must be exercised concurrently. Any exercise of Rights shall be irrevocable after the Rights Expiration Date.

         5.3.2 In order for an exercise of the Rights to be valid and effective, the holder of the Rights seeking to effect such an exercise must have been the holder of the Allowed Claim or Allowed Interest on account of which the Rights were issued and must deliver to the Rights Agent prior to the Rights Expiration Period a properly completed and duly executed Rights Exercise Notice which (i) indicates the number of Rights sought to be exercised and (ii) is accompanied by a certified check or bank draft drawn upon a United States bank or wire transfer in an amount equal to the product of the Rights exercise price and the number of Rights sought to be exercised. The foregoing items will not be deemed to have been timely delivered to the Rights Agent (and thus the attempted exercise of the Rights will not be valid or effective) unless they are actually received by the Rights Agent, at the address specified therefor in the instructions (the "Exercise Instructions") accompanying the form of Rights Exercise Notice to be provided pursuant to Section 5.3.3 below, prior to the Rights Expiration Date and are completed and executed in conformity with the Exercise Instructions.

         5.3.3 In order to facilitate the exercise of the Rights, the Rights Agent will mail, on the date upon which the Rights Exercise Period commences, to each Eligible Class 5 Claim Holder or the holder of an Allowed Class 7 or 8 Interest, a Rights Exercise Notice together with the Exercise Instructions (which will include instructions for the proper completion and due execution of the Rights Exercise Notice and timely delivery thereof, together with instructions for the payment of the applicable aggregate exercise price for the Rights sought to be exercised, to the Rights Agent and may specify other requirements relating to the valid and effective exercise of the Rights). All determinations as to proper completion, due execution timeliness, eligibility and other matters affecting the validity or effectiveness of any attempted exercise of any Rights shall be made by the Rights Agent, whose determination shall be final and binding. The Rights Agent in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right subject to any such defect or irregularity. Deliveries required to be received by the Rights Agent in connection with a purported exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof by the Rights Agent shall have occurred and any defects or irregularities shall have been waived or cured within such time as the Rights Agent may determine in its sole discretion. Neither the Debtor nor the Rights Agent will have any obligation to give notice to any holder of a Right of any defect or irregularity in connection with any purported exercise thereof or incur any liability as a result of any failure to give any such notice.

         5.3.4 As promptly as practicable following the Rights Expiration Date, the Rights Agent will mail, (or cause to be mailed) to each holder of Rights that has sought to exercise Rights, a written statement specifying the number of Rights that were validly and effectively exercised by such holder and the number of shares of stock purchased upon such exercise of such Rights, together with a stock certificate representing the shares of stock so purchased.

5.4 CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, EMPLOYMENT-RELATED AGREEMENTS AND COMPENSATION PROGRAMS

         5.4.1   NEWCO CERTIFICATE OF INCORPORATION AND BYLAWS

         As of the Effective Date, the Newco Certificate of Incorporation and the Newco Bylaws shall be substantially in the forms of Exhibits B and C, respectively. The Newco Certificate of Incorporation shall, among other things: (i) prohibit the issuance of nonvoting equity securities, to the extent required by section 1123(a) of the Bankruptcy Code; and (ii) authorize the issuance of Newco Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan.
After the Effective Date, Newco may amend and restate the Newco Certificate of Incorporation or Newco Bylaws as permitted by applicable law.

         5.4.2   NEWCO DIRECTORS AND OFFICERS

         Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial directors of Newco will consist of directors designated by EALP prior to Confirmation. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial chief executive officer and chairman of Newco shall be designated by EALP prior to Confirmation. The other officers of Newco will be named prior to Confirmation. All directors of Newco shall serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Newco Certificate of Incorporation and Bylaws. Each officer of Newco will serve from and after the Effective Date until his or her successor is duly appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Certificate of Incorporation and Bylaws.

         5.4.3 EMPLOYMENT, RETIREMENT, INDEMNIFICATION AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS; RETIREE HEALTH AND WELFARE BENEFITS

                 5.4.3.1 As of the Effective Date, Newco shall have the authority to (i) enter into employment, retirement, indemnification and other agreements with its active directors, officers and employees and (ii) implement retirement income plans, welfare benefit plans and other incentive plans in which directors, officers and other active employees of Newco may be eligible to participate. Such agreements and plans may include equity, bonus and other incentive plans. The Disclosure Statement contains information as to the compensation to be paid to insiders who are the subject of any such agreements, plans or programs currently intended to be implemented.

                 5.4.3.2  From and after the Effective Date, pursuant to
         section 1129(a)(13) of the Bankruptcy Code, to the extent obligated to do so, Newco shall pay all retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) of the Debtor at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to Confirmation, in accordance with the contract or program giving rise to such benefits.

         5.4.4   CORPORATE ACTION

         The distribution of Cash pursuant to the Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; and the other matters provided for under the Plan involving action to be taken by or required of the Debtor, GGI, EALP or Newco will occur and be effective as provided herein, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders, directors or partners of the Debtor, GGI, EALP or Newco.

5.5      SOURCES OF CASH FOR PLAN DISTRIBUTIONS

         Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for GGI to make payments pursuant to the Plan shall be obtained from the Newco Asset Purchase Proceeds. Cash payments to be made pursuant to the Plan will be made by GGI or the Disbursing Agent.

5.6      RELEASES AND RELATED MATTERS

         5.6.1   RELEASES BY THE DEBTOR

                 5.6.1.1 Avoidance Actions. As of the Effective Date, the Debtor, GGI and the Official Committee (to the extent applicable) will be deemed to have released and waived all causes of action of the Debtor arising under sections 544, 547, 548, 549 or 550 of the Bankruptcy Code except with respect to claims against any entity in Peru or claims resulting from the Debtor's operations in Peru.

                 5.6.1.2 Other Released Claims and Causes of Action. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, GGI and the Official Committee (to the extent applicable) will be deemed to forever release, waive and discharge all claims, counterclaims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of the Debtor, GGI or the Official Committee to enforce the Plan and its implementation and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the parties released pursuant to this Section 5.6.1.2, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of a Debtor or its Estate against (i) the Debtor's current officers and directors,
         (ii) the current and former officers, directors and shareholders of EALP, Westgate and Newco, (iii) the respective current and former agents, employees, consultants, advisors, attorneys, accountants and other representatives of the Debtor, EALP, Westgate or Newco (including the respective current and former members and professionals of the foregoing) acting in such capacity, (iv) Foothill and Foothill's current and former employees, officers, directors, agents, advisors, attorneys and representatives, (v) Oyo, Input/Output, Inc. and the Official Committee, and their respective predecessors in interest and (vi) EALP, Westgate and their respective affiliates; provided, however, that the Debtor shall not release the persons identified in subclauses (i)-(v) of this Section 5.6.1.2 from any claims with respect to (a) any loan, advance or similar receivable due the Debtor from such person or (b) any contractual obligation owed by such person to the Debtor.

                 5.6.1.3 Claims and Causes of Action Not Released or Purchased by Newco. Any and all claims or causes of action (other than released pursuant to Sections 5.6.1.1 and 5.6.1.2) (i) against any entity in Peru or Claims resulting from the Debtor's operations in Peru (whether for affirmative recovery or as a defense to a Claim by any such entity) or (ii) the successful prosecution of which would result in no affirmative recovery but rather a Secured Claim becoming a General Unsecured Claim, shall not be released but shall be preserved for the benefit of, and shall vest in, GGI, subject to disposition as agreed to among GGI and the Official Committee. Newco may appear and object with respect to the Official Committee's resolution of claims of or against entities in Peru or arising out of the Debtor's operations in Peru or defenses thereto if Newco believes that any such proposed resolution will negatively impact Newco's business or important business relationships.

         5.6.2   RELEASES BY HOLDERS OF CLAIMS OR INTERESTS

                 5.6.2.1 Holders of Claims. As of the Effective Date, to the fullest extent permitted by applicable law, in consideration for the obligations of the Debtor and GGI under the Plan and the Cash, Rights, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, each holder of a Claim that is Impaired under the Plan will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor's or GGI's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder or right of setoff or recoupment, if any), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against the Debtor, the Chapter 11 Case or the Plan against (i) the Debtor, EALP, Westgate and Newco, (ii) the current and former officers, directors and shareholders of the Debtor, EALP, Westgate and Newco or (iii) their respective affiliates, agents, advisors, attorneys and representatives (including the respective current and former officers, directors, employees, shareholders and professionals of the foregoing), acting in such capacity.

                 5.6.2.2 Holders of Certain Interests. As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the obligations of the Debtor and GGI under the Plan, the Rights, contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold an Interest classified in Classes 7 or 8 will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor's or GGI's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Interests in the Debtor, the Chapter 11 Case or the Plan against: (i) the Debtor, EALP, Westgate and Newco, (ii) the current or former officers, directors and shareholders of the Debtor, EALP, Westgate and Newco or (iii) their respective affiliates, agents, advisors, attorneys and representatives (including the respective current and former directors, officers, employees, shareholders and professionals of the foregoing), acting in such capacity.

                 5.6.2.3 Release of Official Committee. As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold a Claim or Interest which is Impaired will be deemed to forever release, waive and discharge all claims, counterclaims, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against or Interests in the Debtor, the Chapter 11 Case or the Plan against the Official Committee, its agents, advisors, attorneys and representatives (including the respective current and former directors, officers, employees, shareholders and professionals of the foregoing), acting in such capacity.

         5.6.3   INJUNCTION RELATED TO RELEASES

         As further provided in Section 11.1, as of the Effective Date, and subject to the provisions of the Confirmation Order, the prosecution, whether directly, derivatively or otherwise, of any claim, counterclaim, demand, debt, right, cause of action, liability or interest released or terminated pursuant to the Plan shall be enjoined.

         5.6.4   LIMITATION ON RELEASES

         Notwithstanding the provisions of this Section 5.6, if and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the releases set forth in the Plan, then the Plan may be confirmed with that portion excised so as to give effect as much as possible to the foregoing releases without precluding confirmation of the Plan.

5.7      RELEASE OF LIENS

         Except as otherwise provided in the Plan or in any contract, instrument, indenture or other agreement or document created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Estate shall be released, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests shall revert to Newco and its successors and assigns; provided that liens securing Postpetition Secured Claims and Other Identified Secured Claims shall continue against their respective property until such Claims are paid in full as set forth in the Plan, and provided further that such liens shall automatically be released without any further action by any party upon such payment. Funds paid by Newco to GGI pursuant to Section 5.1.1.4 shall not be subject to any claims or liens by Newco, Newco's creditors or shareholders or the holders of obligations assigned to or assumed by Newco.

5.8 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

         The Chairman of the Board, Chief Executive Officer and any Executive Vice President or Vice President of the Debtor or GGI shall be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan (with the written consent of the Official Committee if such action would have any effect on the Class 5 Cash Distribution). The Secretary or any Assistant Secretary of the Debtor or GGI shall be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code: (1) the issuance, distribution, transfer or exchange of the Rights; (2) the creation, modification, consolidation or recording of any mortgage, deed of trust or other security interest, the securing of additional indebtedness by such means or by other means in furtherance of, or in connection with, the Plan or the Confirmation Order; (3) the making, assignment or recording of any lease or sublease; or (4) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any merger agreements or agreements of consolidations, deeds, bills of sale, assignment or other instruments of transfer executed in connection with the Plan, the Confirmation Order or any transaction contemplated in Sections 5.1, 5.2 and 5.3 above, or any transactions arising out of, contemplated by or in any way related to the foregoing, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.


                                  ARTICLE VI.

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1 EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED; BAR DATE FOR REJECTION DAMAGES

         6.1.1   REJECTIONS GENERALLY

         Except as otherwise provided in the Plan, including Section 6.2 below, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtor shall reject each executory contract and unexpired lease entered into by the Debtor prior to the Petition Date that has not previously: (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to section 365 of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described in this Section 6.1.1, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

         6.1.2   BAR DATE FOR REJECTION DAMAGES

         If the rejection of an executory contract or unexpired lease pursuant to Section 6.1.1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor, GGI, its successor or properties unless (a) a Stipulation of Amount and Nature of Claim has been entered into and approved by the Bankruptcy Court with respect to the rejection of such executory contract or unexpired lease or (b) a proof of Claim is Filed and served on GGI and the Official Committee and counsel for GGI and the Official Committee within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court.

6.2 EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED AND ASSIGNED; CURE OF DEFAULTS

         6.2.1   ASSUMPTIONS GENERALLY

         Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtor shall assume and assign to Newco each of the executory contracts and unexpired leases listed on Exhibit F to the Plan; provided, however, that Newco reserves the right, at any time prior to the Effective Date, to amend Exhibit F (a) to delete any executory contract or unexpired lease listed therein, thus providing for its rejection pursuant to Section 6.1.1 above or
(b) to add any executory contract or unexpired lease thereto, thus providing for its assumption pursuant to this Section 6.2.1. Each contract and lease listed on Exhibit F shall be assumed and assigned only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Exhibit F shall not constitute an admission by the Debtor, GGI or Newco that such contract or lease is an executory contract or unexpired lease or that the Debtor, GGI or Newco has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions and assignments, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

         6.2.2   CURE OF DEFAULTS

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of GGI:
(a) by payment of the default amount in Cash as soon as practicable after the Newco Cash Payment Deadline or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease; provided however that Newco shall assume the Debtor's cure obligation under (i) the Stipulated Order Resolving (1) Motion to Compel Debtor to Timely Perform Obligations with Respect to Equipment Leases and to Compel Debtor to Decide Whether to Assume or Reject Equipment Leases and (2) Motion for Relief from Automatic Stay filed by Leasing Associates, Inc. - H1 and entered by the Court on March 24, 1997, (ii) the Stipulated Order Resolving Motion to Compel Assumption or Rejection of Lease and for Adequate Protection filed by GE Capital Fleet Services, Inc. and entered by the Court on June 26, 1997 (iii) the TIAA Mortgage and (iv) unexpired leases of the Debtor with Input/Output, Inc. that are assumed pursuant to Section 6.2.1; and provided further that the aggregate amount of cure payments required to be paid in excess of $200,000 (excluding those specifically designated to be paid by Newco), shall be paid by Newco. If there is a dispute regarding: (i) the amount of any cure payments; (ii) the ability of Newco to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

6.3      SPECIAL EXECUTORY CONTRACT AND UNEXPIRED LEASE MATTERS

         6.3.1 EXISTING EMPLOYMENT, RETIREMENT AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS

         The employment, retirement and other agreements and incentive compensation programs that are listed on Exhibit G to the Plan are treated as executory contracts under the Plan and, on the Effective Date, shall be assumed and assigned to Newco pursuant to sections 365 and 1123 of the Bankruptcy Code, and neither the Debtor, GGI nor their assets shall be subject to any claims thereunder.

         6.3.2   INDEMNIFICATION OBLIGATIONS

         To the extent any indemnification obligation of the Debtor existing as of the Petition Date to any current officer or director of the Debtor constitutes an executory contract, the Debtor shall be deemed to have assumed and assigned to Newco such executory contract as of the Effective Date pursuant to section 365 of the Bankruptcy Code, and neither the Debtor, GGI nor their assets shall be subject to any claims thereunder.

6.4 EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

         Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by the Debtor shall be assigned to Newco and shall be performed by Newco in the ordinary course of its business, and neither the Debtor, GGI nor their assets shall be subject to any claims thereunder, unless such contract or lease is listed on Exhibit D to the Plan. Accordingly, such executory contracts, unexpired leases and other obligations shall survive and remain unaffected except for such assignment by entry of the Confirmation Order.


                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

7.1      DISTRIBUTIONS FOR CLAIMS AND INTERESTS ALLOWED AS OF THE EFFECTIVE
         DATE

         7.1.1 Except as otherwise provided in Sections 2.3 and 3.2.2, distributions to be made on account of Claims or Interests that are Allowed as of the Effective Date shall be made as soon as practicable after the Newco Cash Payment Deadline. Distributions shall be deemed made as soon as practicable after the Newco Cash Payment Deadline if made on the Newco Cash Payment Deadline or as promptly thereafter as practicable, but in any event no later than 30 days after the Newco Cash Payment Deadline or such later date when the applicable conditions of Sections 6.1.3 (regarding cure payments for executory contracts and unexpired leases being assumed); 7.3.2 (regarding undeliverable distributions); 7.6.6.2 (regarding arrangements for the satisfaction and payment of tax obligations relating to distributions of Cash or securities pursuant to the Plan); or 5.2 and 7.8 (regarding surrender of canceled debt instruments and securities) are satisfied. Distributions on account of Claims or Interests that are Allowed after the Effective Date shall be made pursuant to Sections 7.6 and 8.3 below.

         7.1.2 On the Newco Cash Payment Deadline, Newco shall pay the Newco Asset Purchase Proceeds in three wire installments: an amount necessary to pay the GGI expenses provided in Section 7.2.1 (the "GGI Expense Portion"), an amount necessary to pay or reserve for all claims to be paid by the Debtor other than those classified in Class 5 (the "GGI Trustee Portion") and an amount equal to the remaining balance (the "Unsecured Creditors Trust Portion"). The GGI Expense Portion and the GGI Trustee Portion shall be in amounts designated at the Confirmation hearing. The Unsecured Creditors Trust Portion shall be not less than $10 million.

         GGI shall hold the GGI Trustee Portion in a trust account for the benefit of all creditors. The Unsecured Creditors Trust shall be for the benefit only of Class 5 Claims. The Official Committee will appoint the initial Trustee for the Unsecured Creditors Trust and such Trustee or the Trust Committee will choose any successor Trustee or members of the Trust Committee without any further order of the Bankruptcy Court.

         GGI as trustee shall pay claims only after providing the Unsecured Creditors Trust five (5) business days notice of the amount, calculation, and recipient of such payment. The Unsecured Creditors Trust then has the opportunity to object; if no objection is filed within five (5) business days, the payment can be made; if an objection is filed, it shall be resolved by the Bankruptcy Court; provided however that GGI shall make the payment to the deadline otherwise provided herein unless the Bankruptcy Court shall order otherwise by such time.

         As soon as reasonably possible after the receipt by GGI of the Newco Asset Purchase Proceeds, GGI as trustee shall adjust its reserves to equal the amount of all claims remaining to be paid by the Debtor that are not Class 5 Claims. The difference between this number and the original GGI Trustee Portion shall be, as soon as reasonably possible, paid to the Unsecured Creditors Trust for distribution in accordance with the terms of that trust. After any claims are disallowed that were previously reserved for by GGI as trustee, GGI as trustee shall pay the amount of reserves freed by such disallowance to the Unsecured Creditors Trust.

         The Unsecured Creditors Trust and/or the Official Committee shall have the right to conduct audits at the expense of the Unsecured Creditors Trust to assure the implementation of this plan and the transactions contemplated in the Plan and the Exhibits. The powers and duties of the Official Committee may be exercised by the Unsecured Creditor Trust.

         7.1.3 From and after the Newco Cash Payment Deadline, Cash to be distributed on account of Claims allowed as of the Effective Date shall be held pending distribution in trust in segregated bank accounts in the name of the Disbursing Agent for the benefit of the holders of such Claims. The Disbursing Agent shall invest such cash in a manner consistent with the Disbursing Agent's investment and deposit guidelines. Distributions of Cash on account of each Claim allowed as of the Effective Date shall include a Pro Rata share of the Reorganization Investment Yield from such investment of Cash.

7.2      DISTRIBUTIONS BY DISBURSING AGENTS

         7.2.1   DISBURSING AGENTS

         Except as provided in Section 7.3.2 below, the Disbursing Agents shall make all distributions of Cash and Rights required to be distributed under the applicable provisions of the Plan. The Disbursing Agents may employ or contract with other entities to assist in or make the distributions required by the Plan. The Disbursing Agents shall serve without bond, and shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from GGI on terms acceptable to GGI and the Official Committee; provided, however, that GGI shall not or spend or incur liabilities of more than $5000 per month, including salaries, wages and directors' fees, acting as a Disbursing Agent without either (i) consent of the Official Committee or (ii) approval of the Bankruptcy Court.

7.3      DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         7.3.1   DELIVERY OF DISTRIBUTIONS IN GENERAL

         Distributions to holders of Allowed Claims or Allowed Interests shall be made at the addresses set forth in the Schedules (or, if different, on proofs of claim) or other records of the Debtor or GGI at the time of the distribution.

         7.3.2   UNDELIVERABLE DISTRIBUTIONS

                 7.3.2.1 Holding and Investment of Undeliverable Distributions. If the distribution to any holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address. Undeliverable distributions shall remain in the possession of the Disbursing Agent pursuant to this
         Section 7.3.2.1 until such time as a distribution becomes deliverable. Undeliverable Cash shall be held in trust in segregated bank accounts in the name of the Disbursing Agent for the benefit of the potential claimants of such funds, and shall be accounted for separately.

                 7.3.2.2 After Distributions Become Deliverable. On each Distribution Date, the applicable Disbursing Agent will make all distributions that become deliverable to holders of Allowed Claims during the preceding quarter. Each such distribution will include, a Pro Rata share of the Reorganization Investment Yield.

                 7.3.2.3 Failure to Claim Undeliverable Distributions. Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution within one year after the Effective Date shall have its claim for such undeliverable distribution discharged and shall be forever barred from asserting any such claim for an undeliverable distribution against GGI or its respective property. In such case: any Cash held for distribution on account of such claims for undeliverable distributions shall be held and distributed by the Disbursing Agent in accordance with Section
         7.6.2. Any holder of an Allowed Claim or Interest entitled to receive Rights that does not assert a claim for an undeliverable distribution by the Rights Expiration Date shall be forever barred from asserting a claim for such undeliverable distribution against GGI, Newco or EALP. Rights with respect to any such Claims or Interest shall be cancelled. Nothing contained in the Plan shall require the Debtor, GGI or any Disbursing Agent to attempt to locate any holder of an Allowed Claim or Allowed Interest.

7.4      DISTRIBUTION RECORD DATE

         As of the close of business on the Distribution Record Date, the transfer registers for the Capital Stock maintained by the Debtor, or its agents, shall be closed. The Disbursing Agents and their respective agents shall have no obligation to recognize the transfer of any Capital Stock occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those holders of record as of the close of business on the Distribution Record Date.

7.5      MEANS OF CASH PAYMENTS

         Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the Disbursing Agent, or by wire transfer from a domestic bank, at the option of the Disbursing Agent. Cash payments of $1,000,000.00 or more to be made pursuant to the Plan will, to the extent requested in writing no later than five days prior to the Distribution Record Date, be made by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

7.6      TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

         7.6.1   IN GENERAL

         On the Effective Date (or on such later date as is prescribed by Section 3.2 hereof), subject to Section 7.6.2 below, to the extent that the Plan provides for distributions on account of Allowed Claims or Allowed Interests in the applicable Class, each holder of an Allowed Claim or Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class. On each Distribution Date, distributions shall also be made, pursuant to Sections
7.3 above and 8.3 below, respectively, to (a) holders of Claims or Interests to whom a distribution has become deliverable during the preceding quarter and (b) to holders of Disputed Claims or Disputed Interests in any such Class whose Claims or Interests were Allowed during the preceding quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class.

         7.6.2   DISTRIBUTIONS TO HOLDERS OF CLAIMS IN CLASS 5

                 7.6.2.1 As soon as practicable after the Newco Cash Payment Deadline, the Third-Party Disbursing Agent shall make initial distributions of Cash to the holders of Allowed Claims in Class 5. The amount of the Cash to be distributed to holders of Allowed Claims in Class 5 on such date shall be calculated as if each Disputed Claim in Class 5 were an Allowed Claim in the amount of the Claim as Filed. Pursuant to Sections 8.1.2 and 8.3 below, (a) beginning on the first Distribution Date, the Third-Party Disbursing Agent shall make distributions of Cash, to holders of Disputed Claims whose Claims become Allowed Claims during the preceding quarter and thus are entitled to receive Cash, (b) all fees and expenses of the Third-Party Disbursing Agent with respect to distributions to holders of Class 5 Claims shall be paid out of the funds in the Class 5 Disbursement Account and (c) all costs incurred by the Official Committee in connection with the resolution of Disputed Claims after the Effective Date shall be paid out of the funds in the Class 5 Disbursement Account. Such distributions shall be calculated pursuant to the provisions set forth in this Section 7.6.2.1.

                 7.6.2.2 On each Distribution Date, each holder of a previously Allowed Claim in Class 5 that is entitled to receive Cash pursuant to Section 3.2.5 shall receive an additional distribution of Cash on account of such Claim equal to: (i) the amount of Cash that such holder would be entitled to receive under the Plan as if such Claim had become an Allowed Claim on such Distribution Date, minus
         (ii) the aggregate amount of Cash previously distributed on account of such Claim. Each such additional distribution shall also include, on the basis of the amount then being distributed, a Pro Rata share of the Reorganization Investment Yield, from the date such amounts would have been due had such claim initially been paid 100% of the distribution on account of the Allowed Amount of such Claim, to the date such distribution is made, net of any taxes paid or payable by the Disbursing Agent and properly attributable to such share of the Reorganization Investment Yield.

         7.6.3   DISTRIBUTIONS OF RIGHTS AND STOCK

         Notwithstanding any other provision of the Plan, only whole numbers of Rights or shares of Newco Common Stock (or stock of any successor to Newco) shall be issued or transferred, as the case may be, pursuant to the Plan. When any distribution on account of an Allowed Claim or Allowed Interest pursuant to the Plan would otherwise result in the issuance or transfer of a number of Rights or shares of stock that is not a whole number, the actual distribution of shares of such securities shall be rounded to the next higher or lower whole number as follows: (a) fractions of 1/2 or greater shall be rounded to the next higher whole number and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of Rights or shares of stock to be distributed to a Class of Claims or Interests shall be adjusted as necessary to account for the rounding provided for in this Section 7.6.3.2. No consideration shall be provided in lieu of fractional securities that are rounded down.

         7.6.4   COMPLIANCE WITH TAX REQUIREMENTS

                 7.6.4.1 In connection with the Plan, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                 7.6.4.2 Notwithstanding any other provision of the Plan: (i) each holder of an Allowed Claim or Interest that is to receive a distribution of Cash or Rights pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any Cash or Rights to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section 7.3.2 above.

7.7      SETOFFS

         Except with respect to claims of the Debtor or GGI released pursuant to the Plan or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Debtor or GGI may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtor or GGI may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or GGI of any such claims, rights and causes of action that the Debtor or GGI may possess against such holder.

7.8      SURRENDER OF CANCELLED DEBT INSTRUMENTS OR SECURITIES

         Subject to the provisions of Section 7.8.2 below, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest evidenced by the instruments, securities or other documentation canceled pursuant to Section 5.2.1 above, the holder of such Claim or Interest shall tender the applicable instruments, Old Preferred Stock or other documentation evidencing such Claim or Interest to the Disbursing Agent pursuant to a letter of transmittal furnished by the Disbursing Agent. Any Rights to be distributed pursuant to the Plan on account of any such Claim or Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 7.3.2 above.

         7.8.1   SURRENDER OF CAPITAL STOCK CERTIFICATES

         Except as provided in Section 7.8.2 below for lost, stolen, mutilated or destroyed Capital Stock certificates, each holder of an Allowed Claim or Allowed Interest evidenced by Capital Stock certificate shall tender such Capital Stock certificate to the Disbursing Agent in accordance with written instructions to be provided in a letter of transmittal to such holders by the Disbursing Agent as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Capital Stock certificates will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Capital Stock certificates with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Capital Stock certificate to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Capital Stock certificates shall be marked as canceled and delivered to GGI.

         7.8.2   LOST, STOLEN, MUTILATED OR DESTROYED CAPITAL STOCK CERTIFICATES

         In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the Debtor, any holder of an Interest evidenced by a Capital Stock certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Capital Stock certificate, deliver to the Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Capital Stock certificate. Upon compliance with this Section
7.8.2 by a holder of an Interest evidenced by a Capital Stock certificate, such holder shall, for all purposes under the Plan, be deemed to have surrendered the Capital Stock certificate.

         7.8.3   FAILURE TO SURRENDER CANCELED CAPITAL STOCK CERTIFICATES

         Any holder of a Capital Stock certificate that fails to surrender or be deemed to have surrendered such Capital Stock certificate within one year after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such Capital Stock forever barred from asserting any such claim against

GGI, Newco or EALP or their respective property. In such case, Rights held for distribution on account of such Interest shall be disposed of pursuant to the provisions set forth in Section 7.3.2 above.


                                 ARTICLE VIII.

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS
                             AND DISPUTED INTERESTS

8.1      PROSECUTION OF OBJECTIONS TO CLAIMS AND INTERESTS

         8.1.1   PRIOR TO THE EFFECTIVE DATE

         Prior to the Effective Date, the Debtor and the Official Committee shall retain all rights they may have to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests.

         8.1.2   AFTER THE EFFECTIVE DATE

         After the Effective Date, the Official Committee (or any duly authorized representative thereof) shall have the exclusive authority to file objections, or to settle, compromise, withdraw or litigate to judgment objections to Claims; provided however that (a) GGI and the Official Committee shall retain the authority to File objections to Administrative Claims and, if upon request the Official Committee refuses to object, other Claims, and litigate to judgment such objections, and GGI shall be responsible for all fees, costs and expenses which it incurs with respect to such activities; (b) the Official Committee (or any duly authorized representative thereof) shall give Newco at least ten (10) business days written notice before Filing an objection, or before settling, compromising or withdrawing any objection; (c) Newco may object to any such objection, settlement or compromise relating to a Claim that Newco reasonably believes would negatively impact Newco's operations or relationships with key vendors or other third parties, and Newco shall be responsible for all fees, costs and expenses which it incurs with respect to such objection; and (d) any proposed objection, settlement, compromise or withdrawal objected to by Newco shall be adjudicated by the Bankruptcy Court. Any and all fees, costs and expenses incurred by the Official Committee or its representatives in connection with any and all objections, settlements or litigation of any Disputed Claim under this Section 8.1.2 shall be paid on a monthly basis out of the funds held by the Disbursing Agent for distribution to holders of Allowed Class 5 Claims and neither GGI, EALP or Newco shall have any liability for payment of such fees, costs and expenses. The Official Committee may, in its discretion, establish a reserve from the Class 5 Cash Distribution for such fees, costs and expenses.

8.2      TREATMENT OF DISPUTED CLAIMS OR INTERESTS

         8.2.1   NO PAYMENTS ON ACCOUNT OF DISPUTED CLAIMS OR INTERESTS

         Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest.

         8.2.2   RESOLUTION OR ESTIMATION OF CLAIMS

         The Debtor and the Official Committee (and the Official Committee only after the Effective Date) may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether the Debtor, GGI or the Official Committee has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any contingent or unliquidated Claim at any time during litigation concerning any objection to the Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, GGI or the Official Committee, as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Claim. All of these Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in this Section 8.2.2, subject to the provisions of Section 8.1.2 above, the Debtor or the Official Committee, as the case may be, may resolve or adjudicate any Disputed Claim in the manner in which the amount of such Claim and the rights of the holder of such Claim would have been resolved or adjudicated if the Chapter 11 Case had not been commenced. Claims may be subsequently compromised, settled, withdrawn or resolved by the Debtor, GGI or the Official Committee pursuant to Section 8.1 above.

8.3      DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS OR INTERESTS ONCE THEY ARE
         ALLOWED

         On each Distribution Date, the Disbursing Agent shall make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding quarter. Such distributions shall be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed shall also be entitled to receive, on the basis of the amount ultimately allowed, a Pro Rata share of the Reorganization Investment Yield.

8.4      CLAIMS NOT FILED PRIOR TO THE BAR DATE

          Unless otherwise provided in a Final Order of the Bankruptcy Court, any Claim (including a Secured Claim) for which a proof of claim is not filed prior to the Bar Date shall be deemed disallowed and/or subordinated to all Allowed Claims. The holder of a Claim which is disallowed and/or subordinated pursuant to this Section 8.4 shall not receive any distribution on account of such Claim.


                                  ARTICLE IX.

                    CONDITIONS PRECEDENT TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

9.1      CONDITIONS TO CONFIRMATION

         The Bankruptcy Court will not enter the Confirmation Order unless and until each of the following conditions will have been satisfied or waived:

                 9.1.1 The Confirmation Order shall be in form and substance satisfactory to the Proponents.

                 9.1.2 All documents necessary to effectuate the transactions described in the Plan consistent with the Plan, including the Newco Asset Purchase Agreement and Newco Credit Facility Documents, shall be in form and substance reasonably acceptable to GGI, Newco, EALP and the Official Committee.


9.2      CONDITIONS TO EFFECTIVE DATE

         The Plan shall not be consummated and the Effective Date shall not occur unless and until each of the following conditions has been satisfied or duly waived (if available) pursuant to Section 9.3 below:

                 9.2.1 Either (a) the Confirmation Order shall have become a Final Order or (b) no stay of the Confirmation Order shall be in effect and no other relief has been entered nor any facts exist that would render the doctrine of "mootness" inapplicable as a matter of law.

                 9.2.2 There shall be no injunction or court order restraining consummation of the transactions contemplated by the Plan and there shall not have been adopted any law or regulation making all or any portion of such transactions illegal.

                 9.2.3 There shall have been no material adverse change in the Debtor's financial or operational condition since June 23, 1997; provided that this condition shall expire on September 30, 1997.


9.3      WAIVER OF CONDITIONS

         The conditions to Confirmation and the Effective Date may be waived in whole or in part by the Proponents at any time, without notice, an order of the Bankruptcy Court or any further action other than proceeding to Confirmation and consummation of the Plan. The failure to satisfy or waive any condition may be asserted by the Proponents regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed an ongoing right that may be asserted at any time.

9.4      EFFECT OF NONOCCURRENCE OF CONDITIONS TO EFFECTIVE DATE

         Each of the conditions to Confirmation and the Effective Date must be satisfied or duly waived, as provided above, within 30 days after the Confirmation Date, which date may only be extended by the mutual consent of Proponents and the Official Committee. If such mutual consent cannot be obtained, such time period may only be extended by order of the Bankruptcy Court. If each condition to the Effective Date has not been satisfied or duly waived pursuant to Section 9.3 above, within 30 days after the Confirmation Date or such later date agreed to by the Proponents and the Official Committee or as ordered by the Bankruptcy Court, then upon motion by any party in interest made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.4, the Plan shall be deemed null and void in all respects, and the assumptions or rejections of executory contracts and unexpired leases pursuant to Sections 6.1 and 6.2 above, and nothing contained in the Plan shall (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or (2) prejudice in any manner the rights of the Debtor. Notwithstanding anything in this Plan to the contrary, the Effective Date shall occur and all documents shall be executed and become binding on the proponents not later than thirty (30) days following the Confirmation Date if the conditions to Effective Date are satisfied or waived. If such conditions are not satisfied or waived at that time, the Effective Date and execution of documents shall occur on the first Business Day after such satisfaction or waiver.

                                  ARTICLE X.

             CONFIRMABILITY AND SEVERABILITY OF PLAN AND CRAMDOWN

10.1     CONFIRMABILITY AND SEVERABILITY OF A PLAN

         The Proponents reserve the right to modify, revoke or withdraw the Plan, pursuant to Sections 13.3 and 13.4 below. A determination by the Bankruptcy Court that the Plan is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect the Proponents' ability to modify the Plan to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

10.2     CRAMDOWN

         The Proponents hereby request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code if any Impaired Class does not accept the Plan in accordance with section 1126 of the Bankruptcy Code. The Proponents reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.


                                 ARTICLE XI.

                                 INJUNCTION

         11.1 Except as provided in the Plan or Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security holder are permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against GGI, the Official Committee, Newco or EALP or their respective property; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against GGI, the Official Committee, Newco or EALP or their respective property; (c) creating, perfecting or enforcing any lien or encumbrance against GGI, the Official Committee, Newco or EALP or their respective property; and (d) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. As of the Effective Date, all entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released pursuant to the Plan are permanently enjoined from taking any of the following actions on account of such released claims, demands, debts, rights, causes of action or liabilities:
(a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; and (d) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim and Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section 11.1.


                                 ARTICLE XII.

                          RETENTION OF JURISDICTION

         12.1 Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Case after the Effective Date to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

                 12.1.1 Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate a Claim pursuant to the Plan;

                 12.1.2 Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                 12.1.3 Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

                 12.1.4 Ensure that distributions to holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

                 12.1.5 Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor or GGI that may be pending on the Effective Date;

                 12.1.6 Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                 12.1.7 Resolve any case, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order;

                 12.1.8 Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                 12.1.9 Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                 12.1.10 Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

                 12.1.11 Determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan; and

                 12.1.12   Enter an order concluding the Chapter 11 Case.


                                ARTICLE XIII.

                           MISCELLANEOUS PROVISIONS

13.1 LIMITATION OF LIABILITY IN CONNECTION WITH THE PLAN, DISCLOSURE STATEMENT AND RELATED DOCUMENTS AND RELATED INDEMNITY

         13.1.1 The Proponents and their officers, directors, members, agents and representatives shall neither have nor incur any liability to any entity, including, specifically any holder of a Claim or Interest, for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or the Confirmation Order, including solicitation of acceptances of the Plan.

         13.1.2 GGI and Newco shall indemnify each Proponent and their officers, directors, members, agents and representatives, and shall hold each Proponent and their officers, directors, members, agents and representatives harmless from, and reimburse each Proponent for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by a Proponent and their officers, directors, members, agents and representatives arising from any liability described in this Section 13.1.

13.2     PAYMENT OF STATUTORY FEES

         All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Plan Confirmation hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

13.3     MODIFICATION OF THE PLAN

         Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and any applicable notice requirements, the Proponents reserve the right to alter, amend or modify the Plan before its substantial consummation. In the event that EALP fails to close or to proceed with the transactions set forth herein, the Debtor reserves the right to find any other entity to act as a substitute for EALP in forming and funding Newco and ensuring that Newco takes the steps necessary to consummate the transactions contemplated in the Plan. If the Plan is modified to provide that such substitute entity rather than EALP forms and funds Newco, all classes of Claims will receive the same cash distributions and other treatment under the Plan, provided, however there is no assurance, and the Debtor considers it unlikely, that holders of any Interests, including holders of Interests in Old Preferred Stock, will receive any distribution on account of such Interests under a plan based on such substitute entity's formation and funding of Newco and, further, in the Debtor's opinion, it is likely that there will be no Rights Offering to the holders of any Claims or Interests under such a modified plan.

13.4     REVOCATION OF THE PLAN

         The Proponents reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan, or if Confirmation does not occur, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor; or (2) prejudice in any manner the rights of the Debtor.

13.5    SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.6     SATISFACTION OF UNCLASSIFIED SECURED CLAIMS

         To the extent that a Secured Claim is not otherwise classified in the Plan and is not a Class 11 Claim, such Claim shall be paid by GGI; provided, however, that if the collateral for such Secured Claim has not been transferred to Newco, such Claim shall be satisfied by the return or abandonment of such collateral to the holder of such Claim.

13.7     SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

13.8     LEGAL EFFECT

         Subject to the terms and conditions set forth herein, this Plan creates a binding contract between the Proponents and holders of Claims and Interests.

13.9     EXHIBITS

         Because certain of the Exhibits referred to in the Plan are extremely voluminous, these Exhibits are not being served with copies of the Plan and the Disclosure Statement. All Exhibits are available for review at the Document Reviewing Centers.


                  [Remainder of page intentionally left blank]

13.10    SERVICE OF DOCUMENTS ON THE DEBTOR OR GGI AND EALP

         Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtor or GGI shall be sent by first class U.S. mail, postage prepaid, to:


                 GRANT GEOPHYSICAL, INC.
                 16850 Park Row
                 Houston, Texas  77084
                 Attention:  Larry E. Lenig, Jr.

with copies to:

                 SCOTT, DOUGLASS & McCONNICO, L.L.P.
                 600 Congress Avenue, Suite 1500
                 Austin, Texas  78701
                 Attention:  Christopher Fuller, Esq.

                          and

                 KING & PENNINGTON, L.L.P.
                 3100 South Tower, Pennzoil Place
                 711 Louisiana Street
                 Houston, Texas  77002
                 Attention:  C. Robert Bunch, Esq.

                          and

                 JONES, DAY, REAVIS & POGUE
                 77 West Wacker
                 Chicago, Illinois  60601-1692
                 Attention:  Timothy R. Pohl, Esq.

                          and

                 ANDREWS & KURTH L.L.P.
                 4200 Texas Commerce Tower
                 Houston, Texas  77002
                 Attention:  James Donnell, Esq.


Wilmington, Delaware
August 4, 1997

                                    Respectfully submitted,

                                    GRANT GEOPHYSICAL, INC.,
                                    a Delaware corporation


                                    By:  /s/ Larry E. Lenig, Jr.
                                         --------------------------------------
                                         Larry E. Lenig, Jr.
                                         President and Chief Operating Officer

                                    ELLIOTT ASSOCIATES, L.P.


                                    By:   /s/ Paul E. Singer
                                          -------------------------------------
                                          Paul E. Singer
                                          General Partner